EXHIBIT 99.1

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS OF

RATEL GROUP LIMITED

TO BE HELD ON MARCH 21, 2013

AND

MANAGEMENT INFORMATION CIRCULAR

February 20, 2013

February 20, 2013

Dear Shareholders,

The Board of Directors of Ratel Group Limited (the “Company”) invite you to attend a special meeting (the “Meeting”) of the shareholders of the Company (“Shareholders”) to be held at the head office of the Company at The BGC Centre, Level 5, 28 The Esplanade, Perth, Western Australia, at 10:30 a.m. (Perth time) on March 21, 2013.

At the Meeting, Shareholders will be asked to pass an ordinary resolution approving the merger (the “Merger”) of the Company with Ratel Merger Ltd., a wholly-owned subsidiary of RTG Mining Inc. (“New Ratel”). The Merger involves, among other things, the distribution of ordinary shares of New Ratel (the “New Ratel Shares”) to Shareholders in exchange for their ordinary shares of the Company (“Ratel Shares”) such that each Shareholder will hold one New Ratel Share for every one Ratel Share held on the effective date of the Merger. Upon completion of the Merger, New Ratel will, on a consolidated basis, continue to hold the African exploration assets, being the Segilola gold project and the Mkushi copper project (together, the “African Assets”), plus approximately $19.5 million in cash (assuming the release from escrow of the net proceeds of the Private Placement (as defined below) upon satisfaction of the Escrow Release Conditions (as defined below)).

The Board of Directors believes the Merger will enhance the ability of New Ratel to pursue new growth opportunities.

Shareholders will also be asked to pass an ordinary resolution approving, in accordance with the rules of the Toronto Stock Exchange, the issuance of approximately 164 million New Ratel Shares upon conversion of previously issued subscription receipts (the “Subscription Receipts”) at a price of $0.13 per Subscription Receipt (the “Private Placement”). Each Subscription Receipt is automatically exercised into one New Ratel Share upon satisfaction of the Escrow Release Conditions. The gross proceeds of the Private Placement will be held in escrow pending satisfaction of the Escrow Release Conditions, being (i) the completion of the Merger, (ii) Shareholder approval of the Merger and the Private Placement, (iii) the New Ratel Shares being approved and listed for trading on the Toronto Stock Exchange and (iv), the delivery of the escrow release certificate to Computershare Trust Company of Canada, as escrow agent for the Private Placement.  Upon completion of the Merger, New Ratel intends to use the net proceeds of the Private Placement to pursue new growth opportunities, through acquisitions and to fund further exploration of the African Assets, debt repayment and general working capital purposes.

After careful consideration, the Board of Directors has unanimously determined the Merger and the Private Placement are in the best interests of the Company. A description of the various factors considered by the Board of Directors in arriving at this determination is contained in the enclosed Management Information Circular. The Board of Directors of the Company has unanimously approved the Merger and the Private Placement and recommends that Shareholders vote in favour of the ordinary resolutions approving the Merger and the Private Placement.

To be effective, the Merger must be approved by an ordinary resolution passed by not less than 50% of the votes cast by Shareholders, present in person or represented by proxy at the Meeting. The resolutions in respect of the Private Placement must be approved by an ordinary resolution passed by not less than 50% of the votes cast by disinterested Shareholders, present in person or represented by proxy at the Meeting. The officers, directors and insiders of the Company, holding in the aggregate approximately 37% of the issued and outstanding Ratel Shares, have indicated their support for the Merger.

Your vote is important regardless of the number of ordinary shares of the Company that you own. If you are a registered holder of ordinary shares, you are encouraged to take the time now to complete, sign, date and return the enclosed form of proxy and letter of transmittal in the return envelope addressed to Computershare Investor Services Inc. To ensure that your shares are voted at the meeting in accordance with your instructions, whether or not you are able to attend in person, the form of proxy must be received by Computershare Investor Services Inc. no later than 10:00 a.m. (Toronto time) on February 25, 2013.  If you hold your shares through a broker or other intermediary, you should follow the instructions provided by your broker or other intermediary to vote your shares.

We would like to thank all Shareholders for their support as we proceed with this important step towards the advancement of our projects.

Sincerely,

(signed) “Ronald Clarke”

Ronald Clarke
Interim Chief Executive Officer

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN THAT a special meeting (the “Meeting”) of the shareholders of Ratel Group Limited (the “Company”) will be held at the head office of the Company at The BGC Centre, Level 5, 28 The Esplanade, Perth, Western Australia, at 10:30 a.m. (Perth time) on March 21, 2013, for the following purposes:

1.
to consider and, if deemed appropriate, pass an ordinary resolution, the full text of which is attached as Schedule “A” to the accompanying Management Information Circular, approving a merger (the “Merger”) of the Company pursuant to a plan of merger pursuant to Section 170 of the BVI Business Companies Act 2004 (as amended) (the “BVI Act”) between the Company and Ratel Merger Ltd., which will involve, among other things, exchanges of ordinary shares of the Company (“Ratel Shares”) for ordinary shares (“New Ratel Shares”) of RTG Mining Inc. (“New Ratel”);

2.
to consider, and if deemed appropriate, pass an ordinary resolution, the full text of which is attached as Schedule “A” to the accompanying Management Information Circular, providing for the issuance of up to 164 million ordinary shares of New Ratel at a price of CDN$0.13, including the participation of insiders of Ratel, in exchange for previously issued subscription receipts, as more particularly set out therein; and

3.
to transact such further or other business, including without limitation such amendments or variations to any of the foregoing resolutions, as may properly come before the Meeting and any adjournments thereof.

The accompanying Management Information Circular provides additional information relating to the matters to be dealt with at the Meeting and is deemed to form part of this Notice. Also accompanying this Notice is a form of proxy and a letter of transmittal to exchange Ratel Shares for New Ratel Shares.

Only registered shareholders of record at the close of business on February 20, 2013 will be entitled to receive notice of and vote at the Meeting or any adjournment thereof (“Registered Shareholders”). Registered Shareholders unable to attend the Meeting are requested to date, sign and return the accompanying form of proxy and letter of transmittal in accordance with the instructions set out therein. To be effective proxies must be received by 10:00 a.m. (Toronto time) on March 19, 2013.

The record date for the purposes of determining non-registered shareholders entitled to receive notice of the Meeting or any adjournment thereof pursuant to Canadian securities laws has been set as January 21, 2013. Non-registered shareholders at the close of business on January 21, 2013 will be entitled to vote at the Meeting or any adjournment thereof. If you are a non-registered shareholder of the Company and receive these materials through your broker or through another intermediary, please complete and return the materials in accordance with the instructions provided to you by your broker or other intermediary. Failure to do so may result in your shares not being eligible to be voted by proxy at the Meeting.

DATED at Perth, Australia, as of this 20th day of February, 2013.

By Order of the Board

(signed) “Ronald Clarke”
Ronald Clarke
Interim Chief Executive Officer

TABLE OF CONTENTS

SUMMARY	1
GLOSSARY OF TERMS	1
FORWARD-LOOKING INFORMATION	3
CURRENCY	4
NOTICE TO SHAREHOLDERS IN THE UNITED STATES	4
CAUTIONARY NOTE TO UNITED STATES INVESTORS REGARDING TECHNICAL INFORMATION	6
GENERAL PROXY INFORMATION	7
Solicitation of Proxies	7
Appointment of Proxies	7
Non-Registered Shareholders	7
Revocation of Proxies	8
Exercise of Discretion	8
Principal Holders of Voting Securities	8
BUSINESS OF THE MEETING	9
The Merger	9
Private Placement	10
CONDUCT OF MEETING AND OTHER APPROVALS	12
Shareholder Approvals	12
Stock Exchange Approvals	13
INFORMATION CONCERNING THE RESULTING ISSUER POST-MERGER	13
INFORMATION CONCERNING THE COMPANY	13
Consolidated Capitalization	14
Prior Sales	14
Market for Securities	14
INFORMATION CONCERNING THE COMPANY POST-MERGER	14
DISTRIBUTION OF CERTIFICATES	15
Share Certificates	15
Fractional Shares	15
INCOME TAX CONSIDERATIONS	15
Certain Canadian Federal Income Tax Considerations	15
Certain United States Federal Income Tax Considerations	19
Scope of this Disclosure	20
Certain U.S. Federal Income Tax Consequences of the Merger	22
Ownership of New Ratel Shares	25
Additional Considerations	29
Certain Australian Income Tax Considerations	31
SECURITIES LAW CONSIDERATIONS	34
Canadian Securities Laws	34
United States Federal Securities Laws	35
Other Securities Laws	36
RISK FACTORS TO THE MERGER	37
INTERESTS OF EXPERTS	38
OTHER MATTERS	38
INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON	38
BOARD APPROVAL	38

SCHEDULE “A”	Resolutions	A-1
SCHEDULE “B”	Plan of Merger and Articles of Merger	B-1
SCHEDULE “C”	Consolidated Financial Statements of RTG Mining Inc.	C-1
SCHEDULE “D”	Pro Forma Financial Statements of RTG Mining Inc.	D-1
SCHEDULE “E”	Information Concerning RTG Mining Inc. Post-Merger	E-1

SUMMARY

The following is a summary of the principal features of the Meeting and the Merger and should be read together with the more detailed information and financial data and statements contained elsewhere in this Management Information Circular, including the schedules hereto. This Summary is qualified in its entirety by the more detailed information appearing or referred to elsewhere herein. Unless otherwise indicated, all currency amounts are stated in Canadian dollars. The information contained herein is as of February 20, 2013 unless otherwise indicated.  Capitalized terms used in this Summary are defined in the “Glossary of Terms” or elsewhere in this Management Information Circular.

THE MEETING

Time, Date, and Place of Meeting

The Meeting will be held on February 20, 2013 at The BGC Centre, Level 5, 28 The Esplanade, Perth, Western Australia, at 10:30 a.m. (Perth time).

The Record Date for the Purposes of the Meeting

The date set by the Company for determining Shareholders entitled to vote at the Meeting is February 20, 2013, being also the date of this Notice.

The date set by the Company for determining Non-Registered Shareholders entitled to receive notice of the Meeting is January 21, 2013.

Purpose of the Meeting

The Meeting is a special meeting.  At the Meeting, Shareholders will be asked to consider and, if deemed advisable, to pass, the:

(a)	Merger Resolution approving the merger of the Company pursuant to a Plan of Merger and Articles of Merger between the Company and MergCo; and

(b)	Private Placement Resolution approving the Private Placement.

The full text of the Merger Resolution and Private Placement Resolution is set out in Appendix “A” to this Circular.

The Merger

The Merger has been proposed to enhance the ability of the Resulting Issuer to pursue new growth opportunities.

Pursuant to the Merger, on the Effective Date, all Ratel Shares will be transferred to New Ratel in exchange for one New Ratel Share for each Ratel Share and the Company and MergCo will merge to form one corporate entity. Shareholders receiving New Ratel Shares under the Merger will become shareholders of New Ratel and will be deemed to have ceased to be a holder of Ratel Shares. The New Ratel Shares will be identical in every respect to the present Ratel Shares. Upon issue, the New Ratel Shares will be fully paid and free from any mortgage, charge, lien, encumbrance or other security interest. The exchange ratio to be applied was determined so as to ensure that, immediately after the implementation of the Merger, Shareholders will have the same proportionate interests in New Ratel, except as altered by the Private Placement, as they presently have in the Company.  See “The Merger”.

Votes Required at the Meeting

Pursuant to the BVI Act, the Merger Resolution requires the affirmative vote of not less than 50% of the votes of Shareholders voting in person or by proxy at the Meeting.  Pursuant to the listing rules of the TSX, the Private Placement Resolution requires the affirmative vote of not less than 50% of the votes of disinterested Shareholders voting in person or by proxy at the Meeting.

See “The Merger – Effect of the Merger”.

Effect of the Merger on the Company’s Options

The Company intends to seek the cancellation of all outstanding Options from each Optionholder in connection with completion of the Merger. As a result, unless an Optionholder has exercised its options prior to the Effective Date of the Merger, no Optionholder will be entitled to any New Ratel Shares.

New Ratel will have no stock option plan and no options outstanding to acquire any New Ratel Shares.

Principal Steps of the Merger

The following description of the Merger is qualified in its entirety by reference to the full text of the Plan of Merger, a copy of which is attached as Schedule “B” to this Management Information Circular, and the Articles of Merger, which forms Exhibit “I” to the Plan of Merger. Each of these documents should be read carefully in their entirety.

Pursuant to the Plan of Merger, the following is a summary of the principal steps of the Merger:

(a)	The constituent companies to the Plan of Merger are MergCo (a subsidiary of New Ratel) and the Company;

(b)
Upon the Effective Date of the Merger, the separate corporate existence of MergCo shall cease and the Company shall remain the owner, without other transfer, of all the rights and property of the constituent companies and the Company shall become subject to all liabilities obligations and penalties of the constituent companies;

(c)
The manner and basis of converting the shares of the constituent companies into shares of the surviving company or other property shall be each share of MergCo issued and outstanding on the Effective Date of the Merger shall continue to be one share in the Company; and

(d)	The Company will become a subsidiary of New Ratel at the completion of the Merger.

No fractional shares will be issued and Shareholders will not receive any compensation in lieu thereof. The name of each Shareholder who is so deemed to exchange his, her or its Ratel Shares, shall be removed from the central securities register of the Company with respect to the Ratel Shares so exchanged and shall be added to the central securities register of New Ratel as the holder of the number of New Ratel Shares deemed to have been received on the exchange.

If Shareholder approval is obtained for the Merger, the Board of Directors may, in its absolute discretion, determine whether or not to proceed with the Merger without further approval, ratification or confirmation by the Shareholders.

See “The Merger – Principal Steps of the Merger”.

Information Concerning the Company and New Ratel after the Merger

Following completion of the Merger and satisfaction of the remaining Escrow Release Conditions, New Ratel will be a public company in Canada, the shareholders of which will be the former holders of Ratel

Shares and the subscribers pursuant to the Private Placement. New Ratel will continue to hold the African Assets, and will have approximately $19.5 million in cash (assuming the release from escrow of the net proceeds of the Private Placement). Schedule “E” of this Management Information Circular describes the proposed business of New Ratel, post-Merger, and should be read together with New Ratel’s consolidated financial statements and pro forma financial statements contained in Schedule “C” and Schedule “D”, respectively, to this Management Information Circular.

Following completion of the Merger, the Company will be a subsidiary of New Ratel and will continue to operate under the name Ratel Group Limited.

Recommendation of the Directors

The Board of Directors of the Company has unanimously approved the Merger and the Private Placement and recommends that the Shareholders vote in favour of the Merger Resolution and the Private Placement Resolution. See “The Merger – Recommendation of the Directors” and “The Private Placement - Recommendation of the Directors”.

Insiders of the Company, including officers and directors, holding in the aggregate approximately 37% of the issued and outstanding Ratel Shares, have indicated their support for the Merger.

Stock Exchange Approvals

The TSX has conditionally approved the Merger, the Private Placement and the listing of the New Ratel Shares upon the Effective Date of the Merger (including the New Ratel Shares issuable pursuant to the deemed exercise of the Subscription Receipts).

Share Certificates and Effective Date

A Letter of Transmittal is enclosed with this Circular for use by Registered Shareholders for the purpose of the surrender of Ratel Shares in exchange for New Ratel Shares pursuant to the Merger. As soon as reasonably practical after the Effective Date, provided that a Registered Shareholder has returned a properly completed Letter of Transmittal, together with certificates representing Ratel Shares and such other documents as the Depositary may require, certificates for the appropriate number of New Ratel Shares will be mailed to the Registered Shareholder. You are encouraged to return a properly completed Letter of Transmittal and all required documents at the same time you deliver your form of proxy should you vote in favour of the Merger.  If the Merger is not completed for any reason, your certificates will be returned to you as soon as reasonably practicable.

Any certificate formerly representing Ratel Shares not duly surrendered on or prior to the sixth anniversary of the Effective Date shall cease to represent a claim or interest of any kind or nature against the Company or New Ratel by a former holder of Ratel Shares. On such date, the consideration that such former holder of Ratel Shares was entitled to receive shall be automatically cancelled without any repayment of capital in respect thereof and the consideration, to which such former holder of Ratel Shares was entitled, shall be delivered to New Ratel by the Depositary. Accordingly, persons who tender certificates for Ratel Shares after the sixth anniversary of the Effective Date will not receive New Ratel Shares, will not own any interest in New Ratel, the Company or the Resulting Issuer, and will not be paid any cash or other compensation.

Subscription Receipt Financing

New Ratel has completed a private placement of approximately 164 million Subscription Receipts at a price of $0.13 per Subscription Receipt. Each Subscription Receipt will be automatically exercised into a New Ratel Share upon satisfaction of the Escrow Release Conditions, which satisfaction must occur on or before the Escrow Release Deadline. The gross proceeds of the Private Placement are held in escrow pending satisfaction of the Escrow Release Conditions, (i) the completion of the Merger, (ii) Shareholder approval of the Merger and the Private Placement, (iii) the New Ratel Shares being approved and listed for trading on the Toronto Stock Exchange and (iv), the delivery of the escrow release certificate to Computershare Trust Company of Canada, as escrow agent for the Private Placement.  Upon completion of the Merger, New Ratel intends to use the net proceeds of the Private Placement to pursue new growth opportunity, through acquisitions and to fund further exploration of the African Assets, debt repayment and general working capital purposes.

INCOME TAX CONSIDERATIONS

Certain Federal Income Tax Considerations

Canadian federal income tax considerations to Shareholders are summarized herein under “Income Tax Considerations – Certain Canadian Federal Income Tax Considerations” and United States federal income tax considerations to U.S. Holders (as defined in “Income Tax Considerations – Certain United States Federal Income Tax Considerations”) are summarized herein under “Income Tax Considerations – Certain United States Federal Income Tax Considerations”.

Shareholders should carefully review the applicable tax considerations under the Merger and are urged to consult their own tax advisors in regard to their particular circumstances.

SECURITIES LAW CONSIDERATIONS

The following discussion is only a general overview of the requirements of Canadian, United States and certain other jurisdictions’ securities laws for the resale of the New Ratel Shares. Holders of New Ratel Shares should seek legal advice prior to any resale of such securities to ensure the resale is made in compliance with the requirements of applicable securities legislation.

Canadian Securities Laws

The issuance pursuant to the Merger of the New Ratel Shares, as well as all other issuances, trades and exchanges of securities under the Merger, will be made pursuant to exemptions from the registration and prospectus requirements contained in applicable Canadian provincial securities legislation or, where required, exemption orders or rulings from various securities regulatory authorities in the provinces and territories of Canada where Shareholders are resident. The Company is currently a “reporting issuer” under the applicable securities legislation in the provinces of British Columbia, Alberta and Ontario and it is expected that New Ratel will become a reporting issuer in those jurisdictions upon completion of the Merger. Under National Instrument 45-102 – Resale of Securities (and if required, orders and rulings from various securities regulatory authorities in the provinces and territories of Canada where Shareholders are resident), the New Ratel Shares received by Shareholders pursuant to the Merger may be resold through registered dealers in Canadian provinces or territories without any “hold period” restriction (provided that no unusual effort is made to prepare the market or create a demand for these securities, no extraordinary commission or consideration is paid in respect of the sale and, if the seller is an insider or officer of the issuer, the seller has no reasonable grounds to believe that the issuer is in default of securities legislation). Resales of New Ratel Shares will, however, be subject to resale restrictions where the sale is made from the holdings of any person or combination of persons holding a sufficient number of New Ratel Shares, as the case may be, to affect materially the control of New Ratel.

The New Ratel Shares issued upon exercise of the Subscription Receipts will be subject to the balance of the four month and one day hold period from the closing date of the Private Placement.

The foregoing discussion is only a general overview of the requirements under the Canadian securities laws for the resale of the New Ratel Shares. Holders of New Ratel Shares are urged to seek legal advice prior to any resale of such securities to ensure that the resale is made in compliance with the requirements of applicable securities legislation. Certain resales of securities acquired pursuant to the Merger may be required to be made through properly registered securities dealers.

v

See “Securities Law Considerations – Canadian Securities Laws” in the Management Information Circular.

United States Federal Securities Laws

The New Ratel Shares to be issued pursuant to the Merger have not been registered under the U.S. Securities Act or the securities laws of any state of the United States.  Such securities are being issued in reliance on the exemption from registration set forth in Rule 802 and exemptions provided under the securities laws of each applicable state of the United States.  The securities to be issued pursuant to the Merger will be unregistered “restricted securities” within the meaning of Rule 144 to the same extent and proportion that the securities exchanged by Shareholders in the United States pursuant to the Merger were restricted securities.

Holders of Ratel Shares that are not restricted securities under Rule 144 will receive New Ratel Shares that are unrestricted securities.  Holders of Ratel Shares that are not deemed to be affiliates of New Ratel after completion of the Merger may freely re-sell their securities under U.S. securities laws.  Holders of Ratel Shares that are restricted securities under Rule 144 will receive New Ratel Shares that are restricted securities under Rule 144.  Restricted securities may not be sold or transferred unless registered under the U.S. Securities Act or an exemption from registration is available.

Holders of Ratel Shares who are affiliates of New Ratel within 90 days before the Merger or who will be affiliates of New Ratel after the Merger will be subject to restrictions on resale imposed by the U.S. Securities Act with respect to the New Ratel Shares issued pursuant to the Merger.  These affiliates may not resell their New Ratel Shares unless such shares are registered under the U.S. Securities Act or an exemption from registration is available.

Subject to certain limitations, at any time that New Ratel is a “foreign private issuer” (as defined in Rule 405 under the U.S. Securities Act), holders of Ratel Shares holding restricted securities and holders of Ratel Shares who are affiliates (solely by virtue of such holders status as an officer or director) of New Ratel after the Merger or of New Ratel within 90 days before the Merger may immediately resell the New Ratel Shares they receive under the Merger outside the United States without registration under the U.S. Securities Act pursuant to Regulation S. Certain additional restrictions will apply to a person who is an affiliate of New Ratel after the Merger or of New Ratel within 90 days before the Merger other than solely by virtue of such holders status as an officer or director

The foregoing discussion is only a general overview of the requirements under the U.S. Securities Act for the resale of the New Ratel Shares. Holders of New Ratel Shares are urged to seek legal advice prior to any resale of such securities to ensure that the resale is made in compliance with the requirements of applicable securities legislation. Certain resales of securities acquired pursuant to the Merger may be required to be made through properly registered securities dealers.

See “Securities Law Considerations – United States Federal Securities Laws”.

Other Securities Laws

It is the Company’s understanding that the issuance pursuant to the Merger of the New Ratel Shares, as well as all other issuances, trades and exchanges of securities under the Merger, will be made pursuant to exemptions contained in applicable Australian securities legislation. Holders of Ratel Shares are urged to consult with their own legal counsel to ensure that the resale of the New Ratel Shares issued to them pursuant to the Merger complies with applicable securities legislation.

Neither this Management Information Circular nor the Merger constitutes, or are intended to constitute, an offer of securities in any place in which, or to any person to whom, the making of such an offer would not be lawful. Shareholders outside of Canada, the United States and Australia may not be able to receive New Ratel Shares pursuant to the Merger.  Holders of New Ratel Shares are urged to seek legal advice.

See “Securities Law Considerations – Other Securities Laws” in the Management Information Circular.

RISK FACTORS

In evaluating the Merger, you should carefully consider, in addition to the other information contained in this Management Information Circular, the risks and uncertainties described under “Risk Factors to the Merger” before deciding to vote in favour of the Merger. In addition to the risk factors relating to the Merger, the Shareholders should also carefully consider the risk factors relating to New Ratel’s business following the Merger as described under “Risk Factors” in Schedule “E” which risk factors should be considered in conjunction with the other information included in this Management Information Circular. While this Management Information Circular has described the risks and uncertainties that management of the Company believes to be material to the Resulting Issuer’s business, and therefore the value of its ordinary shares, it is possible that other risks and uncertainties affecting the Resulting Issuer’s business will arise or become material in the future.

GLOSSARY OF TERMS

In this Management Information Circular, the following capitalized terms shall have the following meanings, in addition to other terms defined elsewhere in this Management Information Circular.

“Annual Circular” means the management information circular of the Company dated October 29, 2012, for the annual meeting held on November 26, 2012.

“Annual Information Form” means annual information form of the Company dated September 28, 2012, for the fiscal year ended June 30, 2012.

“African Assets” means, together, the Segilola Gold Project and the Mkushi Copper Project and all other rights and obligations under the underlying agreements in respect of the assets owned by the Company.

“Articles of Merger” means the articles of Merger, which are attached as Exhibit “I” to the Plan of Merger, and any amendment thereto made in accordance with the Plan of Merger.

“BVI” means British Virgin Islands.

“BVI Act” means BVI Business Companies Act 2004 (as amended).

“Board of Directors” means the Company’s board of directors.

“Business Day” means any day, other than a Saturday or a Sunday, when Canadian chartered banks are open for business in the City of Toronto.

“CEO” means Chief Executive Officer.

“CFO” means Chief Financial Officer.

“Company” means Ratel Group Limited, a company existing under the BVI Act.

“CRA” means Canada Revenue Agency.

“Depositary” means Computershare Investor Services Inc., which will act as depositary for the exchange of Ratel Shares for New Ratel Shares pursuant to the Merger.

“Effective Date” means the date upon which the Merger becomes effective.

“Effective Time” means the time upon which the Merger becomes effective, which shall be determined by the Board of Directors in their sole discretion following receipt of Shareholder approval of the Merger Resolution.

“Escrow Release Conditions” means (i) the completion of the Merger, (ii) Shareholder approval of the Merger and the Private Placement, (iii) the New Ratel Shares being approved and listed for trading on the TSX and (iv), the delivery of the escrow release certificate to Computershare Trust Company of Canada, as escrow agent for the Private Placement.

“Escrow Release Deadline” is the date that is 120 days following February 14, 2013, provided that if such day is not a Business Day, it shall mean the next Business Day immediately following such day

“Insider” has the meaning ascribed thereto in the listing rules of the TSX.

“Letter of Transmittal” means the letter of transmittal, a form of which accompanies this Circular, to be completed by Shareholders for the exchange of their Ratel Shares for New Ratel Shares in connection with the Merger.

“Loan Funded Share Plan” means the loan funded share plan of the Company approved by Shareholders on November 26, 2012 and to be assumed by New Ratel upon completion of the Merger.

“Management Information Circular” or “Circular” means this management information circular, including all schedules and appendices attached hereto.

“Meeting” means the special meeting of Shareholders to be held at 10:30 a.m. (Perth time) on March 21, 2013 to consider the Merger, and any adjournment or postponement thereof.

“MergCo” means Ratel Merger Ltd., a wholly owned subsidiary of New Ratel, existing under the BVI Act.

“Merger” means the merger among the Company, MergCo and New Ratel to be completed pursuant to the provisions of Sections 169-174 of the BVI Act on the terms and conditions set out in the Plan of Merger and any amendments thereto or variations thereof made in accordance with its terms and the Merger Resolution.

“Merger Resolution” means the ordinary resolution approving the Merger in the form attached as Schedule “A” to this Management Information Circular which, to be effective, must be approved by the affirmative vote of not less than 50% of the votes cast thereon by the Shareholders voting together as a single class.

“Mkushi Copper Project” means the Mkushi copper project as set out in the Mkushi Technical Report.

“Mkushi Technical Report” means the NI 43-101 technical report titled “CGA Mining Limited: Mkushi Copper Project, Zambia” authored by Matthew Nimmo dated August 26, 2008.

“New Ratel” means RTG Mining Inc., a corporation existing under the BVI Act.

“New Ratel Shares” means the ordinary shares in the capital of New Ratel.

“NI 43-101” means National Instrument 43-101 – Standards of Disclosure for Mineral Projects.

“Non-Registered Shareholder” means a Shareholder that is not a Registered Shareholder.

“Notice of Meeting” means the notice to Shareholders calling the Meeting, which accompanies this Management Information Circular.

“Optionholder” means a holder of an Option.

“Option Plan” means the stock option plan of the Company.

“Options” means the stock options granted pursuant to the Option Plan.

“Plan of Merger” means the plan of merger dated as of February 20, 2013 between the Company and MergCo, a copy of which is attached to this Management Information Circular as Schedule “B”.

“Private Placement” means the brokered private placement of Subscription Receipts by New Ratel and includes the issuance of New Ratel Shares upon exercise of such Subscription Receipts.

“Private Placement Resolution” means the ordinary resolution approving the Private Placement in the form attached as Schedule “A” to this Management Information Circular which, to be effective, must be approved by the affirmative vote of not less than 50% of the votes cast thereon by the disinterested Shareholders voting together as a single class.

“Ratel Shares” means the ordinary shares in the capital of the Company immediately prior to the Effective Time.

“Record Date” means February 20, 2013, being the date set by the Company for determining Shareholders entitled to vote at the Meeting.

“Registered Shareholder” means a registered holder of Ratel Shares as recorded in the Shareholder register of the Company at the close of business on the Record Date.

“Regulation S” means Regulation S adopted by the SEC under the U.S. Securities Act.

“Resulting Issuer” means New Ratel as it will exist upon completion of the Merger.

“Rule 144” means Rule 144 adopted by the SEC under the U.S. Securities Act.

“Rule 802” means Rule 802 adopted by the SEC under the U.S. Securities Act.

“SEC” means the United States Securities Exchange Commission.

“SEDAR” means the System for Electronic Document Analysis and Retrieval.

“Segilola Gold Project” means the Segilola gold project as set out in the Segilola Technical Report.

“Segilola Technical Report” means the NI 43-101 technical report titled “Resource Estimate for the Segilola Gold Deposit, Osun State, Nigeria for Ratel Group Limited” authored by Alfred Gillman dated December 2, 2010.

“Shareholders” means the registered and non-registered holders of Ratel Shares, and each a “Shareholder”.

“Subscription Receipts” means up to 164 million subscription receipts in the capital of New Ratel to be issued pursuant to the Private Placement, each Subscription Receipt representing the right to receive one New Ratel Share upon satisfaction of the Escrow Release Conditions.

“Tax Act” means the Income Tax Act (Canada), as now in effect and as may be amended from time to time.

“TSX” means the Toronto Stock Exchange.

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and rules and regulations thereunder.

“U.S. Securities Act” means the United States Securities Act of 1933, as amended, and rules and regulations thereunder.

FORWARD-LOOKING INFORMATION

Certain statements herein, including all statements that are not historical facts, contain forward-looking statements and forward-looking information within the meaning of applicable securities laws. Such forward-looking statements or information include, but are not limited to, statements or information with respect to: the benefits of the Merger, the timing of the Merger, the treatment of Shareholders under tax laws, estimates of mineral resources, the treatment under governmental regulatory regimes, the exploration and development of the Resulting Issuer’s mineral properties; the Resulting Issuer’s future business and strategies; requirements for additional capital and future financing; estimation of mineral resources; and estimated future working capital, funds available, and uses of funds, and future capital expenditures, exploration expenditures and other expenses for specific operations.

Often, but not always, forward-looking statements or information can be identified by the use of words such as “plans”, “expects” or “does not expect”, “is expected”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate” or “believes” or variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved. With respect to forward-looking statements and information contained herein, numerous assumptions have been made including among other things, the Resulting Issuer’s ability to satisfy the conditions in accordance with the Plan of Merger. Although management believes that the assumptions made and the expectations represented by such statement or information are reasonable, there can be no assurance that a forward-looking statement or information referenced herein will prove to be accurate. Forward-looking statements and information by their nature are based on assumptions and involve known and unknown risks, uncertainties and other factors which may cause the Resulting Issuer’s actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statement or information. Such risks, uncertainties and other factors include, among other things, the following: inability to obtain the required approvals, including shareholder approval, outcome of litigation in respect of the African Assets, failure to realize the anticipated benefits of the Merger, the failure to satisfy the conditions of closing in the Plan of Merger, including obtaining the necessary shareholder and regulatory; the Resulting Issuer’s ability to advance its mineral properties; the speculative nature of the Resulting Issuer’s operations; inherent uncertainties in estimating mineral resources; regulatory restrictions; and defective title to mineral claims or property, as well as those factors discussed under “Risk Factors to the Merger” herein and under “Risk Factors” in Schedule “E”.

Readers should also refer to the Company’s most recent Annual Information Form for additional information on risks and uncertainties relating to forward-looking statements and information. Although the Company has attempted to identify factors that would cause actual actions, events or results to differ materially from those disclosed in the forward-looking statements or information, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. Also, many of the factors are beyond the control of the Company. Accordingly, readers should not place undue reliance on forward-looking statements or information. The Company undertakes no obligation to reissue or update any forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. All forward-looking statements and information herein are qualified by this cautionary statement.

CURRENCY

All currency references in this Management Information Circular are in Canadian dollars unless otherwise indicated.

NOTICE TO SHAREHOLDERS IN THE UNITED STATES

THE SECURITIES OFFERED PURSUANT TO THIS CIRCULAR HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY UNITED STATES STATE SECURITIES COMMISSION NOR HAS THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY UNITED STATES STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS CIRCULAR.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

The Merger involves the distribution of New Ratel Shares to Shareholders in exchange for their Ratel Shares.  Both New Ratel and the Company are entities incorporated and existing under the BVI Act.  The Merger is subject to the disclosure requirements of a foreign jurisdiction, which are different from those of the United States. The New Ratel Shares to be issued to Shareholders in the United States pursuant to the

Merger have not been registered under the U.S. Securities Act or the securities laws of any state of the United States and are being issued to Shareholders in the United States in reliance on the exemption from registration set forth in Rule 802 and exemptions provided under the securities laws of each applicable state of the United States.  Rule 802 provides an exemption from registration under the U.S. Securities Act for offers and sales of securities issued in exchange for securities of a foreign subject company where:

•	the subject company (Ratel Group Limited in this transaction) is a “foreign private issuer”, as defined in Rule 405 under the U.S. Securities Act;

•	Shareholders in the United States hold no more than 10 percent (10%) of the securities that are the subject of the Merger, which is presumed for the purposes of the Merger;

•	Shareholders in the United States participate in the Merger on terms at least as favourable as those offered to any other holder of the subject securities;

•
an informational document in connection with the Merger is published or disseminated to Shareholders in the United States, complying with the disclosure requirements set forth in Rule 802, on a comparable basis to that provided to holders of the subject securities in the foreign subject company’s home jurisdiction; and

•	the informational document, including any amendments thereto, is furnished to the SEC on Form CB together with a Form F-X to appoint an agent for service of process in the United States.

This Circular will be filed with the SEC on Form CB.

The New Ratel Shares will not be listed for trading on any United States stock exchange.  Accordingly, the solicitations and transactions contemplated in this Circular are made in the United States for securities of a foreign issuer in accordance with foreign corporate and securities laws, and this Circular has been prepared solely in accordance with disclosure requirements applicable in such foreign jurisdiction.  Shareholders in the United States should be aware that such requirements are different from those of the United States applicable to registration statements under the U.S. Securities Act.

All financial statements incorporated by reference herein have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”). They may not be comparable to financial statements of United States companies.

Shareholders in the United States should be aware that the disposition of their Ratel Shares and the acquisition of New Ratel Shares in the Merger may have tax consequences both in the United States and Canada.  See the sections titled “Certain United States Federal Income Tax Considerations” and “Certain Canadian Federal Income Tax Considerations” herein.  Such tax consideration may not be fully described herein, and holders who are resident in or citizens of the United States are urged to consult their own tax advisors.

The enforcement by Shareholders of civil liabilities under United States federal securities laws may be affected adversely by the fact that New Ratel and the Company are incorporated or organized under the laws of the British Virgin Islands, that some or all of the officers and directors of New Ratel and the Company and the experts named herein may be resident in jurisdictions outside the United States, and that all or a substantial portion of the assets of New Ratel and the Company.  As a result, it may be difficult for Shareholders in the United States to sue New Ratel or the Company or their respective officers or directors in a foreign court for violations of U.S. securities laws. In addition, it may be difficult to compel a foreign company and its affiliates to subject themselves to the judgement of a U.S. court.

No offer or solicitation will be made and this document does not constitute an offer or solicitation to any person in any state in which such offer or solicitation is unlawful.

No broker, dealer, salesperson or other person has been authorized to give any information or make any representation other than those contained in this document and, if given or made, such information or representation must not be relied upon as having been authorized by New Ratel or the Company.

CAUTIONARY NOTE TO UNITED STATES INVESTORS REGARDING TECHNICAL INFORMATION

The information contained herein has been prepared in accordance with the requirements of the securities laws in effect in Canada, which differ from the requirements of United States securities laws. Unless otherwise indicated, all mineral resource estimates included herein have been prepared in accordance with NI 43-101 and the Canadian Institute of Mining and Metallurgy Classification System. NI 43-101 is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure (oral statements as well as written documents and websites) an issuer makes of scientific and technical information concerning mineral projects, and requires that all such disclosure be made under the supervision of a “qualified person” as defined in NI 43-101. It also requires issuers to file technical reports at certain times under a prescribed format.

Canadian standards differ significantly from the requirements of the SEC; mineral resource information contained herein and incorporated by reference may not be comparable to similar information disclosed by U.S. companies. In particular, and without limiting the generality of the foregoing, the term “resource” does not equate to the term “reserve”.  For United States reporting purposes, SEC Industry Guide 7 (under the U.S. Exchange Act), as interpreted by the staff of the SEC, applies different standards in order to classify mineralization as a reserve.  As a result, the definitions of proven and probable reserves used in NI 43-101 differ from the definitions in the SEC Industry Guide 7.  Under SEC standards, mineralization may not be classified as a “reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made.  Among other things, all necessary permits would be required to be in hand or issuance imminent in order to classify mineralized material as reserves under the SEC standards.  Accordingly, you are cautioned that the reserves presented in this Circular and the documents incorporated by reference herein, while in compliance with Canadian standards and regulations, may not meet the requirements of reserve disclosure under SEC guidelines.

In addition, this Circular and documents incorporated by reference herein use the terms “measured mineral resources”, “indicated mineral resources” and “inferred mineral resources” to comply with the reporting standards in Canada.  Those terms are recognized and required by Canadian regulations, but the SEC does not recognize them.  “Inferred mineral resources” have a great amount of uncertainty as to their existence and as to whether they can be mined legally or economically. Therefore, you are cautioned not to assume that all or any part of the inferred resources exist. In accordance with Canadian rules, estimates of “inferred mineral resources” cannot form the basis of feasibility or other economic studies and you should not to assume that any part or all of the mineral deposits in these categories will ever be converted into mineral reserves.  These terms have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility.

Finally, disclosure of “contained ounces” is permitted disclosure under Canadian regulations; however, the SEC only permits issuers to report mineralization as in place tonnage and grade without reference to unit measures.

For the above reasons, information contained in this Circular and the documents incorporated by reference herein containing descriptions of our mineral deposits may not be comparable to similar information made public by U.S. companies subject to the reporting and disclosure requirements under the United States federal securities laws and the rules and regulations thereunder.

GENERAL PROXY INFORMATION

Solicitation of Proxies

This Management Information Circular is furnished in connection with the solicitation of proxies by the management of the Company for use at the Meeting. It is expected that the solicitation will be primarily by mail. Proxies may also be solicited personally by directors, officers or employees of the Company. Costs of the solicitation of proxies for the Meeting will be borne by the Company. In addition to the use of mail, proxies may be solicited by personal interviews, personal delivery, telephone or any form of electronic communication or by directors, officers and employees of the Company who will not be directly compensated therefor. The Company has arranged for intermediaries to forward meeting materials to beneficial holders held of record by those intermediaries and the Company may reimburse the intermediaries for their reasonable fees and disbursements in that regard.

Appointment of Proxies

The individuals named in the accompanying form of proxy (the “Proxy”) are directors or officers of the Company. A SHAREHOLDER WISHING TO APPOINT SOME OTHER PERSON OR COMPANY (WHO NEED NOT BE A SHAREHOLDER) TO ATTEND AND ACT FOR THE SHAREHOLDER AND ON THE SHAREHOLDER’S BEHALF AT THE MEETING HAS THE RIGHT TO DO SO, EITHER BY INSERTING SUCH PERSON’S OR COMPANY’S NAME IN THE BLANK SPACE PROVIDED IN THE PROXY AND STRIKING OUT THE TWO PRINTED NAMES, OR BY COMPLETING ANOTHER PROXY. A Proxy will not be valid unless it is completed, dated, signed and delivered to Computershare Investor Services Inc., Proxy Department, 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1, not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time for holding the Meeting, or is delivered to the chair of the Meeting prior to the commencement of the Meeting.

Non-Registered Shareholders

Only Registered Shareholders or duly appointed proxyholders are permitted to vote at the Meeting. Most shareholders of the Company are “beneficial” shareholders because the shares they own are not registered in their names but are instead registered in the name of the brokerage firm, bank or trust company through which they purchased the shares. More particularly, a person is not a Registered Shareholder in respect of shares which are held on behalf of the person (the “Beneficial Holder”) but which are registered either: (a) in the name of an intermediary (an “Intermediary”) that the Beneficial Holder deals with in respect of the shares (Intermediaries include, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self- administered RRSPs, RRIFs, RESPs and similar plans); or (b) in the name of a clearing agency (such as the Canadian Depository for Securities Limited (“CDS”)) of which the Intermediary is a participant. In accordance with the requirements of National Instrument 54-101 - Communications with Beneficial Owners of Securities of a Reporting Issuer of the Canadian Securities Administrators, the Company has distributed copies of the Notice of Meeting, this Management Information Circular and the Proxy (collectively, the “Meeting Materials”) to Intermediaries for distribution to Beneficial Holders.

Intermediaries are required to forward the Meeting Materials to Beneficial Holders unless a Beneficial Holder has waived the right to receive them. Often Intermediaries will use service companies to forward the Meeting Materials to Beneficial Holders. Generally, Beneficial Holders who have not waived the right to receive Meeting Materials will either:

(a)
be given a Proxy which has already been signed by the Intermediary (typically by a facsimile, stamped signature), which is restricted as to the number of shares beneficially owned by the Beneficial Holder but which is otherwise not completed. Because the Intermediary has already signed the Proxy, the Proxy is not required to be signed by the Beneficial Holder. In this case, the Beneficial Holder who wishes to submit a Proxy should otherwise properly complete the Proxy and deliver it to Computershare Investor Services Inc. as provided above; or

(b)
more typically, be given a voting instruction form which is not signed by the Intermediary, and which, when properly completed and signed by the Beneficial Holder and returned to the Intermediary or its service company, will constitute voting instructions (often called a “proxy authorization form”) which the Intermediary must follow. Typically, the proxy authorization form will consist of a one page preprinted form. Sometimes, instead of the one page pre-printed form, the proxy authorization form will consist of a regular printed Proxy accompanied by a page of instructions, which contains a removable label containing a bar code and other information. In order for the Proxy to validly constitute a proxy authorization form, the Beneficial Holder must remove the label from the instructions and affix it to the Proxy, properly complete and sign the Proxy and return it to the Intermediary or its service company in accordance with the instructions of the Intermediary or its service company.

In either case, the purpose of this procedure is to permit Beneficial Holders to direct the voting of the shares that they beneficially own. Should a Beneficial Holder who receives one of the above forms wish to vote at the Meeting in person, the Beneficial Holder should strike out the names of the management proxyholders and insert the Beneficial Holder’s name in the blank space provided. In either case, Beneficial Holders should carefully follow the instructions of their Intermediary, including those regarding when and where the Proxy or proxy authorization form is to be delivered.

Revocation of Proxies

A Shareholder who has given a Proxy may revoke it by an instrument in writing executed by the Shareholder or by the Shareholder’s attorney authorized in writing or, if the Shareholder is a corporation, by a duly authorized officer or attorney of the corporation, and delivered either to Computershare Investor Services Inc. not less than 48 hours (excluding Saturdays, Sundays and holidays) before the Meeting or any adjournment of it, or to the chair of the Meeting on the day of the Meeting or any adjournment of it. Only Registered Shareholders have the right to revoke a Proxy. Beneficial Holders who wish to change their vote must arrange for their respective Intermediaries to revoke the Proxy on their behalf. A revocation of a Proxy does not affect any matter on which a vote has been taken prior to the revocation.

Exercise of Discretion

The persons named in the form of proxy accompanying this Management Information Circular will vote or withhold from voting the Ratel Shares, in accordance with the instructions from the Shareholder, on any ballot that may be called for.  If a choice is specified with respect to any matter to be acted upon, the Ratel Shares will be voted accordingly.

Where no choice has been specified by the Shareholder, or if both choices have been specified, such shares will be voted in favour of the matters identified in the Notice of Meeting.

The enclosed Proxy, when properly completed and delivered and not revoked, confers discretionary authority upon the persons appointed proxyholders thereunder to vote with respect to any amendments or variations of matters identified in the Notice of Meeting and with respect to other matters which may properly come before the Meeting. At the time of the printing of this Management Information Circular, management of the Company knows of no such amendment, variation or other matter which may be presented to the Meeting.

Principal Holders of Voting Securities

Shareholders of record at the close of business on the Record Date will be entitled to vote at the Meeting. As of the Record Date, the Company had 150,000,000 Ratel Shares issued and outstanding. Shareholders are entitled to one vote for each Ratel Share held in respect of the Merger Resolution. In order to be effective, the Merger Resolution must be approved by the affirmative vote of not less than 50% of the votes cast thereon by the Shareholders voting together as a single class. The Private

Placement Resolution must be approved by the affirmative vote of not less than 50% of the votes cast thereon by the disinterested Shareholders voting together as a single class.

To the best of the knowledge of the directors and executive officers of the Company, there are no persons who, or corporations which, beneficially own, directly or indirectly, or exercise control or direction over, shares carrying more than 10% of the voting rights attached to all outstanding shares of the Company, other than:

Name	Number of Ordinary Shares	Percentage of Outstanding Ordinary Shares
B2Gold Corp.	28,722,222	19.1%
Portland House Investments Limited	28,685,583	19.1%

BUSINESS OF THE MEETING

The Merger

Background to the Merger

Based on the foregoing, management has determined that it would be in the best interests of the Company and its Shareholders to become a wholly-owned subsidiary of New Ratel. Accordingly, on February 20, 2013, the Company and MergCo entered into the Plan of Merger.

Purpose and Effect of the Merger

The Merger has been proposed to enhance the ability of the Resulting Issuer to pursue new growth opportunities. The Board of Directors believe that the Merger is in the best interests of the Company and its Shareholders.

Pursuant to the Merger, on the Effective Date, New Ratel, will exchange that number of New Ratel Shares required to be distributed pursuant to the Merger for Ratel Shares and the Company will merge with MergCo and continue to hold its interest in the African Assets as then held by New Ratel. Each Ratel Shareholder will, immediately after the Effective Date, hold one New Ratel Share for every one Ratel Share held immediately prior to the Effective Time, which will be identical in every respect to the present Ratel Shares. Upon issue, the New Ratel Shares will be fully paid and free from any mortgage, charge, lien, encumbrance or other security interest.

The Company intends to seek the cancellation of all outstanding Options from each Optionholder in connection with completion of the Merger.  As a result, unless an Optionholder has exercised its Options prior to the Effective Date of the Merger, no Optionholder will be entitled to any New Ratel Shares.

New Ratel will have no stock option plan and no options outstanding to acquire any New Ratel Shares.

For information concerning the business and the management team of New Ratel post-Merger, please refer to Schedule “E”, to this Management Information Circular.

Principal Steps of the Merger

The following description of the Merger is qualified in its entirety by reference to the full text of the Plan of Merger, a copy of which is attached as Schedule “B” to this Management Information Circular, and the

Articles of Merger, which forms Exhibit “I” to the Plan of Merger. Each of these documents should be read carefully in its entirety.

Pursuant to the Plan of Merger, the following is a summary of the principal steps of the Merger:

(a)	The constituent companies to the Plan of Merger are MergCo (a subsidiary of New Ratel) and the Company;

(b)
Upon the Effective Date of the Merger, the separate corporate existence of MergCo shall cease and the Company shall remain the owner, without other transfer, of all the rights and property of the constituent companies and the Company shall become subject to all liabilities obligations and penalties of the constituent companies;

(c)
The manner and basis of converting the shares of the constituent companies into shares of the surviving company or other property shall be each share of MergCo issued and outstanding on the Effective Date of the Merger shall continue to be one share in the surviving company; and

(d)	The Company will become a subsidiary of New Ratel at the completion of the Merger.

No fractional shares will be issued and Shareholders will not receive any compensation in lieu thereof. The name of each Shareholder who is so deemed to exchange his, her or its Ratel Shares, shall be removed from the central securities register of the Company with respect to the Ratel Shares so exchanged and shall be added to the central securities registers of New Ratel as the holder of the number of New Ratel Shares, deemed to have been received on the exchange.

If approval is obtained for the Merger, the Board of Directors may, in its absolute discretion, determine whether or not to proceed with the Merger without further approval, ratification or confirmation by the Shareholders.

Recommendation of the Directors

The Board of Directors has unanimously approved the Merger and recommends that the Shareholders vote in favour of the Merger Resolution.

Insiders of the Company, including officers and directors, holding in the aggregate approximately 37% of the issued and outstanding Ratel Shares, have indicated their support for the Merger and the Private Placement.

Private Placement

New Ratel has completed a private placement of approximately 164 million subscription receipts at a price of $0.13 per Subscription Receipt (representing 109.3% of the Company’s current issued and oustanidng Ratel Shares). Each Subscription Receipt will be automatically exercised into a New Ratel Share upon satisfaction of the Escrow Release Conditions on or before the Escrow Release Deadline. The gross proceeds of the Private Placement are held in escrow pending satisfaction of the escrow release conditions, being (i) the completion of the Merger, (ii) Shareholder approval of the Merger and the Private Placement, (iii) the New Ratel Shares being approved and listed for trading on the Toronto Stock Exchange and (iv), the delivery of the escrow release certificate to Computershare Trust Company of Canada, as escrow agent for the Private Placement.

Upon completion of the Merger, New Ratel intends to use the net proceeds of the Private Placement as follows:

Description of Expenditure	Approximate Cost
Debt repayment	$2.6 million
Exploration, growth opportunities and acquisitions and working capital and general corporate purposes	$16.9 million

The actual amount that New Ratel spends in connection with the intended use of proceeds may vary significantly, and will depend on a number of factors, including those described in the “Risk Factors” section of this Management Proxy Circular. There may be circumstances where for sound business reasons a reallocation of funds may be necessary. New Ratel reserves the right to reallocate the net proceeds from the Private Placement in these circumstances.

Haywood Securities Inc. has been engaged as lead agent for the Private Placement and will receive a cash commission equal to 5.0% of the gross proceeds (excluding president’s list orders for which a cash commission of 3.0% will be paid), which will only be paid if the Escrow Release Conditions are satisfied.

It is intended that Insiders of the Company, and proposed Insiders of the Resulting Issuer, will participate in the Private Placement as follows:

Insider	Pre-Private Placement Position	Private Placement Subscriptions(1)	Total Number of New Ratel Shares
B2Gold Corp. Shareholder	28,722,000 (19.1%)	30,769,300 (20.5%)	59,494,300 (18.1%)
Richard Hains Shareholder	28,684,301 (19.1%)	30,769,300 (20.5%)	59,453,601 (18.1%)
Michael Carrick Director	2,277,334(2) (1.5%)	Nil	2,277,3341 (0.7%)
Ian Fisher Director	208,332 (0.1%)	Nil	208,332 (0.1%)
Ron Clarke Director	Nil	Nil	Nil
Robert N. Scott Proposed Director	Nil	307,700 (0.2%)	307,700 (0.1%)
Phil C. Lockyer Proposed Director	Nil	153,850 (0.1%)	153,850 (0.05%)
David A. Cruse Proposed Director	250,000 (0.2%)	615,400 (0.4%)	865,400 (0.3%)

Insider	Pre-Private Placement Position	Private Placement Subscriptions(1)	Total Number of New Ratel Shares
Justine A. Magee Proposed Chief Executive Officer	69,444 (0.0%)	384,600 (0.3%)	454,044 (0.1%)
Hannah Hudson Chief Financial Officer	41,664 (0.0%)	Nil	41,664 (0.01%)
Mark Turner Proposed Chief Operating Officer	Nil	Nil	Nil
Total	60,253,075 (40.2%)	63,000,150 (42.0%)	123,256,225 (37.6%)
Notes:

(1)	The percentages in this column are calculated using the Company’s issued and outstanding Ratel Shares.
(2)	Includes 1,860,676 Ratel Shares held by Mountainside Investments Pty Ltd. Mr. Carrick is a director of Mountainside but has no beneficial ownership in these shares.

The Private Placement, including the participation of Insiders, is subject to disinterested Shareholder approval because greater than 10% of the New Ratel Shares are issuable to Insiders and the Private Placement is in an amount greater than 25% of the Company’s issued and outstanding Ratel Shares.  The complete text of the Private Placement Resolution is set forth in Schedule “A” to this Management Information Circular. In order for the Private Placement to be completed, the Private Placement Resolution must be approved by an ordinary resolution of disinterested Shareholders (excluding the 57,767,409 Ratel Shares held by Insiders, and proposed Insiders, participating in the Private Placement), present in person or by proxy at the Meeting.

To the best of the knowledge of the directors and executive officers of the Company, Insiders, as a group, are subscribing for 63,000,150 New Ratel Shares, representing approximately 38.4% of the Private Placement (or 42.0% of the issued and outstanding Ratel Shares).

Recommendation of the Directors

The Board of Directors unanimously recommends that the Shareholders vote in favour of the Private Placement Resolution.

CONDUCT OF MEETING AND OTHER APPROVALS

Shareholder Approvals

Pursuant to the BVI Act, the Merger Resolution requires the affirmative vote of not less than 50% of the votes of Shareholders voting in person or by proxy at the Meeting.  Pursuant to the listing rules of the TSX, the Private Placement Resolution requires the affirmative vote of not less than 50% of the votes of disinterested Shareholders voting in person or by proxy at the Meeting. The full text of the Merger Resolution and the Private Placement Resolution are set out in Schedule “A” to this Management Information Circular. Notwithstanding the foregoing, the Merger Resolution authorizes the Board of Directors, without further notice to or approval of the Shareholders, subject to the terms of the Merger, to amend the Plan of Merger or to decide not to proceed with the Merger and to revoke the Merger Resolution at any time prior to the Merger becoming effective pursuant to the provisions of the BVI Act.

Stock Exchange Approvals

The TSX has conditionally approved the Merger, the Private Placement and the listing of the New Ratel Shares upon the Effective Date of the Merger (including the New Ratel Shares issuable pursuant to the deemed exercise of the Subscription Receipts).

INFORMATION CONCERNING THE RESULTING ISSUER POST-MERGER

Following completion of the Merger, New Ratel will be a public company in Canada, the shareholders of which will be the former holders of Ratel Shares as of the Effective Date and, assuming the Escrow Release Conditions are satisfied on or before the Escrow Release Deadline, the subscribers pursuant to the Private Placement. New Ratel will hold interests in mineral projects in Africa, and will have approximately $19.5 million in cash (assuming the release from escrow of the net proceeds of the Private Placement). Schedule “E” of this Management Information Circular describes the proposed business of New Ratel, post-Merger, and should be read together with New Ratel’s consolidated financial statements and pro forma financial statements contained in Schedule “C” and Schedule “D”, respectively, to this Management Information Circular.

INFORMATION CONCERNING THE COMPANY

The following documents, filed by the Company with the Canadian Securities Authorities, are specifically incorporated by reference into, and form an integral part of, this Management Information Circular:

(a)	annual information form of the Company dated September 28, 2012, for the fiscal year ended June 30, 2012;

(b)	consolidated annual financial statements of the Company as at and for the years ended June 30, 2012 and 2011, together with the notes thereto and the auditor’s report thereon;

(c)	management discussion and analysis of the results of operations and financial condition of the Company for the years ended June 30, 2012 and 2011;

(d)	unaudited interim consolidated financial statements of the Company as at September 30, 2012 and for the three months ended September 30, 2012;

(e)	management discussion and analysis of the results of operations and financial condition of the Company as at September 30, 2012 and for the three months ended September 30, 2012;

(f)	management information circular of the Company dated October 29, 2012 distributed in connection with the annual meeting of shareholders held on November 26, 2012;

(g)	material change report filed on November 28, 2012 in respect of the resignation of Mark Savage as Chairman of the Board of Directors; and

(h)	material change report filed on November 3, 2011 in respect of the replacement of Geoffery Jones with Ronald Clarke as Chief Executive Officer of the Company.

All material change reports (other than confidential reports), audited annual financial statements and management’s discussion and analysis and all other documents of the type referred to in section 11.1 of Form 44-101F1 – Short Form Prospectus filed by Ratel with the Canadian Securities Authorities on SEDAR at www.sedar.com after the date of this Circular and before the Meeting are deemed to be incorporated by reference into this Management Information Circular.

Any statement contained in this Circular or in any other document incorporated by reference in this Circular shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference in this Circular modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document which it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not constitute a part of this Circular except as so modified or superseded.

Consolidated Capitalization

There have not been any material changes in the share and loan capital of the Company, on a consolidated basis, since September 30, 2012, the date of the Company’s most recently filed financial statements.

Prior Sales

Nil Ratel Shares, or securities convertible into Ratel Shares, were issued during the 12-month period prior to the date of this Management Information Circular.

Market for Securities

The Ratel Shares are publicly traded and listed on the TSX under the symbol “RTG.” The Company has been listed on the TSX since January 7, 2011. The monthly high and low and month-end closing prices for the Company’s ordinary shares for the 12 month period preceding the date of this Management Information Circular are summarized in the table below.

Year	Month	High	Low	Close	Volume
2013	February 1 - 19	$0.16	$0.14	$0.14	4,049,777
2013	January	$0.18	$0.16	$0.16	1,211,778
2012	December	$0.17	$0.15	$0.15	558,183
2012	November	$0.18	$0.15	$0.17	1,084,788
2012	October	$0.19	$0.13	$0.15	790,733
2012	September	$0.12	$0.08	$0.12	97,589
2012	August	$0.11	$0.04	$0.07	1,943,711
2012	July	$0.08	$0.07	$0.07	1,392,388
2012	June	$0.10	$0.08	$0.08	168,879
2012	May	$0.12	$0.10	$0.10	673,845
2012	April	$0.19	$0.11	$0.12	903,689
2012	March	$0.19	$0.18	$0.19	313,793
2012	February	$0.22	$0.18	$0.18	98,492

INFORMATION CONCERNING THE COMPANY POST-MERGER

Following completion of the Merger the Company will be a subsidiary of New Ratel and continue to operate under the name Ratel Group Limited. The Company intends to substitute the listing of Ratel Shares on the TSX with New Ratel Shares and cease its reporting issuer status in British Columbia, Alberta and Ontario upon New Ratel becoming a reporting issuer in those same jurisdictions.

DISTRIBUTION OF CERTIFICATES

Share Certificates

A Letter of Transmittal is enclosed with this Circular for use by Registered Shareholders for the purpose of the surrender of Ratel Shares in exchange for New Ratel Shares pursuant to the Merger. As soon as reasonably practical after the completion of the Merger, provided that a Registered Shareholder has returned a properly completed Letter of Transmittal, together with certificates representing Ratel Shares and such other documents as the Depositary may require, certificates for the appropriate number of New Ratel will be mailed to such Registered Shareholder. You are encouraged to return a properly completed Letter of Transmittal and all required documents at the same time you deliver your form of proxy should you vote in favour of the Merger.  If the Merger is not completed for any reason, your certificates will be returned to you as soon as reasonably practicable.

Any certificate formerly representing Ratel Shares not duly surrendered on or prior to the sixth anniversary of the Effective Date shall cease to represent a claim or interest of any kind or nature against the Company or New Ratel by a former holder of Ratel Shares. On such date, the consideration that such former holder of Ratel Shares was entitled to receive shall be automatically cancelled without any repayment of capital in respect thereof and the consideration to which such former holder of Ratel Shares was entitled, shall be delivered to New Ratel by the Depositary. Accordingly, persons who tender certificates for Ratel Shares after the sixth anniversary of the Effective Date will not receive New Ratel Shares, will not own any interest in New Ratel, the Company or the Resulting Issuer, and will not be paid any cash or other compensation.

If any certificate representing Ratel Shares has been lost, stolen or destroyed, the registered holder of such Ratel Shares should complete the Letter of Transmittal as fully as possible and forward it, together with an affidavit regarding the loss, theft or destruction, to the Depositary. The Depositary will assist in making arrangements for the necessary affidavit (which will include a bonding requirement) for payment of the consideration in accordance with the Merger. Further details are set out in the Letter of Transmittal. As a condition precedent to the delivery of New Ratel Shares in exchange for Ratel Shares represented by certificates which have been lost, stolen or destroyed, the registered holder thereof will be required to indemnify Ratel, New Ratel and the Depositary against any claim that may be made against Ratel or New Ratel with respect to such lost, stolen or destroyed certificate.

Fractional Shares

No fractional shares will be issued and Shareholders will not receive any compensation in lieu thereof. Any fractional shares issuable pursuant to the Merger, including on exercise or conversion, will be rounded down to the nearest whole number.

INCOME TAX CONSIDERATIONS

Certain Canadian Federal Income Tax Considerations

The following is a summary of the principal Canadian federal income tax considerations generally applicable to Shareholders in respect of the Merger as described herein. This summary applies generally to Shareholders who, within the meaning of the Tax Act and at all relevant times, are resident in Caada or deemed to be resident in Canada, deal with the Company, New Ratel and MergCo at arm’s length, are not affiliated with the Company, New Ratel or MergCo and who hold their Ratel Shares, and will hold their New Ratel Shares, as capital property (a “Canadian Shareholder”).

The Ratel Shares will generally be considered capital property to a holder unless either the holder holds such securities in the course of carrying on a business of buying and selling securities or the holder has acquired such securities in a transaction or transactions considered to be an adventure or concern in the nature of trade.

The Tax Act contains certain provisions (the “Mark-to-Market Rules”) relating to securities held by certain financial institutions, registered securities dealers and corporations controlled by one or more of the foregoing. This summary does not take into account the Mark-to-Market Rules nor any proposed amendments thereto. Such taxpayers to whom the Mark-to-Market Rules might apply should consult their own tax advisors.

This summary is based upon the current provisions of the Tax Act and regulations thereunder in force as of the date hereof, all specific proposals to amend the Tax Act and regulations thereunder that have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”) and counsel’s understanding of the current administrative policies and assessing practices of the CRA. This summary assumes that the Proposed Amendments will be enacted as currently proposed; however, there is no certainty that the Proposed Amendments will be enacted in the form proposed or at all. This summary does not take into account or anticipate any changes in applicable law, whether made by judicial, governmental or legislative action or any provincial, territorial or foreign tax laws or considerations, which might differ significantly from the Canadian federal income tax discussed herein.

This summary is not exhaustive of all Canadian federal income tax considerations and is of a general nature only. It is not intended to be, and should not be construed to be, legal or tax advice to any particular Canadian Shareholder. Accordingly, Canadian Shareholders should consult their own tax advisers with respect to the income tax consequences to them of the Merger under federal, provincial, territorial and other applicable tax legislation. The discussion below is qualified accordingly.

This summary is not applicable to a Canadian Shareholder: (i) that is a “specified financial institution”, (ii) who acquired their Ratel Shares pursuant to the exercise of an employee stock option, (iii) an interest in which is a “tax shelter investment” (as defined in the Tax Act),  (iv) who has made an election pursuant to the functional currency reporting election rules in the Tax Act, or (v) in relation to which the Company or New Ratel is a “foreign affiliate” as defined in the Tax Act. This summary is also not applicable to a Canadian Shareholder that is a corporation resident in Canada, and is, or becomes, controlled by a non-resident corporation for the purposes of the “foreign affiliate dumping” rules in proposed section 212.3 of the Tax Act.  Any such Canadian Shareholders should consult their own tax advisor with respect to the tax consequences of the Merger.

This summary also does not address the income tax consequences to persons who are not resident of Canada for purposes of the Tax Act or any applicable income tax treaty.  Such Shareholders should consult their own tax advisors with respect to the Merger.

For purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of the New Ratel Shares, including interest, dividends, adjusted cost base and proceeds of disposition must be converted into Canadian dollars based on the relevant noon exchange rate quoted by the Bank of Canada applicable on the effective date (as determined in accordance with the Tax Act) of the related acquisition, disposition or recognition of income.

The Merger

As part of the Merger, the Company will amalgamate with MergCo.  On the amalgamation, each Ratel Share will be exchanged for one New Ratel Share.

No Election in Tax Return

In general, the receipt of New Ratel Shares for Ratel Shares under the Merger will not give rise to a capital gain (or capital loss) to a Canadian Shareholder unless such shareholder elects in its income tax return for the year in which the Merger occurs.

Except where a particular Canadian Shareholder elects (as discussed below), Canadian Shareholders shall be deemed to have disposed of their Ratel Shares for proceeds of disposition equal to the adjusted cost base of such shares immediately before the Merger and to have acquired their New Ratel Shares at a cost equal to that same amount.  The cost of such New Ratel Shares must be averaged with the adjusted cost base of all other New Ratel Shares held by such Canadian Shareholder as capital property immediately before the Merger to determine the adjusted cost base of each New Ratel Share to the holder.

Election in Tax Return

The above tax treatment will not apply to a Canadian Shareholder that elects in such Canadian Shareholder’s tax return for the taxation year in which the Merger occurs not to have such tax deferred treatment apply.  In those circumstances, the Canadian Shareholder will realize a capital gain (or capital loss) equal to the amount by which the fair market value of the New Ratel Shares received on the Merger exceeds (or is exceeded by) the adjusted cost base of the Ratel Shares exchanged therefor and any costs associated with the disposition and will acquire the New Ratel Shares at a cost equal to the fair market value of the New Ratel Shares determined at that time.  Such capital gains (or capital losses) will be subject to the tax treatment described below under “Taxation of Capital Gains and Capital Losses”.  The cost of such New Ratel Shares must be averaged with the adjusted cost base of all other New Ratel Shares held by such Canadian Shareholder immediately before the Merger as capital property to determine the adjusted cost base of each New Ratel Share to the holder.

Receipt of Dividends on New Ratel Shares

Any dividends received or deemed to be received on the New Ratel Shares by a Canadian Shareholder who is an individual will be included in the individual’s income and will not be subject to the gross-up and dividend tax credit rules in the Tax Act normally applicable to taxable dividends received from taxable Canadian corporations.  Dividends received or deemed to be received on the New Ratel Shares by a Canadian Shareholder that is a corporation will be included in computing the corporation’s income and generally will not be deductible in computing the corporation’s taxable income.

Foreign withholding tax, if any, payable by a Canadian Shareholder in respect of dividends received on the New Ratel Shares may be eligible for a foreign tax credit or deduction under the Tax Act to the extent and under the circumstances prescribed in the Tax Act.  Canadian Shareholders should consult their own tax advisors with respect to the availability of a foreign tax credit or deduction, having regard to their own circumstances.

Disposition of New Ratel Shares Acquired on the Merger

A Canadian Shareholder that disposes or is deemed to dispose of a New Ratel Share in a taxation year generally will realize a capital gain (or capital loss) equal to the amount by which the proceeds of disposition of the New Ratel Share exceed (or are exceeded by) the Canadian Shareholder’s adjusted cost base of such New Ratel Share, determined immediately before the disposition, and any reasonable costs of disposition. A Canadian Shareholder will be required to include any resulting taxable capital gain in income, or be entitled to deduct any resulting allowable capital loss, in accordance with the usual rules applicable to capital gains and capital losses. (See “Taxation of Capital Gains and Capital Losses” below.)

Taxation of Capital Gains and Capital Losses

Generally, a Canadian Shareholder will be required to include in computing its income for a taxation year one-half of the amount of any capital gain (a “taxable capital gain”) realized by it in that year. A Canadian Shareholder will generally be entitled deduct one-half of the amount of any capital loss (an “allowable capital loss”) realized in a taxation year from taxable capital gains realized by the Canadian Shareholder in that year.

Allowable capital losses in excess of taxable capital gains for a taxation year may be carried back to any of the three preceding taxation years or carried forward to any subsequent taxation year and deducted against net taxable capital gains realized in such years to the extent and under the circumstances specified in the Tax Act.

Where a Canadian Shareholder is a corporation, the amount of any capital loss arising on a disposition or deemed disposition of any share may be reduced by the amount of dividends received or deemed to have been received by it on such share to the extent and under the circumstances described in the Tax Act. Similar rules may apply where a corporation is a member of a partnership or a beneficiary of a trust that owns shares, or where a trust or partnership of which a corporation is a beneficiary or a member is a member of a partnership or a beneficiary of a trust that owns any shares.

Foreign tax, if any, levied on any gain realized on a disposition of New Ratel Shares may be eligible for a foreign tax credit under the Tax Act to the extent and under the circumstances prescribed in the Tax Act.  Canadian Shareholders should consult their own tax advisors with respect to the availability of a foreign tax credit, having regard to their circumstances.

Capital gains realized by an individual or trust, other than certain specified trusts, may give rise to alternative minimum tax under the Tax Act.

Additional Refundable Tax

A Canadian Shareholder that is a “Canadian-controlled private corporation” (as defined in the Tax Act) may be required to pay an additional 6⅔% refundable tax on certain investment income, which includes taxable capital gains, interest, and certain dividends.

Offshore Investment Fund Property

The Tax Act contains rules which may require a taxpayer to include in income in each taxation year an amount in respect of the holding of an “offshore investment fund property”.  These rules could apply to a Canadian Shareholder in respect of a New Ratel Share held by the Canadian Shareholder if, but only if:

(1)
the New Ratel Share may reasonably be considered to derive its value, directly or indirectly, primarily from portfolio investments in: (i) shares of one or more corporations, (ii) indebtedness or annuities, (iii) interests in one or more corporations, trusts, partnerships, organizations, funds or entities, (iv) commodities, (v) real estate, (vi) Canadian or foreign resource properties, (vii) currency of a country other than Canada, (viii) rights or options to acquire or dispose of any of the foregoing, or (ix) any combination of the foregoing (collectively, “Investment Assets”); and

(2)
it may reasonably be concluded, having regard to all the circumstances, that one of the main reasons for the Canadian Shareholder acquiring, holding or having an interest in the New Ratel Share was to derive a benefit from portfolio investments in Investment Assets in such a manner that the taxes, if any, on the income, profits and gains from such assets for any particular year are significantly less than the tax that would have been applicable under Part I of the Tax Act if the income, profits and gains been earned directly by such Canadian Shareholder.

If applicable, these rules would generally require a Canadian Shareholder to include in income for each taxation year in which such Canadian Shareholder holds a New Ratel Share an imputed amount determined by applying a rate of interest determined by a formula to the “designated cost” to the Canadian Shareholder of the New Ratel Share at the end of each month in the year, less the amount of certain income of the Canadian Shareholder from the New Ratel Share in the year.  Any amount required to be included in computing a Canadian Shareholder’s income in respect of a New Ratel Share under these rules would be added to the adjusted cost base to the Canadian Shareholder of such share.

Canadian Shareholders are urged to consult their own tax advisors regarding the application and consequences of these rules.

Foreign Property Information Reporting

In general, a “specified Canadian entity”, as defined in the Tax Act, for a taxation year or fiscal period whose total cost amount of “specified foreign property”, as defined in the Tax Act, at any time in the taxation year or fiscal period exceeds Cdn$100,000, is required to file an information return for the taxation year or fiscal period disclosing prescribed information, including the cost amount and any income in the year, in respect of such property. On March 4, 2010, the Minister of Finance (Canada) announced proposals to expand existing reporting requirements with respect to specified foreign property to require more detailed information.  As of the date hereof, no detailed legislative proposals with respect to such amended reporting requirements have been made public.

With some exceptions, a taxpayer resident in Canada in the year, other than a corporation or trust exempt from tax under Part I of the Tax Act, will be a specified Canadian entity. The New Ratel Shares will be specified foreign property to a Canadian Shareholder. This summary does not purport to explain all circumstances in which reporting may be required by any investor. Accordingly, Canadian Shareholders should consult their own tax advisors regarding compliance with these rules.

Eligibility for Investment

Provided the New Ratel Shares are listed on a designated stock exchange (which includes the TSX) at the time of issuance pursuant to the Merger, the New Ratel Shares will be qualified investments under the Tax Act for trusts governed by a registered retirement savings plan (a “RRSP”), a registered retirement income fund (“RRIF”), a registered education savings plan, a deferred profit sharing plan, a registered disability savings plan and a tax-free savings account (“TFSA”).

However, the holder of a TFSA or the annuitant under a RRSP or RRIF, as the case may be, that holds New Ratel Shares will be subject to a penalty tax if such New Ratel Shares are a “prohibited investment” for the purposes of the Tax Act. New Ratel Shares will generally be a “prohibited investment” if the holder or the annuitant, as the case may be, does not deal at arm’s length with New Ratel for the purposes of the Tax Act or the holder or the annuitant, as the case may be, has a “significant interest” (within the meaning of the Tax Act) in New Ratel or a corporation, partnership or trust with which New Ratel does not deal at arm’s length for the purposes of the Tax Act. Canadian Shareholders should consult their own tax advisors regarding their particular circumstances.

Certain United States Federal Income Tax Considerations

The following is a general summary of certain U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) with respect to the Merger and the ownership and disposition of New Ratel Shares received pursuant to the Merger.  This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder as a result of the Merger or as a result of the ownership and disposition of New Ratel Shares received pursuant to the Merger.  In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including specific tax consequences to a U.S. Holder under an applicable tax treaty.  Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any U.S. Holder.  This summary does not address the U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences to U.S. Holders of the acquisition, ownership, and disposition of Ratel Shares or New Ratel Shares.  In addition, except as specifically set forth below, this summary does not discuss applicable income tax reporting requirements.  Each U.S. Holder should consult its own tax advisors regarding the U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences of the acquisition, ownership, and disposition of Ratel Shares and New Ratel Shares.

No legal opinion from U.S. legal counsel or ruling from the Internal Revenue Service (the "IRS") has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the Merger or the ownership and disposition of New Ratel Shares received pursuant to the Merger.  This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary.  In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the positions taken in this summary.

NOTICE PURSUANT TO IRS CIRCULAR 230: NOTHING CONTAINED IN THIS SUMMARY CONCERNING ANY U.S. FEDERAL TAX ISSUE IS INTENDED OR WRITTEN TO BE USED, AND IT CANNOT BE USED, BY A U.S. HOLDER, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL TAX PENALTIES UNDER THE CODE (AS DEFINED BELOW). THIS SUMMARY WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED BY THIS MANAGEMENT INFORMATION CIRCULAR. EACH U.S. HOLDER SHOULD SEEK U.S. FEDERAL TAX ADVICE, BASED ON SUCH U.S. HOLDER’S PARTICULAR CIRCUMSTANCES, FROM AN INDEPENDENT TAX ADVISOR.

Scope of this Disclosure

Authorities

This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), U.S. Treasury Regulations (whether final, temporary, or proposed), published rulings of the IRS, published administrative positions of the IRS, and U.S. court decisions that are applicable and, in each case, as in effect and available, as of the date of this Management Information Circular.  Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive or prospective basis which could affect the U.S. federal income tax considerations described in this summary.  This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

U.S. Holders

For purposes of this summary, the term "U.S. Holder" means a beneficial owner of Ratel Shares participating in the Merger (or after the Merger, New Ratel Shares) or exercising Dissent Rights pursuant to the Merger that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the U.S.;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the U.S., any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•
a trust that (a) is subject to the primary supervision of a court within the U.S. and the control of one or more U.S. persons for all substantial decisions or (b) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

Non-U.S. Holders

For purposes of this summary, a "non-U.S. Holder" is a beneficial owner of Ratel Shares participating in the Merger or exercising Dissent Rights that is neither a U.S. Holder nor a partnership (or entity or arrangement treated as a partnership) for U.S. federal income tax purposes.  This summary does not address the U.S. federal income tax consequences applicable to non-U.S. Holders arising from the Merger or the ownership, and disposition of New Ratel Shares received pursuant to the Merger.

Accordingly, a non-U.S. Holder should consult its own tax advisors regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local tax, and non-U.S. tax consequences (including the potential application of and operation of any income tax treaties) relating to the Merger and the ownership, and disposition of New Ratel Shares received pursuant to the Merger.

Transactions Not Addressed

This summary does not address the U.S. federal income tax consequences of transactions effected prior or subsequent to, or concurrently with, the Merger (whether or not any such transactions are undertaken in connection with the Merger), and does not address the following:

•	any conversion into Ratel Shares or New Ratel Shares of any notes, debentures or other debt instruments;

•	any vesting, conversion, assumption, disposition, exercise, exchange, or other transaction involving any rights to acquire Ratel Shares or New Ratel Shares, including the Company’s Options; and

•	any transaction, other than the Merger, in which Ratel Shares or New Ratel Shares are acquired.

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations of the Merger to U.S. Holders that are subject to special provisions under the Code, including, but not limited to, the following: (a) U.S. Holders that are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) U.S. Holders that are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) U.S. Holders that are broker-dealers, dealers, or traders in securities or currencies that elect to apply a mark-to-market accounting method; (d) U.S. Holders that have a "functional currency" other than the U.S. dollar; (e) U.S. Holders that own Ratel Shares (or after the Merger, New Ratel Shares) as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position; (f) U.S. Holders that acquired Ratel Shares (or after the Merger, New Ratel Shares) in connection with the exercise of employee stock options or otherwise as compensation for services; (g) U.S. Holders that hold Ratel Shares (or after the Merger, New Ratel Shares) other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); and, (h) U.S. Holders that own, directly, indirectly, or by attribution, 5% or more, by voting power or value, of the outstanding Ratel Shares (or after the Merger, New Ratel Shares).  This summary also does not address the U.S. federal income tax considerations applicable to U.S. Holders who are U.S. expatriates or former long-term residents of the United States.  U.S. Holders that are subject to special provisions under the Code, including U.S. Holders described immediately above, should consult their own tax advisors regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local tax, and non-U.S. tax consequences relating to the Merger and the ownership and disposition of New Ratel Shares received pursuant to the Merger.

If an entity that is classified as a partnership (or "pass-through" entity) for U.S. federal income tax purposes holds Ratel Shares (or after the Merger, New Ratel Shares), the U.S. federal income tax consequences to such partnership and the partners of such partnership of participating in the Merger and the ownership of New Ratel Shares received pursuant to the Merger generally will depend in part on the activities of the partnership and the status of such partners.  This summary does not address the tax consequences to any such partnership or partner.  Partners of entities that are classified as partnerships for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences of the Merger and the ownership and disposition of New Ratel Shares received pursuant to the Merger.

Certain U.S. Federal Income Tax Consequences of the Merger

Characterization of the Merger

Subject to the PFIC rules discussed below, an exchange of Ratel Shares for New Ratel Shares pursuant to the Merger should qualify as a tax-deferred reorganization under Section 368(a) of the Code (a “Reorganization”).  Neither the Company nor New Ratel has sought or obtained either a ruling from the IRS or an opinion of counsel regarding any of the tax consequences of the Merger.  Accordingly, there can be no assurance that the IRS will not challenge the status of the Merger as a Reorganization or that the U.S. courts will uphold the status of the Merger as a Reorganization in the event of an IRS challenge.  The tax consequences of the Merger qualifying as a Reorganization or as a taxable transaction are discussed below.  U.S. Holders should consult their own U.S. tax advisors regarding the proper tax reporting of the Merger.

Tax Consequences if the Company is Classified as a PFIC

A U.S. Holder of Ratel Shares could be subject to special, adverse tax rules in respect of the Merger if the Company was classified as a "passive foreign investment company" under the meaning of Section 1297 of the Code (a "PFIC") for any tax year during which such U.S. Holder holds or held Ratel Shares.

A non-U.S. corporation is classified as a PFIC for each tax year in which (i) 75% or more of its gross income is passive income (as defined for U.S. federal income tax purposes) or (ii) on average for such tax year, 50% or more (by value) of its assets either produce or are held for the production of passive income.  For purposes of the PFIC provisions, "gross income" generally means sales revenues less cost of goods sold, plus income from investments and from incidental or outside operations or sources, and "passive income" generally includes dividends, interest, royalties, rents, and gains from commodities or securities transactions.  In determining whether or not it is classified as a PFIC, a non-U.S. corporation is required to take into account its pro rata portion of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest by value.

The Company believes that it was a PFIC during one or more prior tax years, and based on its projected income, assets and activities during its current tax year ending June 30, 2013, the Company expects that it should likely be a PFIC for its current tax year. PFIC classification is factual in nature, and generally cannot be determined until the close of the tax year in question.  Additionally, the analysis depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations.  No opinion of legal counsel or ruling from the IRS concerning the PFIC status of the Company has been obtained and none will be requested.  Consequently, there can be no assurances regarding the PFIC status of the Company during its current tax year or any prior or future tax year.

Under proposed U.S. Treasury Regulations, absent application of the "PFIC-for-PFIC Exception" discussed below, if the Company was classified as a PFIC for any tax year during which a U.S. Holder held Ratel Shares, special rules may increase such U.S. Holder’s U.S. federal income tax liability with respect to the Merger.  Under the PFIC rules:

•	the Merger may be treated as a taxable exchange to such U.S. Holder even if such transaction qualifies as a Reorganization as discussed below;

•	any gain on the sale, exchange or other disposition of Ratel Shares will be allocated rateably over such U.S. Holder’s holding period;

•	the amount allocated to the current tax year and any year prior to the first year in which the Company was classified as a PFIC will be taxed as ordinary income in the current year;

•	the amount allocated to each of the other tax years will be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that year; and

•
an interest charge for a deemed deferral benefit will be imposed with respect to the resulting tax attributable to each of the other tax years, which interest charge is not deductible by non-corporate U.S. Holders.

A U.S. Holder that has made a "mark-to-market" election under Section 1296 of the Code (a “Mark-to-Market” Election”) or a timely and effective election to treat the Company as a "qualified electing fund" or “QEF” under Section 1295 of the Code (a "QEF Election") may generally mitigate or avoid the PFIC consequences described above with respect to the Merger.

U.S. Holders should be aware that there can be no assurances that the Company will satisfy the record keeping requirements that apply to a QEF, or that the Company will supply U.S. Holders with information that such U.S. Holders require to report under the QEF rules, in the event that the Company is a PFIC for any tax year.  Thus, U.S. Holders may not be able to make or maintain a QEF Election with respect to their Ratel Shares.  Each U.S. Holder should consult its own tax advisors regarding the availability of, and procedure for making, a QEF Election. A U.S. Holder who does not make a timely QEF Election or Mark-to-Market Election is referred to for purposes of this summary as a “Non-Electing Shareholder.”

Under the proposed Treasury Regulations:

•
a Non-Electing Shareholder does not recognize gain in a Reorganization where the Non-Electing Shareholder transfers stock in a PFIC so long as such Non-Electing Shareholder receives in exchange stock of another corporation that qualifies as a PFIC for its taxable year that includes the day after the transfer (for purposes of this summary, this exception will be referred to as the "PFIC-for-PFIC Exception"); and

•
a Non-Electing Shareholder generally does recognize gain (but not loss) in a Reorganization where the Non-Electing Shareholder transfers stock in a PFIC and receives in exchange stock of another corporation that does not qualify as a PFIC for its taxable year that includes the day after the transfer.

Based on current business plans and financial projections, New Ratel expects to be classified as a PFIC for the tax year that includes the day after the Effective Date of the Merger.  PFIC classification is factual in nature, and generally cannot be determined until the close of the tax year in question.  Additionally, the analysis depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations.  No opinion of legal counsel or ruling from the IRS concerning the PFIC status of New Ratel has been obtained and none will be requested.  Consequently, there can be no assurances regarding the PFIC status of New Ratel during its current tax year or any prior or future tax year.

Accordingly, if the proposed U.S. Treasury Regulations were finalized and made applicable to the Merger (even if this occurs after the Effective Date of the Merger), it is expected that the PFIC-for-PFIC Exception will likely be available to U.S. Holders with respect to the Merger.  However, because the PFIC classification of New Ratel for its current tax year cannot be determined until the close of such tax year, there can be no assurances provided that the PFIC-for-PFIC Exception will be available to U.S. Holders.  Additionally, the analysis depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations.

Each U.S. Holder should consult its own tax advisors regarding the potential application of the PFIC rules to the exchange of Ratel Shares for New Ratel Shares pursuant to the Merger, and the information reporting responsibilities under the proposed U.S. Treasury Regulations in connection with the Merger.

In addition, the proposed U.S. Treasury Regulations discussed above were proposed in 1992 and have not been adopted in final form.  The proposed U.S. Treasury Regulations state that they are to be effective for transactions occurring on or after April 11, 1992.  However, because the proposed U.S. Treasury Regulations have not yet been adopted in final form, they are not currently effective and there is no assurance they will be finally adopted in the form and with the effective date proposed.  Further, it is uncertain whether the IRS would consider the proposed U.S. Treasury Regulations to be effective for purposes of determining the U.S. federal income tax treatment of the Merger.  In the absence of the proposed U.S. Treasury Regulations being finalized in their current form, if the Merger qualifies as a Reorganization, the U.S. federal income tax consequences of the Merger to a U.S. Holder should be generally as set forth below in the discussion "Tax Consequences if the Merger Qualifies as a Reorganization"; however, it is unclear whether the IRS would agree with this interpretation and/or whether it could attempt to treat the transaction as a taxable exchange on some alternative basis.  If gain is not recognized under the proposed U.S. Treasury Regulations, a U.S. Holder’s holding period for the New Ratel Shares for purposes of applying the PFIC rules presumably would include the period during which the U.S. Holder held its Ratel Shares.  Consequently, a subsequent disposition of the New Ratel Shares in a taxable transaction presumably would be taxable under the default PFIC rules described above.  U.S. Holders should consult their own tax advisors regarding whether the proposed U.S. Treasury Regulations under Section 1291 would apply if the Merger qualifies as a Reorganization.

Tax Consequences if the Merger Qualifies as a Reorganization

If the Merger qualifies as a Reorganization, and the PFIC rules discussed above do not apply, then the following U.S. federal income tax consequences will result for U.S. Holders:

(a)	a U.S. Holder who exchanges Ratel Shares for New Ratel Shares will not recognize gain or loss as a result of the Merger;

(b)
the aggregate tax basis of a U.S. Holder in the New Ratel Shares acquired in exchange for Ratel Shares will be equal to such U.S. Holder’s aggregate tax basis in the Ratel Shares surrendered in exchange therefor;

(c)	the holding period of a U.S. Holder for the New Ratel Shares acquired in exchange for Ratel Shares pursuant to the Merger will include such U.S. Holder’s holding period for Ratel Shares; and

(d)
U.S. Holders who exchange Ratel Shares for New Ratel Shares pursuant to the Merger generally will be required to report certain information to the IRS on their U.S. federal income tax returns for the tax year in which the Merger occurs, and to retain certain records related to the Merger.

The IRS could challenge a U.S. Holder’s treatment of the Merger as a Reorganization.  If this treatment were successfully challenged, then the Merger would be treated as a taxable transaction, with the consequences discussed immediately below (including the recognition of any realized gain).

Treatment of the Merger as a Taxable Transaction

If the Merger does not qualify as a Reorganization for U.S. federal income tax purposes, subject to the PFIC rules discussed above, then the following U.S. federal income tax consequences will result for U.S. Holders:

(a)
a U.S. Holder will recognize gain or loss in an amount equal to the difference, if any, between (i) the fair market value (expressed in U.S. dollars) of the New Ratel Shares received in exchange for Ratel Shares pursuant to the Merger and (ii) the adjusted tax basis (expressed in U.S. dollars) of such U.S. Holder in the Ratel Shares exchanged;

(b)
the tax basis of a U.S. Holder in the New Ratel Shares received in exchange for Ratel Shares pursuant to the Merger would be equal to the fair market value of such New Ratel Shares on the date of receipt; and

(c)	the holding period of a U.S. Holder for the New Ratel Shares received in exchange for Ratel Shares pursuant to the Merger will begin on the day after the date of receipt.

Subject to the PFIC rules discussed above, any gain or loss described in clause (a) immediately above generally would be capital gain or loss, which will be long-term capital gain or loss if such Ratel Shares are held for more than one year.  Preferential tax rates apply to long-term capital gains of a U.S. Holder that is an individual, estate, or trust.  There are currently no preferential tax rates for long-term capital gains of a U.S. Holder that is a corporation.  Deductions for capital losses are subject to complex limitations under the Code.

U.S. Holders Exercising Dissent Rights

A U.S. Holder that exercises Dissent Rights in the Merger and is paid cash by the Company in exchange for all of such U.S. Holder’s Ratel Shares generally will recognize gain or loss in an amount equal to the difference, if any, between (a) the U.S. dollar value of the currency received by such U.S. Holder in exchange for Ratel Shares (other than amounts, if any, that are or are deemed to be interest for U.S. federal income tax purposes, which amounts will be taxed as ordinary income) and (b) the tax basis of such U.S. Holder in such Ratel Shares surrendered.  Subject to the PFIC rules discussed in this summary, such gain or loss generally will be capital gain or loss, which will be long-term capital gain or loss if such Ratel Shares have been held for more than one year.  Preferential tax rates apply to long-term capital gains of a U.S. Holder that is an individual, estate, or trust.  Deductions for capital losses are subject to complex limitations under the Code.

Ownership of New Ratel Shares

Passive Foreign Investment Company Rules

PFIC Status of New Ratel

If New Ratel were to constitute a “passive foreign investment company” under the meaning of Section 1297 of the Code (a “PFIC”, as defined below) for any year during a U.S. Holder’s holding period, then certain potentially adverse rules will affect the U.S. federal income tax consequences to a U.S. Holder resulting from the acquisition, ownership and disposition of New Ratel Shares.

In any year in which New Ratel is classified as a PFIC, a U.S. Holder may be required to file an annual report with the IRS containing such information as Treasury Regulations and/or other IRS guidance may require.  U.S. Holders should consult their own tax advisors regarding the requirements of filing such information returns under these rules, including the requirement to file an IRS Form 8621.

Active business gains arising from the sale of commodities generally are excluded from passive income if substantially all (85% or more) of a foreign corporation’s commodities are stock in trade or inventory, depreciable property used in a trade or business, or supplies regularly used or consumed in the ordinary course of its trade or business, and certain other requirements are satisfied.

For purposes of the PFIC income test and asset test described above, if New Ratel owns, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, New Ratel will be treated as if it (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation.  In addition, for purposes of the PFIC income test and asset test described above, and assuming certain other requirements are met, “passive income” does not include certain interest, dividends, rents, or royalties that are received or accrued by New Ratel from certain “related persons” (as defined in Section 954(d)(3) of the Code), to the extent such items are properly allocable to the income of such related person that is not passive income.

Under certain attribution rules, if New Ratel is a PFIC, U.S. Holders will generally be deemed to own their proportionate share of New Ratel’s direct or indirect equity interest in any company that is also a PFIC (a ‘”Subsidiary PFIC’”), and will be subject to U.S. federal income tax on their proportionate share of (a) any “excess distributions,” as described below, on the stock of a Subsidiary PFIC and (b) a disposition or deemed disposition of the stock of a Subsidiary PFIC by New Ratel or another Subsidiary PFIC, both as if such U.S. Holders directly held the shares of such Subsidiary PFIC.  In addition, U.S. Holders may be subject to U.S. federal income tax on any indirect gain realized on the stock of a Subsidiary PFIC on the sale or disposition of New Ratel Shares.  Accordingly, U.S. Holders should be aware that they could be subject to tax even if no distributions are received and no redemptions or other dispositions of New Ratel Shares are made.

Default PFIC Rules Under Section 1291 of the Code

If New Ratel is a PFIC for any tax year during which a U.S. Holder owns New Ratel Shares, the U.S. federal income tax consequences to such U.S. Holder of the acquisition, ownership, and disposition of New Ratel Shares will depend on whether and when such U.S. Holder makes a QEF Election or a Mark-to-Market Election with respect to New Ratel and each Subsidiary PFIC, if any.

A Non-Electing U.S. Holder will be subject to the rules of Section 1291 of the Code (described below) with respect to (a) any gain recognized on the sale or other taxable disposition of New Ratel Shares and (b) any “excess distribution” received on the New Ratel Shares.  A distribution generally will be an “excess distribution” to the extent that such distribution (together with all other distributions received in the current tax year) exceeds 125% of the average distributions received during the three preceding tax years (or during a U.S. Holder’s holding period for the New Ratel Shares, if shorter).

Under Section 1291 of the Code, any gain recognized on the sale or other taxable disposition of New Ratel Shares (including an indirect disposition of the stock of any Subsidiary PFIC), and any “excess distribution” received on New Ratel Shares or with respect to the stock of a Subsidiary PFIC, must be ratably allocated to each day in a Non-Electing U.S. Holder’s holding period for the respective New Ratel Shares.  The amount of any such gain or excess distribution allocated to the tax year of disposition or distribution of the excess distribution and to years before the entity became a PFIC, if any, would be taxed as ordinary income.  The amounts allocated to any other tax year would be subject to U.S. federal income tax at the highest tax rate applicable to ordinary income in each such year, and an interest charge would be imposed on the tax liability for each such year, calculated as if such tax liability had been due in each such year.  A Non-Electing U.S. Holder that is not a corporation must treat any such interest paid as “personal interest,” which is not deductible.

If New Ratel is a PFIC for any tax year during which a Non-Electing U.S. Holder holds New Ratel Shares, New Ratel will continue to be treated as a PFIC with respect to such Non-Electing U.S. Holder, regardless of whether New Ratel ceases to be a PFIC in one or more subsequent tax years.  A Non-Electing U.S. Holder may terminate this deemed PFIC status by electing to recognize gain (which will be taxed under the rules of Section 1291 of the Code discussed above), but not loss, as if such New Ratel Shares were sold on the last day of the last tax year for which New Ratel was a PFIC.

QEF Election

A U.S. Holder that makes a timely and effective QEF Election for the first tax year in which the holding period of its New Ratel Shares begins generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to its New Ratel Shares.  A U.S. Holder that makes a timely and effective QEF Election will be subject to U.S. federal income tax on such U.S. Holder’s pro rata share of (a) the net capital gain of New Ratel, which will be taxed as long-term capital gain to such U.S. Holder, and (b) the ordinary earnings of New Ratel, which will be taxed as ordinary income to such U.S. Holder.  Generally, “net capital gain” is the excess of (a) net long-term capital gain over (b) net short-term capital loss, and “ordinary earnings” are the excess of (a) “earnings and profits” over (b) net capital gain.  A U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such amounts for each tax year in which New Ratel is a PFIC, regardless of whether such amounts are actually distributed to such U.S. Holder by New Ratel.  However, for any tax year in which New Ratel is a PFIC and has no net income or gain, U.S. Holders that have made a QEF Election would not have any income inclusions as a result of the QEF Election.  If a U.S. Holder that made a QEF Election has an income inclusion, such U.S. Holder may, subject to certain limitations, elect to defer payment of current U.S. federal income tax on such amounts, subject to an interest charge.  If such U.S. Holder is not a corporation, any such interest paid will be treated as “personal interest,” which is not deductible.

A U.S. Holder that makes a timely and effective QEF Election with respect to New Ratel generally (a) may receive a tax-free distribution from New Ratel to the extent that such distribution represents “earnings and profits” of New Ratel that were previously included in income by the U.S. Holder because of such QEF Election and (b) will adjust such U.S. Holder’s tax basis in the New Ratel Shares to reflect the amount included in income or allowed as a tax-free distribution because of such QEF Election.  In addition, a U.S. Holder that makes a QEF Election generally will recognize capital gain or loss on the sale or other taxable disposition of New Ratel Shares.

The procedure for making a QEF Election, and the U.S. federal income tax consequences of making a QEF Election, will depend on whether such QEF Election is timely.  A QEF Election will be treated as “timely” if such QEF Election is made for the first year in the U.S. Holder’s holding period for the New Ratel Shares in which New Ratel was a PFIC.  A U.S. Holder may make a timely QEF Election by filing the appropriate QEF Election documents at the time such U.S. Holder files a U.S. federal income tax return for such year.  If a U.S. Holder does not make a timely and effective QEF Election for the first year in the U.S. Holder’s holding period for the New Ratel Shares, the U.S. Holder may still be able to make a timely and effective QEF Election in a subsequent year if such U.S. Holder meets certain requirements and makes a “purging” election to recognize gain (which will be taxed under the rules of Section 1291 of the Code discussed above) as if such New Ratel Shares were sold for their fair market value on the day the QEF Election is effective.  If a U.S. Holder owns PFIC stock indirectly through another PFIC, separate QEF Elections must be made for the PFIC in which the U.S. Holder is a direct shareholder and the Subsidiary PFIC for the QEF rules to apply to both PFICs.

A QEF Election will apply to the tax year for which such QEF Election is timely made and to all subsequent tax years, unless such QEF Election is invalidated or terminated or the IRS consents to revocation of such QEF Election.  If a U.S. Holder makes a QEF Election and, in a subsequent tax year, New Ratel ceases to be a PFIC, the QEF Election will remain in effect (although it will not be applicable) during those tax years in which New Ratel is not a PFIC.  Accordingly, if New Ratel becomes a PFIC in another subsequent tax year, the QEF Election will be effective and the U.S. Holder will be subject to the QEF rules described above during any subsequent tax year in which New Ratel qualifies as a PFIC.

U.S. Holders should be aware that there can be no assurances that New Ratel will satisfy the record keeping requirements that apply to a QEF, or that New Ratel will supply U.S. Holders with information that such U.S. Holders are required to report under the QEF rules, in the event that New Ratel is a PFIC. Thus, U.S. Holders may not be able to make a QEF Election with respect to their New Ratel Shares.  Each U.S. Holder should consult its own tax advisors regarding the availability of, and procedure for making, a QEF Election.

A U.S. Holder makes a QEF Election by attaching a completed IRS Form 8621, including a PFIC Annual Information Statement, to a timely filed United States federal income tax return.  However, if New Ratel cannot provide the required information with regard to New Ratel or any of its Subsidiary PFICs, U.S. Holders will not be able to make a QEF Election for such entity and will continue to be subject to the rules discussed above that apply to Non-Electing U.S. Holders with respect to the taxation of gains and excess distributions.

Mark-to-Market Election

A U.S. Holder may make a Mark-to-Market Election only if the New Ratel Shares are marketable stock.  The New Ratel Shares generally will be “marketable stock” if the New Ratel Shares are regularly traded on (a) a national securities exchange that is registered with the Securities and Exchange Commission, (b) the national market system established pursuant to section 11A of the Securities and Exchange Act of 1934, or (c) a foreign securities exchange that is regulated or supervised by a governmental authority of the country in which the market is located, provided that (i) such foreign exchange has trading volume, listing, financial disclosure, and surveillance requirements, and meets other requirements and the laws of the country in which such foreign exchange is located, together with the rules of such foreign exchange, ensure that such requirements are actually enforced and (ii) the rules of such foreign exchange effectively promote active trading of listed stocks.  If such stock is traded on such a qualified exchange or other market, such stock generally will be “regularly traded” for any calendar year during which such stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter.

A U.S. Holder that makes a Mark-to-Market Election with respect to its New Ratel Shares generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to such New Ratel Shares.  However, if a U.S. Holder does not make a Mark-to-Market Election beginning in the first tax year of such U.S. Holder’s holding period for the New Ratel Shares or such U.S. Holder has not made a timely QEF Election, the rules of Section 1291 of the Code discussed above will apply to certain dispositions of, and distributions on, the New Ratel Shares.

A U.S. Holder that makes a Mark-to-Market Election will include in ordinary income, for each tax year in which New Ratel is a PFIC, an amount equal to the excess, if any, of (a) the fair market value of the New Ratel Shares, as of the close of such tax year over (b) such U.S. Holder’s adjusted tax basis in such New Ratel Shares.  A U.S. Holder that makes a Mark-to-Market Election will be allowed a deduction in an amount equal to the excess, if any, of (a) such U.S. Holder’s adjusted tax basis in the New Ratel Shares, over (b) the fair market value of such New Ratel Shares (but only to the extent of the net amount of previously included income as a result of the Mark-to-Market Election for prior tax years).

A U.S. Holder that makes a Mark-to-Market Election generally also will adjust such U.S. Holder’s tax basis in the New Ratel Shares to reflect the amount included in gross income or allowed as a deduction because of such Mark-to-Market Election.  In addition, upon a sale or other taxable disposition of New Ratel Shares, a U.S. Holder that makes a Mark-to-Market Election will recognize ordinary income or ordinary loss (not to exceed the excess, if any, of (a) the amount included in ordinary income because of such Mark-to-Market Election for prior tax years over (b) the amount allowed as a deduction because of such Mark-to-Market Election for prior tax years).  Losses that exceed this limitation are subject to the rules generally applicable to losses provided in the Code and Treasury Regulations.

A Mark-to-Market Election applies to the tax year in which such Mark-to-Market Election is made and to each subsequent tax year, unless the New Ratel Shares cease to be “marketable stock” or the IRS consents to revocation of such election.  Each U.S. Holder should consult its own tax advisors regarding the availability of, and procedure for making, a Mark-to-Market Election.

Although a U.S. Holder may be eligible to make a Mark-to-Market Election with respect to the New Ratel Shares, no such election may be made with respect to the stock of any Subsidiary PFIC that a U.S. Holder is treated as owning, because such stock is not marketable.  Hence, the Mark-to-Market Election will not be effective to avoid the application of the default rules of Section 1291 of the Code described above with respect to deemed dispositions of Subsidiary PFIC stock or excess distributions from a Subsidiary PFIC.

Other PFIC Rules

Under Section 1291(f) of the Code, the IRS has issued proposed Treasury Regulations that, subject to certain exceptions, would cause a U.S. Holder that had not made a timely QEF Election to recognize gain (but not loss) upon certain transfers of New Ratel Shares that would otherwise be tax-deferred (e.g., gifts and exchanges pursuant to corporate reorganizations).  However, the specific U.S. federal income tax consequences to a U.S. Holder may vary based on the manner in which New Ratel Shares are transferred.

Certain additional adverse rules may apply with respect to a U.S. Holder if New Ratel is a PFIC, regardless of whether such U.S. Holder makes a QEF Election.  For example, under Section 1298(b)(6) of the Code, a U.S. Holder that uses New Ratel Shares as security for a loan will, except as may be provided in Treasury Regulations, be treated as having made a taxable disposition of such New Ratel Shares.

Special rules also apply to the amount of foreign tax credit that a U.S. Holder may claim on a distribution from a PFIC.  Subject to such special rules, foreign taxes paid with respect to any distribution in respect of stock in a PFIC are generally eligible for the foreign tax credit.  The rules relating to distributions by a PFIC and their eligibility for the foreign tax credit are complicated, and a U.S. Holder should consult with its own tax advisors regarding the availability of the foreign tax credit with respect to distributions by a PFIC.

The PFIC rules are complex, and each U.S. Holder should consult its own tax advisors regarding the PFIC rules and how the PFIC rules may affect the U.S. federal income tax consequences of the acquisition, ownership, and disposition of New Ratel Shares.

Ownership and Disposition of New Ratel Shares

The following discussion is subject to the rules described above under the heading “Passive Foreign Investment Company Rules.”

Distributions on New Ratel Shares

A U.S. Holder that receives a distribution, including a constructive distribution, with respect to a New Ratel Share will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of the current or accumulated “earnings and profits” of New Ratel, as computed for U.S. federal income tax purposes.  A dividend generally will be taxed to a U.S. Holder at ordinary income tax rates if New Ratel is a PFIC.  To the extent that a distribution exceeds the current and accumulated “earnings and profits” of New Ratel, such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder's tax basis in the New Ratel Shares and thereafter as gain from the sale or exchange of such New Ratel Shares.  (See “Sale or Other Taxable Disposition of New Ratel Shares” below).  However, New Ratel may not maintain the calculations of its earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder may have to assume that any distribution by New Ratel with respect to the New Ratel Shares will constitute ordinary dividend income.  Dividends received on New Ratel Shares generally will not be eligible for the “dividends received deduction.”  In addition, New Ratel does not anticipate that its distributions will constitute qualified dividend income eligible for the preferential tax rates applicable to long-term capital gains.  The dividend rules are complex, and each U.S. Holder should consult its own tax advisors regarding the application of such rules.

Sale or Other Taxable Disposition of New Ratel Shares

Upon the sale or other taxable disposition of New Ratel Shares, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the U.S. dollar value of cash received plus the fair market value of any property received and such U.S. Holder's tax basis in such New Ratel Shares sold or otherwise disposed of.  Gain or loss recognized on such sale or other disposition generally will be long-term capital gain or loss if, at the time of the sale or other disposition, the New Ratel Shares have been held for more than one year.

Preferential tax rates currently apply to long-term capital gain of a U.S. Holder that is an individual, estate, or trust.  There are currently no preferential tax rates for long-term capital gain of a U.S. Holder that is a corporation.  Deductions for capital losses are subject to significant limitations under the Code.

Additional Considerations

Foreign Tax Credit

A U.S. Holder that pays (whether directly or through withholding) non-U.S. income tax in connection with the Merger or in connection with the ownership or disposition of New Ratel Shares may be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such non-U.S. income tax paid.

Generally, a credit will reduce a U.S. Holder’s U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder’s income subject to U.S. federal income tax.  This election is made on a year-by-year basis and applies to all foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a tax year.

Complex limitations apply to the foreign tax credit, including the general limitation that the credit cannot exceed the proportionate share of a U.S. Holder’s U.S. federal income tax liability that such U.S. Holder’s "foreign source" taxable income bears to such U.S. Holder’s worldwide taxable income.  In applying this limitation, a U.S. Holder’s various items of income and deduction must be classified, under complex rules, as either "foreign source" or "U.S. source."  Generally, dividends paid by a foreign corporation should be treated as foreign source for this purpose, and gains recognized on the sale of stock of a foreign corporation by a U.S. Holder should be treated as U.S. source for this purpose, except as otherwise provided in an applicable income tax treaty, and if an election is properly made under the Code.  In addition, this limitation is calculated separately with respect to specific categories of income.  The foreign tax credit rules are complex, and each U.S. Holder should consult its own U.S. tax advisors regarding the foreign tax credit rules.

Receipt of Foreign Currency

The amount of any distribution or proceeds paid in foreign currency to a U.S. Holder in connection with the ownership of New Ratel Shares, or on the sale, exchange or other taxable disposition of New Ratel Shares, or any foreign currency received in connection with the Merger (including, but not limited to, U.S. Holders exercising dissent rights under the Merger), will be included in the gross income of a U.S. Holder as translated into U.S. dollars calculated by reference to the exchange rate prevailing on the date of actual or constructive receipt of the dividend, regardless of whether the foreign currency is converted into U.S. dollars at that time.  If the foreign currency received is not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt.  Any U.S. Holder who receives payment in foreign currency and engages in a subsequent conversion or other disposition of the Canadian dollars may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes.

Each U.S. Holder should consult its own U.S. tax advisors regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

Additional Tax on Passive Income

Certain individuals, estates and trusts whose income exceeds certain thresholds will be required to pay a 3.8% Medicare surtax on "net investment income" including, among other things, dividends and net gain from dispositions of property (other than property held in a trade or business).  U.S. Holders should consult with their own tax advisors regarding the effect, if any, of this tax on their ownership and disposition of New Ratel Shares.

Information Reporting and Backup Withholding Tax

Payments made within the U.S. or by a U.S. payor or U.S. middleman, of (a) distributions on the New Ratel Shares, (b) proceeds arising from the sale or other taxable disposition of New Ratel Shares, or (c) any payments received in connection with the Merger (including, but not limited to, U.S. Holders exercising dissent rights under the Merger) generally may be subject to information reporting and backup withholding tax, at the rate of 28%, if a U.S. Holder: (i) fails to furnish such U.S.  Holder’s correct U.S. taxpayer identification number (generally on Form W-9), (ii) furnishes an incorrect U.S. taxpayer identification number, (iii) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax, or (iv) fails to certify, under penalty of perjury, that such U.S. Holder has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax.  However, certain exempt persons generally are excluded from these information reporting and backup withholding rules.  Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner.

Under U.S. federal income tax law and Treasury Regulations, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a non-U.S. corporation.  For example, U.S. return disclosure obligations (and related penalties) are imposed on individuals who are U.S. Holders that hold certain specified foreign financial assets in excess of $50,000.  The definition of specified non-U.S. financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person and any interest in a non-U.S. entity.  U.S. Holders may be subject to these reporting requirements unless their New Ratel Shares are held in an account at a U.S. financial institution.  Penalties for failure to file certain of these information returns are substantial.  U.S. Holders should consult with their own tax advisors regarding the requirements of filing information returns under these rules, including the requirement to file an IRS Form 8938.

The discussion of reporting requirements set forth above is not intended to constitute an exhaustive description of all reporting requirements that may apply to a U.S. Holder.  A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax, and under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement.  Each U.S. Holder should consult its own tax advisors regarding the information reporting and backup withholding rules.

Certain Australian Income Tax Considerations

The following is a general summary regarding the Australian income tax implications for Australian tax resident Ratel Group Shareholders who participate in the Scheme and subsequently hold Ratel Gold Shares.

The statements contained in this section are necessarily general in nature, and do not take in to consideration the specific circumstances of each Ratel Group Shareholder. In particular, the summary below is based on the assumption that all Ratel Group Shares were acquired by Ratel Group Shareholders after 21 September 1999 and are held on capital account. That is, the summary does not consider the tax implications arising in respect of any Ratel Group Shareholders who are tax exempt entities, life insurance companies, Ratel Group Shareholders who otherwise hold their Ratel Group Shares on revenue account or as trading stock, nor Ratel Group Shareholders who are subject to Division 230 of the Income Tax Assessment Act 1997.  This summary also does not consider Ratel Group Shareholders who acquired their Ratel Group Shares in respect of their employment with Ratel Group as they may be subject to different tax consequences applicable to their circumstances.

In addition, this summary specifically excludes consideration of the tax implications arising to holders of Ratel Group Options.

This summary does not constitute financial product advice as defined in the Corporations Act 2001. This summary is confined to taxation issues and is only one of the matters you need to consider when making a decision about your investments. You should consider taking advice from a licensed adviser, before making a decision about your investments.  The partnership of Ernst & Young is not required to hold an Australian Financial Services Licence under the Corporations Act 2001 to provide this taxation summary.

The partnership of Ernst & Young have not caused and take no responsibility for the publication of any part of the Circular in which this summary appears, other than this summary itself.

The statements contained in this section extend only to Australian tax resident Ratel Group Shareholders and do not apply to any foreign resident shareholders (including any Canadian resident Ratel Group

Shareholders). Ratel Group Shareholders who are non-Australian residents for tax purposes should take into consideration both the taxation laws in their place of residence, but also the Australian tax implications which may apply to them.

The comments in this summary are limited to the Australian income tax implications, and do not extend to any foreign income taxes which may be applicable to the transactions contemplated by the Scheme, nor to any other Australian taxes such as Goods and Services Tax or stamp duty.

Due to the general and limited nature of the comments, Ratel Group Shareholders should not rely on the comments contained in this section, and should seek professional tax advice which is specific to their individual facts and circumstances.

Finally, the following summary is based on the Australian taxation law and administrative practice as at the date of the Circular and it is possible that relevant tax law changes may be made subsequently which impact the tax implications of the Scheme.

(a)	Capital gains tax on disposal of Ratel Group Shares

The disposal of Ratel Group Shares will give rise to a CGT event for Ratel Group Shareholders at the time of the disposal.

Ratel Group Shareholders will prima facie derive a capital gain on the disposal of their Ratel Group Shares if and to the extent that the market value of the those capital proceeds received exceeds the cost base of the Ratel Group Shares.

Conversely, Ratel Group Shareholders will incur a capital loss on the disposal of those shares if and to the extent that the capital proceeds received is less than the reduced cost base of the Ratel Group Shares held.

In this respect, as all Australian resident Ratel Group Shareholders will receive new Ratel Gold Shares as consideration for the disposal of their Ratel Group Shares under the Scheme, the capital proceeds will be equal to the market value of the new Ratel Gold Shares received under the Scheme.

The cost base of the Ratel Group Shares held by each Ratel Group Shareholder will generally include any consideration paid to acquire those shares plus certain related costs of acquisition, including incidental costs of acquisition such as brokerage costs and stamp duty. The reduced cost base of shares is determined similarly, though there are some limitations on including certain related costs.

Each Ratel Group Shareholder should seek separate tax advice to confirm the cost base or reduced cost base of their Ratel Group Shares and hence to determine the extent of any capital gain or loss arising on the disposal of the Ratel Group Shares.

(b)           CGT rollover relief on disposal of Ratel Group Shares

Ratel Group Shareholders who make a capital gain on the disposal of their Ratel Group Shares should be eligible to elect for CGT rollover relief in respect of that gain.

A Ratel Group Shareholder who makes a capital loss on the disposal of their Ratel Group Shares cannot choose CGT rollover relief (that is, the Ratel Group Shareholder cannot elect to defer the capital loss they incur as a result of the Scheme).

If a Ratel Group Shareholder is eligible and makes an election to apply CGT rollover relief, any capital gain on the disposal of the Ratel Group Shares would be disregarded (that is, taxation of the capital gain is effectively deferred until the Ratel Gold Shares are sold).

Where the CGT rollover relief is elected, the CGT cost base of the Ratel Group Shareholder’s interests in the Ratel Group Shares would effectively transfer to the new Ratel Gold Shares acquired. That is, the cost base of the Ratel Group Shares will become the cost base of the new Ratel Gold Shares acquired. This will be relevant for any future disposal of the new Ratel Gold Shares by those Ratel Group Shareholders.

To obtain CGT rollover relief, a Ratel Group Shareholder must also make a choice before lodging their income tax return for the income year in which the disposal date occurs.  The way in which a Ratel Group Shareholder prepares their income tax return is evidence of making the choice (that is, by not including the disregarded capital gain in their assessable income).  There is no need for the Ratel Group Shareholder to make a separate written election or lodge a notice with the Australian Taxation Office evidencing the election to choose CGT rollover relief.

(c)           Tax implications where CGT rollover relief either not available, or not elected

If a Ratel Group Shareholder does not elect to apply the CGT rollover relief, any capital gain arising on disposal of the Ratel Group Shares will not be disregarded.

In these circumstances, the amount of any taxable capital gain will be based on the cost base of the Ratel Group Shares and the market value of the new Ratel Gold Shares acquired, as determined on the Implementation Date.

Ratel Group Shareholders who are either individuals, superannuation funds or trusts may be entitled to a CGT discount where those Ratel Group Shares had been held by the Ratel Group Shareholder for more than 12 months. The CGT discount for individuals and trusts is 50%, and for superannuation funds is 33 1/3%.

The amount of any taxable gain to any Ratel Group Shareholder would also be subject to the recoupment of any other taxable losses during the relevant income year.

Where CGT rollover relief is not applied, for any future disposal of the Ratel Gold Shares acquired, the cost base of those Ratel Gold Shares will be equal to the market value of those Ratel Gold Shares on the Implementation Date.

(d)           Assessability of future dividend income received from Ratel Gold Shares

Dividends received by Ratel Group Shareholders in respect of the New Ratel Gold Shares will be assessable to those Ratel Group Shareholders.

Where dividends are franked to any extent, the franking credits should be available to offset against any income tax liability of the Ratel Group Shareholders, provided the shares held in respect of the dividends have been held by the Ratel Group Shareholder for more than 45 days before the dividend declaration. In this regard, the 45 day holding period will apply from the date of acquisition of the New Ratel Gold Shares and will not apply retrospectively to the date of acquisition of the previous Ratel Group shares.

To the extent that the available franking credits attached to the dividend exceed the tax liability of the Ratel Group Shareholder in a given income year, those excess franking credits may either be refundable or otherwise will convert into tax losses to be carried forward to future income years.

(e)           Future disposal of new Ratel Gold Shares

Any future disposal of new Ratel Gold Shares would trigger an Australian CGT event. The determination of any capital gain or loss should prima facie be calculated as discussed above depending on whether or not the Ratel Group Shareholder elected to apply a CGT rollover relief.

That is, if CGT rollover relief has been elected, the calculation of any capital gain or loss on any future disposal of new Ratel Gold Shares will be based on the historical cost base to the Ratel Group Shareholder of their original Ratel Group Shares which were disposed of on the Implementation Date.

Alternatively, if CGT rollover relief was not elected then any future capital gain or loss would be determined based on a cost base for the new Ratel Gold Shares equal to the market value of those shares on the Implementation Date.

A Ratel Group Shareholder who is an individual, complying superannuation fund or trust may be entitled to apply the CGT discount in respect of any capital gain referrable to the sale of the new Ratel Gold Shares.

In order to be entitled to the CGT discount, the new Ratel Gold Shares must be held for more than 12 months before the disposal.

For Ratel Group Shareholders who are individuals, superannuation funds or trusts, and who elected to apply the CGT rollover relief on the disposal of their Ratel Group Shares, the 12 month holding period in respect of the new Ratel Gold Shares would be deemed to commence at the date of acquisition of the original Ratel Group Shares.

Conversely, for those Ratel Group Shareholders who do not elect for CGT rollover relief to apply on the disposal of the Ratel Group Shares, the 12 month holding period would commence at the Implementation Date.

If the CGT discount is available, any net capital gain on disposal of Ratel Gold Shares is reduced by 50% for individuals and trusts, and by 33 1/3% for complying superannuation entities.

SECURITIES LAW CONSIDERATIONS

The following discussion is only a general overview of the requirements of Canadian, United States and certain other jurisdictions’ securities laws for the resale of the New Ratel Shares. Holders of New Ratel Shares should seek legal advice prior to any resale of such securities to ensure the resale is made in compliance with the requirements of applicable securities legislation.

Canadian Securities Laws

The issuance pursuant to the Merger of the New Ratel Shares, as well as all other issuances, trades and exchanges of securities under the Merger, will be made pursuant to exemptions from the registration and prospectus requirements contained in applicable Canadian provincial securities legislation or, where required, exemption orders or rulings from various securities regulatory authorities in the provinces and territories of Canada where Shareholders are resident. The Company is currently a “reporting issuer” under the applicable securities legislation in British Columbia, Alberta and Ontario (and it is expected that New Ratel will become a reporting issuer in those jurisdictions upon completion of the Merger).  Under National Instrument 45-102 – Resale of Securities (and if required, orders and rulings from various securities regulatory authorities in the provinces and territories of Canada where Shareholders are resident), the New Ratel Shares received by Shareholders pursuant to the Merger may be resold through registered dealers in Canadian provinces or territories without any “hold period” restriction (provided that no unusual effort is made to prepare the market or create a demand for these securities, no extraordinary commission or consideration is paid in respect of the sale and, if the seller is an insider or officer of the issuer, the seller has no reasonable grounds to believe that the issuer is in default of securities legislation). Resales of New Ratel Shares will, however, be subject to resale restrictions where the sale is made from the holdings of any person or combination of persons holding a sufficient number of New Ratel Shares, to affect materially the control of New Ratel.

The New Ratel Shares issued upon exercise of the Subscription Receipts will be subject to the balance of the four month and one day hold period from the closing date of the Private Placement.

The foregoing discussion is only a general overview of the requirements under the Canadian securities laws for the resale of the New Ratel Shares. Holders of New Ratel Shares are urged to seek legal advice prior to any resale of such securities to ensure that the resale is made in compliance with the requirements of applicable securities legislation. Certain resales of securities acquired pursuant to the Merger may be required to be made through properly registered securities dealers.

United States Federal Securities Laws

Rule 802

The New Ratel Shares to be issued pursuant to the Merger have not been registered under the U.S. Securities Act or the securities laws of any state of the United States.  Such securities are being issued in reliance on the exemption from registration set forth in Rule 802 and exemptions provided under the securities laws of each applicable state of the United States.  Rule 802 provides an exemption from registration under the U.S. Securities Act for offers and sales of securities issued in exchange for securities of a foreign subject company where:

•	the subject company (Ratel Group Limited in this transaction) is a “foreign private issuer”, as defined in Rule 405 under the U.S. Securities Act;

•	Shareholders in the United States hold no more than 10 percent (10%) of the securities that are the subject of the Merger, which is presumed for the purposes of the Merger;

•	Shareholders in the United States participate in the Merger on terms at least as favourable as those offered to any other holder of the subject securities;

•
an informational document in connection with the Merger is published or disseminated to Shareholders in the United States, complying with the disclosure requirements set forth in Rule 802, on a comparable basis to that provided to holders of the subject securities in the foreign subject company’s home jurisdiction; and

•	the informational document, including any amendments thereto, is furnished to the SEC on Form CB together with a Form F-X to appoint an agent for service of process in the United States.

This Circular will be filed with the SEC on Form CB.

Exchange of Rule 144 Restricted Securities

The securities to be issued pursuant to the Merger will be unregistered “restricted securities” within the meaning of Rule 144 to the same extent and proportion that the securities exchanged by Shareholders in the United States pursuant to the Merger were restricted securities.

Holders of Ratel Shares that are not restricted securities under Rule 144 will receive New Ratel Shares that are unrestricted securities.  Holders of Ratel Shares that are not deemed to be affiliates of New Ratel after completion of the Merger may freely re-sell their securities under U.S. securities laws.  As defined in Rule 144, an “affiliate” of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the issuer.  Holders of Ratel Shares that are restricted securities under Rule 144 will receive New Ratel Shares that are restricted securities  under Rule 144.  Restricted securities may not be sold or transferred unless registered under the U.S. Securities Act or an exemption from registration is available.

Affiliates of New Ratel

Holders of Ratel Shares who are affiliates of New Ratel within 90 days before the Merger or who will be affiliates of New Ratel after the Merger will be subject to restrictions on resale imposed by the U.S. Securities Act with respect to the New Ratel Shares issued pursuant to the Merger.  These affiliates may not resell their New Ratel Shares unless such shares are registered under the U.S. Securities Act or an exemption from registration is available.  In general, under Rule 144, persons who are affiliates of New Ratel after the Merger will be entitled to sell in the United States, during any three month period, a portion of the New Ratel Shares that they receive in connection with the Merger, provided that the number of such New Ratel Shares sold does not exceed one percent of the then outstanding class of New Ratel Shares, subject to specific restrictions on manner of sale, notice requirements, aggregation rules and the availability of current public information about New Ratel.

Resale of New Ratel Shares Pursuant to Regulation S

Subject to certain limitations, at any time that New Ratel is a “foreign private issuer” (as defined in Rule 405 under the U.S. Securities Act), holders of Ratel Shares holding restricted securities and holders of Ratel Shares who are affiliates (solely by virtue of such holders status as an officer or director) of New Ratel after the Merger or of New Ratel within 90 days before the Merger may immediately resell the New Ratel Shares they receive under the Merger outside the United States without registration under the U.S. Securities Act pursuant to Regulation S.  Generally, such persons may resell such securities in an “offshore transaction” if (i) no offer is made to a person in the United States, (ii) either (A) at the time the buyer’s buy order is originated, the buyer is outside the United States, or the seller and any person acting on its behalf reasonably believes that the buyer is outside the United States, or (B) the transaction is executed in, on or through a “designated offshore securities market” (which would include a sale through the TSX or TSX-V) if neither the seller nor any person acting on its behalf knows that the transaction has been pre-arranged with a buyer in the United States, and (iii) neither the seller, any affiliate of the seller or any person acting on any of their behalf engages in any “directed selling efforts” in the United States.  For the purposes of Regulation S, “directed selling efforts” means “any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the securities being offered” in the resale transaction.  Certain additional restrictions will apply to a person who is an affiliate of New Ratel after the Merger or of New Ratel within 90 days before the Merger other than solely by virtue of such holders status as an officer or director.  New Ratel is under no obligation to remain a foreign private issuer.

Holders of Ratel Shares are urged to consult with their own legal counsel to ensure that the resale of the New Ratel Shares issued to them pursuant to the Merger complies with applicable securities legislation.

The foregoing discussion is only a general overview of the requirements under the U.S. Securities Act for the resale of the New Ratel Shares. Holders of New Ratel Shares are urged to seek legal advice prior to any resale of such securities to ensure that the resale is made in compliance with the requirements of applicable securities legislation. Certain resales of securities acquired pursuant to the Merger may be required to be made through properly registered securities dealers.

Other Securities Laws

It is the Company’s understanding that the issuance pursuant to the Merger of the New Ratel Shares, as well as all other issuances, trades and exchanges of securities under the Merger, will be made pursuant to exemptions contained in applicable Australian securities legislation. Holders of Ratel Shares are urged to consult with their own legal counsel to ensure that the resale of the New Ratel Shares issued to them pursuant to the Merger complies with applicable securities legislation.

Neither this Management Information Circular nor the Merger constitutes, or are intended to constitute, an offer of securities in any place in which, or to any person to whom, the making of such an offer would not be lawful. Shareholders outside of Canada, the United States and Australia may not be able to receive New Ratel Shares pursuant to the Merger.  Holders of New Ratel Shares are urged to seek legal advice.

RISK FACTORS TO THE MERGER

In evaluating the Merger, you should carefully consider, in addition to the other information contained in this Management Information Circular, the risks and uncertainties described below before deciding to vote in favour of the Merger. In addition to the risk factors relating to the Merger, Shareholders should also carefully consider the risk factors relating to the Resulting Issuer’s business following the Merger as described under “Risk Factors” in Schedule “E”, which risk factors should be considered in conjunction with the other information included in this Management Information Circular. While this Management Information Circular has described the risks and uncertainties that management of the Company believes to be material, and therefore the value of ordinary shares, it is possible that other risks and uncertainties affecting the Resulting Issuer’s business will arise or become material in the future.

Risks of Not Proceeding with the Merger

Costs of the Merger

There are certain costs related to the Merger, such as legal, accounting and certain fees incurred, that must be paid even if the Merger is not completed. There are also opportunity costs associated with the diversion of management attention away from the conduct of the Company’s business in the ordinary course.

Impact on Share Price and Future Business Operations

If the Merger is not completed, there may be a negative impact on the price of Ratel Shares, future business and operations to the extent that the current trading price of Ratel Shares reflects an assumption that the Merger will be completed. The price of Ratel Shares may decline if the Merger is not completed.

Risks of Proceeding with the Merger

Fluctuation in Market Value of the New Ratel Shares

There is currently no market for the New Ratel Shares and there can be no assurance that an active market will develop or be sustained after the Effective Date. The lack of an active public market could have a material adverse effect on the price of the New Ratel Shares.

The market price of a publicly-traded stock is affected by many variables not directly related to the corporate performance of the company, including the market in which it is traded, the strength of the economy generally, the availability and attractiveness of alternative investments, and the breadth of the public market for the stock. The effect of these and other factors on the future market price of the New Ratel Shares on any stock exchange cannot be predicted.

Trading Prices

The trading price of the New Ratel Shares may be lower following the Merger than the trading price of the Ratel Shares prior thereto and such price may fluctuate significantly for a period of time following the Merger.

Use of Proceeds

New Ratel currently intends to allocate the net proceeds received from this Offering as described herein. However, management will have discretion in the actual application of the net proceeds, and may elect to allocate net proceeds differently from that described herein if they believe it would be in the best interest of New Ratel to do so. Shareholders of New Ratel may not agree with the manner in which management chooses to allocate and spend the net proceeds. The failure by management to apply these funds effectively could have a material adverse effect on the business of New Ratel.

INTERESTS OF EXPERTS

Information of a scientific or technical nature regarding the African Assets included or incorporated by reference in this Management Information Circular is based upon the Segilola Technical Report and the Mkushi Technical Report.  As at the date hereof, Alfred Gillman, the author of the Segilola Technical Report and, Matthew Nimmo, the author of Mkushi Technical Report, beneficially own, directly or indirectly, nil securities of the Company and New Ratel.

Mark Turner, of the Company, is named as having reviewed certain technical disclosure in connection with the properties of the Resulting Issuer set out herein and is a Qualified Person under NI 43-101. As at the date hereof, Mr. Turner owns, directly or indirectly, nil shares of the Company and no shares of New Ratel.

The audited financial statements of New Ratel as at December 31, 2012 and for the period then ended, have been so incorporated in reliance upon the reports of BDO Pty Ltd (WA), independent chartered accountants, and upon the authority of such firm as experts in accounting and auditing. BDO Pty Ltd (WA) is independent of the Company and New Ratel within the meaning of the applicable rules of professional conduct in Australia.

The audited financial statements of the Company as at June 30, 2012 and for the period then ended, have been so incorporated in reliance upon the reports of Ernst & Young, independent chartered accountants, and upon the authority of such firm as experts in accounting and auditing. Ernst & Young is independent of the Company and New Ratel within the meaning of the applicable rules of professional conduct in Australia.

OTHER MATTERS

Management knows of no matters to come before the Meeting other than those referred to in the Notice of Meeting. However, if any other matters which are not known to management shall properly come before the said Meeting, the form of proxy given pursuant to the solicitation by management will be voted on such matters in accordance with the best judgment of the persons voting the proxy.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Other than as set forth in this Management Information Circular, none of the Company’s directors or executive officers, nor any person who has held such a position since the beginning of the last completed financial year, nor any of their respective associates or affiliates, has any substantial or material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Meeting.

BOARD APPROVAL

The contents and sending of this Notice of Meeting and this Management Information Circular have been approved by the Board of Directors.

Dated at Perth, Australia, as of the 20th day of February, 2013.

ON BEHALF OF THE BOARD

(signed) “Ronald Clarke”
Ronald Clarke
Interim Chief Executive Officer

SCHEDULE “A”

Merger Resolution

BE IT RESOLVED, AS AN ORDINARY RESOLUTION, THAT:

1.
The merger (the “Merger”) under Section 170 of the BVI Business Companies Act 2004 (as amended) (the “BVI Act”) among Ratel Group Limited (the “Company”), a company existing under the laws of the British Virgin Islands and Ratel Merger Ltd. (“MergCo”), a company existing under the laws of the British Virgin Islands, all as more particularly described and set forth in the management information circular (the “Management Information Circular”) of the Company dated February 20, 2013, accompanying the notice of the meeting (as the Merger may be, or may have been, modified or amended in accordance with its terms), is hereby authorized, approved and adopted.

2.
The plan of merger (the “Plan of Merger”) implementing the Merger, the full text of which is set out in Schedule “B” to the Management Information Circular (as the Plan of Merger may be, or may have been, modified or amended in accordance with its terms), is hereby authorized, approved and adopted.

3.
The articles of merger (the “Articles of Merger”) between the Company and MergCo attached as Schedule “B” to the Management Information Circular accompanying the notice of meeting and all the transactions contemplated therein, the actions of the directors of the Company in approving the Merger and the actions of the directors and officers of the Company in executing and delivering the Articles of Merger and any amendments thereto are hereby ratified and approved.

4.
Notwithstanding that this resolution has been passed (and the Merger approved) by the shareholders of the Company, the directors of the Company are hereby authorized and empowered, without further notice to, or approval of, the securityholders of the Company:

(a)	to amend the Plan of Merger or the Articles of Merger to the extent permitted by the law; or

(b)           not to proceed with the Merger.

5.
Any director or officer of the Company is hereby authorized and directed for and on behalf of the Company to execute, whether under corporate seal of the Company or otherwise, and to deliver such documents as are necessary or desirable under the BVI Act in accordance with the Plan of Merger for filing.

6.
Any one or more directors or officers of the Company is hereby authorized, for and on behalf and in the name of the Company, to execute and deliver, whether under corporate seal of the Company or otherwise, all such agreements, forms waivers, notices, certificate, confirmations and other documents and instruments and to do or cause to be done all such other acts and things as in the opinion of such director or officer may be necessary, desirable or useful for the purpose of giving effect to these resolutions, the Plan of Merger and the completion of the Merger in accordance with the terms of the Plan of Merger, including:

(a)	all actions required to be taken by or on behalf of the Company, and all necessary filings and obtaining the necessary approvals, consents and acceptances of appropriate regulatory authorities;

(b)	the signing of the certificates, consents and other documents or declarations required under the Plan of Merger or otherwise to be entered into by the Company; and

(c)	such determination to be conclusively evidenced by the execution and delivery of such document, agreement or instrument or the doing of any such act or thing.

A-1

2

Private Placement Resolution

BE IT RESOLVED, AS AN ORDINARY RESOLUTION, THAT:

1.
The issuance of up to 164 million ordinary shares in the capital of RTG Mining Inc. (“New Ratel”), upon the conversion of previously issued subscription receipts at a price of $0.13 per subscription receipt (the “Private Placement”), as more particularly set forth in the Management Information Circular, is hereby authorized and approved;

2.	Insiders of the Company be permitted to participate in the Private Placement by New Ratel, as more particularly set forth in the Management Information Circular,

3.
Any director or officer of the Company is hereby authorized and directed for and on behalf of the Company to execute, whether under corporate seal of the Company or otherwise, and to deliver such documents as are necessary or desirable to complete the Private Placement.

4.	Notwithstanding the foregoing approval, the Company be and are authorized to abandon all or any part of these resolutions at any time prior to giving effect thereto.

A-2

SCHEDULE “B”

PLAN OF MERGER

This Plan of Merger is made the 20th day of February, 2013 between Ratel Group Limited (hereinafter referred to as “the Surviving Company”) and Ratel Merger Limited ( hereinafter referred to as “ the Merging Company”). Ratel Group Limited and Ratel Merger Limited are herein collectively referred to as the “Companies”.

WHEREAS

Ratel Group Limited and Ratel Merger Limited are duly incorporated and registered under BVI Business Companies Act 2004 (as amended) (the “Act”) and are entering into this Plan of Merger pursuant to the provisions of Section 174 of the Act.

AND WHEREAS

The directors of the parties hereto deem it desirable and in the best interest of the Companies and their members as the case may be that Ratel Merger Limited be merged into Ratel Group Limited.

NOW THEREFORE this Plan of Merger witnesseth as follows:

1.	The constituent companies to this Plan of Merger are Ratel Merger Limited and Ratel Group Limited.

2.	The Surviving Company is Ratel Group Limited

3.
Ratel Merger Limited has two voting shares in issue all of which are owned by RTG Mining Inc., a company incorporated in the British Virgin Islands, and Ratel Group Limited has 150,000,000 voting shares in issue which are owned by various shareholders. The shares issued by the said Companies are each entitled to vote on the merger as one class.

4.
Upon the merger, the separate corporate existence of Ratel Merger Limited shall cease and the Surviving Company shall become the owner, without other transfer, of all the rights and property of the constituent companies and the Surviving Company shall become subject to all liabilities obligations and penalties of the constituent companies.

5.	The manner and basis of converting the shares of the constituent companies into shares of the Surviving Company or other property shall be as follows:

(a)	each share of Ratel Merger Limited issued and outstanding on the effective date of the merger shall continue to be one share in the Surviving Company.

6.
The constitutional documents of Ratel Group Limited as in effect on the effective date of the merger shall be the constitutional documents of the Surviving Company until the same shall be altered or amended or until new constitutional documents are adopted as provided therein.

7.	This Plan of Merger shall be submitted to the shareholders of each of the constituent companies for their approval by a resolution of members.

8.	The merger shall be effective when the Articles of Merger relevant hereto and this Plan of Merger are registered by the Registrar of Corporate Affairs of the British Virgin Islands.

9.	This Plan of Merger may be executed in counterparts which when taken together shall constitute one instrument.

In witness whereof the parties hereto have caused this Plan of Merger to be executed on this day of 20th day of February, 2013

SIGNED and DELIVERED for and on behalf of RATEL GROUP LIMITED	) ) )	______________________________ Name:
Title:

SIGNED and DELIVERED for and on behalf of RATEL MERGER LIMITED	) ) )	______________________________ Michael Bowen
Director

ARTICLES OF MERGER

These Articles of Merger entered into this [ ] day of [ ], 2013 by and between Ratel Group Limited (the “Surviving Company”) and Ratel Merger Limited (the “Merging Company”), WITNESSETH as follows:

1.	The parties hereto do hereby adopt the Plan of Merger a copy of which is annexed hereto to the intent that the merger shall be effective on [ ], 2013 (the “Effective Date”).

2.
The Memorandum and Articles of Association of the Merging Company were registered with the Registrar of Companies in the British Virgin Islands on the12th day of December, 2012 and the Memorandum and Articles of Association of the Surviving Company were registered with the Registrar of Companies in the British Virgin Islands on the 18th day of October 2010.

3.	The Merger was approved for both the Surviving Company and the Merging Company by Resolutions of Directors respectively dated the [ ] and [] day of [ ] 2013.

4.	The Surviving Company and the Merging Company have both complied with all the provisions of the laws of the British Virgin Islands to enable them to merge upon the Effective Date.

5.	The Merger was approved for both the Surviving Company and the Merging Company by Resolutions of Members respectively dated the [ ] and [] day of [ ], 2013.

6.	These Articles of Merger may be executed in counterparts which when taken together shall constitute one instrument.

IN WITNESS WHEREOF the parties hereto have caused these Articles of Merger to be executed on this [___] day of [________________], 2013

SIGNED and DELIVERED for and on behalf of RATEL GROUP LIMITED	) ) )	______________________________ [Director]

SIGNED and DELIVERED for and on behalf of RATEL MERGER LIMITED	) ) )	______________________________ [Director]

SCHEDULE “C”

Consolidated Financial Statements of RTG Mining Inc.

Interim Financial Report

For the period ended 31 December 2012

RTG MINING INC
CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

For the period ended 31 December 2012

	Note	Consolidated Period ended 31 December, 2012
US$
Continuing Operations
Profit/(Loss) from continuing operations		-
Income tax benefit		-
Loss for the period		-
Other comprehensive income for the period		-
Total comprehensive income/(loss) for the period		-

Earnings per share for loss attributable to the ordinary equity holders of the company
Basic loss per share (cents)		-
Diluted loss per share (cents)		-

The above consolidated statement of comprehensive income should be read in conjunction with the accompanying notes.

RTG MINING INC
INTERIM CONSOLIDATED BALANCE SHEET

	Note	Consolidated 31 December 2012
		US$
ASSETS
Current Assets
Cash and cash equivalents	3	2
Total Current Assets		2

Non-Current Assets		-
Total Non-Current Assets		-

TOTAL ASSETS		2

LIABILITIES
Current Liabilities		-
Total Current Liabilities		-

Non Current-Liabilities		-
Total Current Liabilities		-

TOTAL LIABILITIES		-

NET ASSETS		2

SHAREHOLDER’S DEFICIT
Issued capital	4	2
Accumulated losses		-
TOTAL SHAREHOLDER’S EQUITY		2

The above consolidated statement of financial position should be read in conjunction with the accompanying notes

RTG MINING INC
INTERIM CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD ENDED 31 DECEMBER 2012

	Note	Consolidated Period ended Dec 31, 2012
		US$
Cash flows from operating activities		-
Net cash outflow from operating activities		-

Cash flows from investing activities		2
Net cash inflow/(outflow) from investing activities		2

Cash flows from financing activities		-
Net cash inflow from financing activities		-

Net increase / (decrease) in cash and cash equivalents		2

Effects of exchange rate fluctuations on the balances of cash held in foreign currencies		-

Cash and cash equivalents at beginning of the period		-
Cash and cash equivalents at end of the financial period	3	2

The above consolidated statement of cash flow should be read in conjunction with the accompanying notes.

RTG MINING INC
INTERIM CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

FOR THE PERIOD ENDED 31 DECEMBER 2012

	Issued capital US$	Accumulated losses US$	Total US$
At 27 December 2012	-	-	-
Loss for the period	-	-	-
Total comprehensive income /(loss) for the period	-	-	-
Incorporation share capital	2	-	2
At 31 December 2012	2	-	2

The above consolidated statement of changes in equity should be read in conjunction with the accompanying notes.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIOD ENDED 31 DECEMBER 2012

1.	CORPORATE INFORMATION

The financial report of RTG Mining Inc. (“the Company”, “RTG” or “the Group”) as at 31 December 2012 and for the period from 27 December 2012 to 31 December 2012.

The Company was incorporated on 27 December 2012 in the British Virgin Islands and as such there are no comparative figures. Its registered address is Jayla Place, Wickhams Cay I, Road Town, Tortola, VG1110 British Virgin Islands. The Entity’s ultimate parent company is RTG Mining Inc.

The Entity was incorporated on 27 December 2012 and as such has not commenced any business activities during the current period.

2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of Accounting

The interim financial report is a general purpose condensed financial report which has been prepared in accordance with the requirements of the International Financial Reporting Standards (‘IFRS”) as issued by the International Accounting Standards Board.

The consolidated financial statements have also been prepared on a historical cost basis and are presented in United States Dollars (US$).

For the purposes of preparing the interim financial report, the interim period has been treated as a discrete reporting period.

(b	Significant accounting policies

The consolidated financial report complies with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board.

The following Accounting Standards and interpretations have been issued but are not yet effective for the financial year ending 31 December 2012

Reference	Title	Summary	Application date of standard*	Application date for Group
IFRS 9 (issued December 2009 and amended December 2010)	Financial Instruments
Amends the requirements for classification and measurement of financial assets. The available-for-sale and held-to-maturity categories of financial assets in IFRS 139 have been eliminated.
IFRS 9 requires that gains or losses on financial liabilities measured at fair value are recognised in profit or loss, except that the effects of changes in the liability’s credit risk are recognised in other comprehensive income.
			Periods beginning on or after 1 January 2015	1 July 2015
IFRS 10 (issued August 2011)	Consolidated Financial Statements
Introduces a single ‘control model’ for all entities, including special purpose entities (SPEs), whereby all of the following conditions must be present:
• Power over investee (whether or not power used in practice)
• Exposure, or rights, to variable returns from investee
• Ability to use power over investee to affect the Groups returns from investee.
Introduces the concept of ‘defacto’ control for entities with less than 50% ownership interest in an entity, but which have a large shareholding compared to other shareholders. This could result in more instances of control and more entities being consolidated.
			Annual reporting periods commencing on or after 1 January 2013	1 July 2013
IFRS 11 (issued August 2011)	Joint Arrangements
Joint arrangements will be classified as either ‘joint operations’ (where parties with joint control have rights to assets and obligations for liabilities) or ‘joint ventures’ (where parties with joint control have rights to the net assets of the arrangement).
			Annual reporting periods commencing on or after 1 January 2013	1 July 2013

IFRS 12 (issued August 2011)	Disclosure of Interests in Other Entities
IFRS 13 establishes a single source of guidance under IFRS for determining the fair value of assets and liabilities. IFRS 13 does not change when an entity is required to use fair value, but rather, provides guidance on how to determine fair value under IFRS when fair value is required or permitted by IFRS. Application of this definition may result in different fair values being determined for the relevant assets.
IFRS 13 also expands the disclosure requirements for all assets or liabilities carried at fair value. This includes information about the assumptions made and the qualitative impact of those assumptions on the fair value determined.
		Annual reporting periods commencing on or after 1 January 2013	1 July 2013
IFRS 12 (issued August 2011)	Disclosure of Interests in Other Entities
Combines existing disclosures from IFRS 127 Consolidated and Separate Financial Statements, IFRS 128 Investments in Associates and IFRS 131 Interests in Joint Ventures. Introduces new disclosure requirements for interests in associates and joint arrangements, as well as new requirements for unconsolidated structured entities.
		Annual reporting periods commencing on or after 1 January 2013	1 July 2013
IFRS 13 (issued September 2011)	Fair Value Measurement
IFRS 13 establishes a single framework for measuring fair value of financial and non-financial items recognised at fair value in the statement of financial position or disclosed in the notes in the financial statements.
		Fair Value Measurement	1 July 2013

Interpretation 20 (issued November 2011)	Stripping Costs in the Production Phase of a Surface Mine
Clarifies that costs of removing mine waste materials (overburden) to gain access to mineral ore deposits during the production phase of a mine must be capitalised as inventories under IFRS 102 Inventories if the benefits from stripping activity is realised in the form of inventory produced. Otherwise, if stripping activity provides improved access to the ore, stripping costs must be capitalised as a non-current, stripping activity asset if certain recognition criteria are met.
		Annual periods commencing on or after 1 January 2013	1 July 2013

The Group is in the process of determining the impact of the standards and interpretations above.

(c)	Income tax

Current tax assets and liabilities for the current and prior periods are measured at the amount expected to be recovered from or paid to the taxation authorities. The tax rates and tax laws used to compute the amount are those that are enacted or substantively enacted by the reporting date.

Deferred income tax is provided on all temporary differences at the reporting date between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes.

Deferred income tax liabilities are recognised for all taxable temporary differences:

•
except where the deferred income tax liability arises from the initial recognition of goodwill or of an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting profits or taxable profit or loss; and

•
in respect of taxable temporary differences associated with investments in subsidiaries, associates and interest in joint ventures, except where the timing of the reversal of the temporary differences can be controlled and it is probable that the temporary differences will not reverse in the foreseeable future.

Deferred income tax assets are recognised for all deductible temporary differences, carry-forward of unused tax assets and unused tax losses, to the extent that it is probable that taxable profit will be available against which the deductible temporary differences, and the carry–forward of unused tax assets and unused tax losses can be utilised:

•
except where the deferred income tax asset relating to the deductible temporary difference arises from the initial recognition of an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting profit nor taxable profit or loss; and

•
in respect of deductible temporary differences associated with investment in subsidiaries, associates and interests in joint ventures, deferred tax assets are only recognised to the extent that it is probable that the temporary differences will reverse in the foreseeable future and taxable profit will be available against which the temporary differences can be utilised.

The carrying amount of deferred income tax assets is reviewed at each reporting date and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow all or part of the deferred income tax asset to be utilised.

Unrecognised deferred income tax assets are recognised at each reporting date and are recognised to the extent that it has become probable that future taxable profit will allow the deferred tax asset to be recovered.

Deferred income tax assets and liabilities are measured at the tax rates that are expected to apply to the year when the asset is realised or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted at the reporting date.

Income taxes relating to items recognised directly in equity are recognised in equity and not in the statement of comprehensive income.

Deferred tax assets and deferred tax liabilities are offset only if a legally enforceable right exists to set off current tax assets against current tax liabilities and the deferred tax assets relate to the same taxable entity and the same taxation authority.

(d)	Foreign currency translation

Both the functional currency and presentation currency of the Company and the subsidiaries is United States dollars (US$).

Transactions in foreign currencies are initially recorded in the functional currency at the exchange rates ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are retranslated at the rate of exchange ruling at the reporting date. All differences are taken to the statement of comprehensive income.

Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rate as at the date of the initial transaction.

(e)	Cash and cash equivalents

Cash and short term deposits in the statement of financial position include cash at bank and short term deposits with an original maturity of three months or less.

For the purposes of the statement of cash flows, cash and cash equivalents include cash and cash equivalents defined above, net of outstanding bank overdrafts.

(f)	Share capital

Share capital is recognised at the fair value of the consideration received by the Company. Incremental costs directly attributable to the issue of new shares or options are shown in equity as a deduction, net of tax, from the proceeds.

Operating lease payments are recognised as an expense in the statement of comprehensive income on a straight-line basis over the lease term. Operating lease incentives are recognised as a liability when received and subsequently reduced by allocating lease payments between rental expense and reduction of the liability.

(g)	Basis of consolidation

The consolidated financial statements comprise the financial statements of RTG and its subsidiaries.

Subsidiaries are all those entities over which the Group has the power to govern the financial and operating policies so as to obtain benefits from their activities. The existence and effect of potential voting rights that are currently exercisable or convertible are considered when assessing whether a group controls another entity.

The financial statements of the subsidiaries are prepared for the same reporting period as the parent company, using consistent accounting policies. In preparing the consolidated financial statements, all intercompany balances and transactions, income and expenses and profit and losses resulting from intragroup transactions have been eliminated in full.

Subsidiaries are fully consolidated from the date on which control is transferred to the Group and cease to be consolidated from the date on which control is tansferred out of the Group.

(h)	Earnings per share

(i) Basic earnings/(loss) per share

Basic earnings per share is calculated by dividing:

- the profit/(loss) attributable to owners of the Company, excluding any costs of servicing equity other than ordinary shares.

- by the weighted average number of ordinary shares outstanding during the year, adjusted for bonus elements in ordinary shares issued during the year.

(ii) Diluted earnings per share

Diluted earnings per share adjusts the figures used in the determination of basic earnings per share to take into account:\

- the after income tax effect of interest and other financing costs associated with dilutive potential ordinary shares; and

- the weighted average number of additional ordinary shares that would have been outstanding assuming the conversion of all dilutive potential ordinary shares.

3.	CASH AND CASH EQUIVALENTS

Consolidated 31 December, 2012
US$
Cash at bank and on hand	2
2

4.	CONTRIBUTED EQUITY

Consolidated 31 December, 2012 Number
(a) Issued and paid up capital:
Issued and fully paid shares	2

Movements in contributed equity during the past three months were as follows:

Ordinary Shares	Number
Opening balance at 27 December 2012	-
Issued upon incorporation	2
Total shares on issue at 31 December 2012	2

5.	EVENTS AFTER BALANCE SHEET DATE
There have been no significant events subsequent to balance date.

DIRECTORS’ DECLARATION

In accordance with a resolution of the directors of the Company, I state that in the opinion of the Directors:

(a)	the financial statements and notes of the consolidated entity:

(i)	give a true and fair view of the consolidated entity’s financial position as at 31 December 2012 and of its performance for the period from incorporation to 31 December 2012; and

(ii)	comply with International Accounting Standards; and

(b)	there are reasonable grounds to believe that the Company will be able to pay its debts as and when they become due and payable.

On behalf of the Board.

/s/ Michael Bowen
MICHAEL BOWEN
Director

Perth, February 13, 2013

BDO

Tel: +8 6382 4600
Fax: +8 6382 4601
www.bdo.com.au

38 Station Street
Subiaco, WA 6008
PO Box 700 West Perth WA 6872
Australia

INDEPENDENT AUDITOR'S REVIEW REPORT
TO THE MEMBERS OF RTG MINING INC

Report on the Financial Report

We have reviewed the accompanying financial report of RTG Mining Inc, which comprises the balance sheet as at 31 December 2012, and the statement of comprehensive income, statement of changes in equity and consolidated statement of cash flows for the period ended on that date, notes comprising a statement of accounting policies and other explanatory information, and the directors' declaration of the entity at period end or from time to time during the period, 27 December 2012 to 31 December 2012.

Directors' Responsibility for the Financial Report

The directors of the disclosing entity are responsible for the preparation of the financial report that gives a true and fair view in accordance with International Financial Reporting Standards and for such internal control as the directors determine is necessary to enable the preparation of the financial report that gives a true and fair view and is free from material misstatement, whether due to fraud or error. In note 2(a), the directors also state that the financial report complies with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Auditor's Responsibility

Our responsibility is to express a conclusion on the financial report based on our review. We conducted our review in accordance with International Financial Reporting Standards, in order to state whether, on the basis of the procedures described, we have become aware of any matter that makes us believe that the financial report is not in accordance with the International Financial Reporting Standards including: giving a true and fair view of the consolidated entity's financial position as at 31 December 2012 and its performance for the period ended on that date. As the auditor of Ratel Gold Inc, International Financial Reporting Standards requires that we comply with the ethical requirements relevant to the audit of the annual financial report.

A review of a financial report consists of making enquiries, primarily of persons responsible for financial and accounting matters, and applying analytical and other review procedures. A review is substantially less in scope than an audit conducted in accordance with Australian Auditing Standards and consequently does not enable us to obtain assurance that we would become aware of all significant matters that might be identified in an audit. Accordingly, we do not express an audit opinion.

Independence

In conducting our review we have complied with the independence requirements of the International Accounting Standards Board. We confirm that the independence declaration required, which has been given to the directors of RTG Mining Inc, would be in the same terms if given to the directors as at the time of this auditor's review report.

BDO Audit (WA) Pty Ltd ABN 79 112 284 787 is a member of a national association of independent entities which are all members of BDO (Australia) Ltd ABN 77 050 110 275, an Australian company limited by guarantee. BDO Audit (WA) Pty Ltd and BDO (Australia) Ltd are members of BDO International Ltd, a UK company limited by guarantee, and form part of the international BDO network of independent member firms. Liability limited by a scheme approved under Professional Standards Legislation (other than for the acts or omissions of financial services licensees) in each State or Territory other than Tasmania.

Conclusion

Based on our review, which is not an audit, we have not become aware of any matter that makes us believe that the financial report of RTG Mining Inc is not in accordance with the International Accounting Standards Board including:

(a) giving a true and fair view of the consolidated entity's financial position as at 31 December 2012 and of its performance for the period ended on that date; and

(b) complying with *International Financial Reporting Standards* as disclosed in Note 2(a).

BDO Audit (WA) Pty Ltd

BDO

Peter Toll
Director

Perth, Western Australia
Dated this 14th day of February 2013

SCHEDULE “D”

Pro Forma Financial Statements of RTG Mining Inc.
RATEL GOLD INC
PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Statement of Comprehensive Income

For the three months ended 30 September 2012

	Note	Ratel Group Limited	Ratel Merger Limited	Proforma adjustments	Proforma
		US$	US$	US$	US$
Revenue		81	-	-	81
Exploration and evaluation expenditure		(171,371)	-	-	(171,371)
Heap leach operating expenditure		(146,168)	-	-	(146,168)
Business development		(15)	-	-	(15)
Foreign exchange losses		(13,944)	-	-	(13,944)
Administrative expenses		(530,035)	-	-	(530,035)
Borrowing costs		(10,820)	-	-	(10,820)
Loss from operations		(872,272)	-	-	(872,272)
Income tax benefit		-	-	-	-
Loss for the period		(872,272)	-	-	(872,272)

Balance Sheet

As at 30 September 2012

	Note	Ratel Group Limited	Ratel Merger Limited	Proforma adjustments	Proforma
		US$	US$	US$	US$
Current Assets
Cash and cash equivalents		221,327	2	21,797,533	22,018,862
Trade and other receivables		1,146,316	-	-	1,146,316
Prepayments		7,506	-	-	7,506
Inventory		16,667	-	-	16,667
Total Current Assets		1,391,816	2	21,797,533	23,189,351

Non Current Assets
Property plant and equipment		1,177,193	-	-	1,177,193
Total Non Current Assets		1,177,193	-	-	1,177,193

Total Assets		2,569,009	2	21,797,533	24,366,544

Current Liabilities
Trade and other payables		407,247	-	-	407,247
Total Current Liabilities		407,247	-	-	407,247

Non Current Liabilities
Interest bearing loans		824,883	-	1,675,117	2,500,000
Total Non Current Liabilities		824,883	-	1,675,117	2,500,000

Total Liabilities		1,232,130	-	1,675,117	2,907,247

Net Assets		1,336,879	2	20,122,416	21,459,297

Shareholder’s Deficit
Issued capital		14,493,355	2	20,122,416	34,615,773
Reserves		3,076,157	-	-	3,076,157
Accumulated losses		10,080,319	-	-	10,080,319
Total Shareholders Deficit		1,336,879	2	20,122,416	21,459,297

RTG MINING INC
BASIS OF PRESENTATION

The accompanying reviewed pro forma consolidated statement of financial position and pro forma consolidated statement of comprehensive income of RTG Mining Inc (“RTG” or the “Company”) as at 30 September 2012 and for the period from 1 July 2012 to 30 September 2012. The pro forma consolidated statement of comprehensive income has been prepared by management as if the proposed Merger as described in the Circular occurred at the beginning of the period presented. The pro forma consolidated statement of financial position has been prepared as if the transaction occurred at the date of the statement of financial position.

The unaudited pro forma consolidated statement of financial position and unaudited pro forma consolidated statement of comprehensive income have been derived from the following:

(i)
The reviewed interim consolidated statement of financial position and consolidated statement of comprehensive income of RTG as at 30 September 2012 and for the period from 1 July 2012 to 30 September 2012.

The reviewed pro forma consolidated statement of financial position and reviewed pro forma consolidated statement of comprehensive income have been prepared using the same accounting policies as described in the financial statements of the Company.

The reviewed pro forma consolidated statement of financial position and reviewed pro forma consolidated statement of comprehensive income have been prepared for illustrative purposes only and may not be indicative of the Company’s consolidated statement of financial position and consolidated statement of comprehensive income had the proposed transaction been in effect at the dates indicated. The pro forma consolidated statement of financial position and pro forma consolidated statement of comprehensive income should be read in conjunction with the reviewed interim financial statements of the Company.

RTG MINING INC

1.	PRO FORMA FINANCIAL ASSUMPTIONS AND ADJUSTMENTS

The unaudited pro forma consolidated statement of comprehensive income gives effect to the following adjustments as if as if the proposed restructuring and offering transactions as described below occurred at the beginning of the period presented and the statement of financial position has been prepared as if these transactions occurred at the date of the statement of financial position:

Merger:

(a)	The incorporation of RTG Mining Inc. shares for $2 and themerger of Ratel Merger Limited with Ratel Group Limited;

Private Placement:

(b)
Under the Private Placement, up to164,000,000 common shares will be issued at Cdn$0.13 per share, resulting in net cash proceeds of US$20,122,416after deducting fees payables by Ratel to the Agent of US$1,080,917and estimated expenses of the offering of US$415,000; and

2.1	CASH

US$
Ratel Group Limited	221,327
Ratel Merger Limited	2
Total as at 30 September 2012	221,329

Pro forma adjustments to cash:

US$
Cash raised under the Offering	21,618,333
Drawdown of remaining balance under the Loan facility Agreement	1,675,117
Agent fees to be paid under the Offering	(1,080,917)
Estimated expenses of the offering	(415,000)

Total Pro forma Adjustments to cash	21,797,533

Pro forma Cash Balance under the Offering	22,018,862

2.2	EQUITY

US$
Ratel Group Limited	1,339,879
Ratel Merger Limited	2
Total as at 30 September 2012	1,336,881

Pro forma adjustments to equity:

Offering:
Up to 164,000,000 common shares issued under the Private Placement	21,618,333
Agent fees to be paid under the Private Placement	(1,080,917)
Estimated expenses of the offering	(415,000)

Total Pro forma Adjustments on equity	20,122,416

Pro forma Equity under the Private Placement	21,459,297

SCHEDULE “E”

Information Concerning RTG Mining Inc. Post-Merger

The following describes the proposed business of New Ratel, post-Merger, and should be read together with the unaudited pro forma financial statements of New Ratel contained in Schedule “D” to the Management Proxy Circular. Except where the context otherwise requires, all of the information contained in this Schedule is made on the basis that the Merger has been completed as described in the Management Proxy Circular to which this Schedule is attached.
Unless the context otherwise requires, all references in this Schedule to “New Ratel” means New Ratel and any subsidiaries of New Ratel. Certain other terms used in this Schedule are defined under “Glossary of Terms” in the Management Proxy Circular to which this Schedule is attached.

CORPORATE STRUCTURE

Name and Incorporation

New Ratel and MergCo were incorporated under the BVI Act on December 27, 2012 and December 12, 2012, respectively. Prior to the Effective Date of the Merger, New Ratel will not carry on any business except as contemplated in connection with the Merger and Private Placement. New Ratel’s registered office is located at 1 Jayla Place, Wickhams Cay I, Road Town, Tortola VG1110 British Virgin Islands and its head office is at The BBC Centre, 28 The Esplanade, Perth, WA Australia.

The diagram illustrates the inter-corporate relationships of New Ratel upon completion of the Merger:

GENERAL DEVELOPMENT OF THE BUSINESS

New Ratel is not currently a reporting issuer in Canada and the New Ratel Shares are not listed on any stock exchange. Upon completion of the Merger, New Ratel expects that it will become a reporting issuer in British Columbia, Alberta and Ontario and that its shares will be listed on the TSX (subject to meeting all of the listing requirements of the TSX).

DESCRIPTION OF THE BUSINESS

Currently, New Ratel has no assets or operations. New Ratel was incorporated to acquire, and initially to hold MergCo, and then ultimately to hold the new merged group, including the Company and the African Assets, upon completion of the Merger. On the Effective Date, New Ratel will be engaged in the business of exploring and developing resources properties, including being the holding company for the companies operating the African Assets.

For information regarding the Segilola Gold Project and the Mkushi Copper Project, see the Annual Information Form incorporated by reference into this Management Information Circular.

Employees and Management

Upon completion of the Merger, the management team of New Ratel will consist of those individuals identified under heading titled “Directors and Officers” below.

AVAILABLE FUNDS

Upon completion of the Merger and release of escrowed funds from the Private Placement upon satisfaction of the Escrow Release Conditions, it is anticipated that New Ratel will have available working capital of approximately $19.5 million to pursue new growth opportunities, through acquisitions and potentially to fund further exploration of the African Assets and general working capital purposes.

FINANCIAL INFORMATION

Included as Schedule “C” to the Management Proxy Circular are audited consolidated financial statements of New Ratel for the period from its incorporation on December 27, 2012 to December 31, 2012. The financial statements of New Ratel were prepared in accordance with International Financial Reporting Standards.
SELECTED UNAUDITED PRO FORMA FINANCIAL INFORMATION

New Ratel has not completed a financial year and has not yet conducted any business. The following is a summary of certain financial information on a pro forma basis for New Ratel as if the transaction occurred on September 30, 2012 assuming completion of the Merger as of such date, and should be read in conjunction with the unaudited pro forma financial statements of New Ratel included in Schedule “D” to this Management Proxy Circular.

For the period from July 1, 2012 to September 30, 2012
US$

Revenue	81
Exploration and evaluation expenditure	171,371
Heap leach operating expenditure	146,168
Business development	12
Foreign exchange losses	13,944
Administrative expenses	425,578
Borrowing costs	10,820
Cash and cash equivalents	20,747,315

Total assets	23,094,997
Total liabilities	2,802,788
Issued Capital	33,344,226
Reserves	3,076,157
Retained earnings	9,975,860
Total Shareholders’ Equity	20,292,209

DESCRIPTION OF CAPITAL STRUCTURE

Authorized Capital

New Ratel is authorized to issue an unlimited number of ordinary shares. As of the date hereof, there are two New Ratel Shares issued and outstanding, which are held by Michael Bowen.

New Ratel Shares

New Ratel Shares have no par or nominal value. Holders of New Ratel Shares are entitled to one vote for each share on all matters to be voted on by shareholders at meetings of New Ratel shareholders (except matters requiring the vote of a specified class or series voting separately as a class or series). On liquidation, dissolution or winding up of New Ratel, the holders of New Ratel Shares will be entitled to receive the property of New Ratel remaining after payment of all outstanding debts on a pro rata basis, but subject to the rights, privileges, restrictions and conditions of any other class of shares issued by New Ratel. There are no pre-emptive, redemption or conversion rights attaching to New Ratel Shares. All New Ratel Shares, when issued, are and will be issued as fully paid and non-assessable shares without liability for further calls or to assessment.

DIVIDENDS

The payment of dividends on the New Ratel Shares will be at the discretion of the Board of Directors of New Ratel and depends on its financial condition and the need to finance its business activities. New Ratel has no present intention of paying any dividends but that will be re-considered when and if New Ratel commences production at any mines.

CONSOLIDATED CAPITALIZATION

The following table sets forth New Ratel’s consolidated capitalization as at September 30, 2012 on a pro forma basis, both before and after giving effect to the Merger (including the Private Placement):

Description	Outstanding as at September 30, 2012 $USD	Outstanding as at September 30, 2012 after giving effect to the Merger and the Private Placement $USD
Shareholders’ equity:
Common shares	2	34,615,773
(Deficit)/Retained earnings	-	(10,080,319)
Total shareholders’ equity	2	21,459,257
Long-term Debt	-	(2,500,000)
Total capitalization	2	21,459,257

Notes: The Company’s reserves of $(3,076,157) included in total equity.

\
PRIOR SALES

As of the date of this Management Proxy Circular, New Ratel has issued two shares to Michael Bowen at a price of USD$1.00 per New Ratel Share.

On the Effective Date and upon satisfaction of the Escrow Release Conditions, it is expected that up to 328 million New Ratel Shares will be outstanding pursuant to the Merger, Private Placement and related transactions.

MARKET FOR SECURITIES

Currently, there is no market for the New Ratel Shares. The TSX has conditionally approved the Merger, the Private Placement and the listing of the New Ratel Shares upon the Effective Date of the Merger (including the New Ratel Shares issuable pursuant to the deemed exercise of the Subscription Receipts). If all conditions are satisfied, it is expected that New Ratel Shares will trade on the TSX shortly after the completion of the Merger.

ESCROWED SHARES

New Ratel does not have any of its securities subject to escrow or contractual restrictions on transfer, nor will it upon completion of the Merger, subject to regulatory approval thereof.

PRINCIPAL SECURITYHOLDERS

Upon completion of the Merger and the Private Placement, to the best of the knowledge of the directors and executive officers of New Ratel, there will be no persons who, or corporations which, beneficially own, directly or indirectly, or exercise control or direction over, shares carrying more than 10% of the voting rights attached to all outstanding shares of the Company, other than:

Name	Number of Ordinary Shares	Percentage of Outstanding Ordinary Shares
B2Gold Corp.	59,494,300	18.1%
Portland House Investments Limited	59,453,601	18.1%

DIRECTORS AND EXECUTIVE OFFICERS

The directors of New Ratel will be elected at each annual general meeting and hold office until the next annual meeting or until their successor is elected or appointed.

Upon completion of the Merger, the names and provinces or state of residence, offices held and principal occupations of the directors and executive officers of New Ratel during the preceding five years and the date they first became a director of New Ratel, are as follows:

Name, Residence and Position with New Ratel	Director Since(1)	Principal Occupation	New Ratel Shares beneficially owned directly or indirectly(2)
Michael Bowen(3) Director Perth, Western Australia Australia	December 27, 2012	Lawyer	2 shares

Name, Residence and Position with New Ratel	Director Since(1)	Principal Occupation	New Ratel Shares beneficially owned directly or indirectly(2)
Michael J. Carrick(6) Chairman Perth, Western Australia Australia	N/A	Former President and CEO of CGA Mining Limited (“CGA”)	2,277,334
Justine A. Magee Chief Executive Officer and Director Perth, Western Australia Australia	N/A	Former Executive Director and Chief Financial Officer of CGA	454,044
Robert N. Scott(5)(6)(7) Non-Executive Director Perth, Western Australia Australia	N/A	Former Non-Executive Director (CGA), Director of Companies	307,000
Phil C. Lockyer(5)(7) Non-Executive Director Perth, Western Australia Australia	N/A	Former Non-Executive Director (CGA), Director of Companies	153,850
David A. Cruse(5)(6)(7) Non-Executive Director Perth, Western Australia Australia	N/A	Former Non-Executive Director (CGA), Director of Companies	865,400
Hannah Hudson Chief Financial Officer Perth, Western Australia Australia	N/A	Former Company Secretary (CGA), Chartered Accountant	41,664
Mark Turner Chief Operating Officer Perth, Western Australia Australia	N/A	Former COO of CGA	Nil

Notes:
(1)	Except for Michael Bowen, each of the following individuals is not currently a director of New Ratel but are expected to be appointed to the Board on the Effective Date of the Merger.
(2)
The shares described below indicate the approximate number of New Ratel Shares beneficially owned, directly or indirectly, or over which control or direction is exercised, by each such individual upon completion of the Merger and the Private Placement.

(3)	Michael Bowen is expected to resign as a director of New Ratel on the Effective Date of the Merger.
(4)	Includes 1,860,676 Ratel Shares held by Mountainside Investments Pty Ltd. Mr. Carrick is a director of Mountainside but has no beneficial ownership in these shares.
(5)	Expected to be member of the Audit Committee.
(6)	Expected to be member of the Remuneration Committee.
(7)	Expected to be member of the Corporate Governance Committee.

Cease Trade Orders, Penalties, Sanctions or Bankruptcies

To the knowledge of New Ratel, no existing or proposed director or executive officer of New Ratel, or a shareholder holding a sufficient number of securities of New Ratel to affect materially the control of New Ratel, has been subject to (i) any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or (ii) any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor in making an investment decision.

To the knowledge of New Ratel, no existing or proposed director or executive officer of New Ratel, or a shareholder holding a sufficient number of securities of New Ratel to affect materially control of New Ratel (i) is, as at the date hereof, or has been within the 10 years before the date hereof, a director or executive officer of any company, including New Ratel that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets, or (ii) has, within the 10 years before the date hereof, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted manager or trustee appointed to hold the assets of the director, executive officer or shareholder.

Conflicts of Interest

To the knowledge of New Ratel, and other than as disclosed herein, there are no known existing or potential conflicts of interest among New Ratel, its directors and executive officers, or other members of management, or of any proposed director, officer or other member of management as a result of their outside business interests except that certain of the directors and officers serve as directors and officers of other companies, and therefore it is possible that a conflict may arise between their duties to New Ratel and their duties as a director or officer of such other companies.

The directors of New Ratel are required by law to act honestly and in good faith with a view to the best interests of New Ratel and to disclose any interests that they may have in any material contract or material transaction. If a conflict of interest arises at a meeting of the board of directors, any director in a conflict is required to disclose his interest and abstain from voting on such matter. The directors and officers of New Ratel are aware of the existence of laws governing accountability of directors and officers for corporate opportunity and requiring disclosures by directors of conflicts of interest in respect of New Ratel and are required to comply with such laws in respect of any directors’ and officers’ conflicts of interest or in respect of any breaches of duty by any of its directors or officers.

EXECUTIVE COMPENSATION

Compensation of Executive Officers

New Ratel has not yet completed its first fiscal year. The compensation to be paid to or awarded to New Ratel’s CEO and CFO (the “Named Executive Officers”) upon completion of the Merger is expected to be as follows: (a) the CEO shall receive an annual compensation package of $A370,000, (b) the CFO shall receive an annual compensation package of $A210,000 and (c) the COO shall receive an annual compensation package of $A370,000.

Long-Term Incentive Plan

Other than as disclosed herein, New Ratel does not have any long-term incentive plans.

Pension Plan Benefits

New Ratel does not have defined benefit or defined contribution plans.

Director Compensation

Upon completion of the Merger, it is anticipated that New Ratel will pay cash compensation to directors for services rendered in their capacity as directors expected to be $A210,000 annually.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

New Ratel does not currently have, nor does it intend to implement, a stock option plan.

Shareholders of the Company have approved the Loan Funded Share Plan, which will be assumed by New Ratel upon completion of the Merger. For additional information on the Loan Funded Share Plan, see the Annual Circular incorporated by reference into this Management Information Circular. The following table sets forth the number of New Ratel Shares which are expected to be issued in connection with the completion of the Merger at a subscription price of $0.165 in accordance with the terms of the Loan Funded Share Plan.

Group	Number of Shares
Executive Officers	7,000,000
Directors who are not Executive Officers	4,500,000
Employees	750,000
Consultants	1,750,000
Total	14,000,000

RISK FACTORS

The securities of New Ratel should be considered a highly speculative investment due to the high-risk nature of its business, which is the acquisition and exploration of mineral properties, and the present stage of its development. The risks described below are not the only ones facing New Ratel. Additional risks not currently known to New Ratel, or that New Ratel currently deems immaterial, may also impair New Ratel’s operations. If any of the following risks actually occur, New Ratel’s business, financial condition and operating results could be adversely affected.

General

As an exploration company, New Ratel will face the financial, operational, political and environmental risks inherent to the nature of its activities. These risks may affect New Ratel’s profitability and level of operating cash flow. New Ratel also faces risks stemming from other factors, such as disputes with joint venture partners, changes in government policies in jurisdictions in which it operates, fluctuations in gold prices, oil prices, interest rates, exchange rates, tax or royalty rates or the adoption of new interpretation relating thereto and financial market conditions in general.

Risks Associated with the Merger

There are risks associated with the Merger including: (i) the market reaction to the Merger and the future trading prices of New Ratel Shares cannot be predicted, (ii) uncertainty as to whether the Merger will have a positive impact on the entities involved in the transaction, and (iii) that there is no assurance that required approves will be received.

Certain costs related to the Merger, such as legal, accounting and certain advisor fees, must be paid by New Ratel and the Company even if the Merger is not completed. Each of New Ratel and the Company is liable for its own costs incurred in connection with the Merger.

Listing Related Risks

No Assurance of Listing of New Ratel Shares

New Ratel Shares are not currently listed on any stock exchange. Although an application has been made to the TSX for listing of the New Ratel Shares on the TSX and conditional approval has been granted granted, there is no assurance when, or if, the New Ratel Shares will be listed on the TSX or on any other stock exchange. Until the New Ratel Shares are listed on a stock exchange, shareholders of New Ratel may not be able to sell their New Ratel Shares. Even if a listing is obtained, ownership of New Ratel Shares will involve a high degree of risk.

Exploration and Operational Related Risks

Uncertainty of Reserve and Resource Estimates
The figures for reserves and resources in respect of the African Assets are estimates based on limited information acquired through drilling and other sampling methods. No assurance can be given that the anticipated tonnages and grades will be achieved or that the indicated level of recovery will be realised. The ore grade actually recovered may differ from the estimated grades of the reserves and resources. Such figures have been determined based upon assumed gold or copper prices and operating costs. Future production could differ dramatically from reserve estimates for, among others, the following reasons:

•	mineralisation or formations could be different from those interpreted by drilling and sampling;
•	increases in operating mining costs and processing costs could adversely affect reserves;
•	the grade of the reserves may vary significantly from time to time and there is no assurance that any particular level of gold or copper may be recovered from the reserves; and
•	declines in the market price of gold or copper may render the mining of some or all of the current reserves uneconomic.

Any of these factors may require New Ratel to reduce its reserves estimates or increase its costs.

Litigation Related Risks

In the course of its business, New Ratel may, from time to time, become involved in various claims, arbitration and other legal proceedings, with and without merit. The nature and results of any such proceedings cannot be predicted with certainty. As set out below under “Legal Proceedings and Regulatory Actions” (or in documents incorporated by reference into this Management Information Circular), on May 18, 2012, Segilola Gold Limited (“SGL”) served Tropical Mines Limited (“TML”) with a notice of dispute advising TML of SGL’s intention to refer a dispute to arbitration as provided by a joint venture agreement entered into between the parties on May 25, 2007 (the “Segilola JV Agreement”). The dispute between SGL and TML surrounds TML’s refusal to accept SGL’s exercise of its 51% interest in the mineral tenements pursuant to the Segilola JV Agreement. SGL and TML are also parties to a claim by Geohydro Consulting Services Limited that SGL and TML are responsible for breach of contract and for damages to a drilling rig pursuant to an agreement between the parties for certain drilling services. In addition, Mkushi Copper Joint Venture Limited (“MCJVL”), the holder of the Mkushi Copper tenements, has requested Mkushi Holdings Limited (“Mkushi Holdings”) to explain the compensation it is seeking from MCJVL relating to the claim that MCJVL has disturbed certain surface rights of Mkushi Holdings. As at the date of this Management Information Circular, Mkushi Holdings has not responded to MCJVL’s request. Further, the Company has been joined in High Court proceedings in Ghana commenced by Westchester Resources Limited (“Westchester”) arising out of a dispute between Westchester and CAML Ghana Limited (“CAML Ghana”) with regard to the latter’s claim to be entitled to a 51% interest in the Obuasi gold exploration project. Such proceedings, and any potential future claims and proceedings, are likely to be of a material nature. In addition, such claims, arbitration and other legal proceedings can be lengthy and involve the incurrence of substantial costs and resources by New Ratel, and the outcome, and New Ratel’s ability to enforce any ruling(s) obtained pursuant to such proceedings, is subject to inherent risks and uncertainty. The initiation, pursuit and/or outcome of any particular claim, arbitration or legal proceeding could have a material adverse effect on New Ratel’s financial position and results of operations, and on its business, assets and prospects. In addition, if New Ratel is unable to resolve any existing or future potential disputes and proceedings favourably, or obtain enforcement of any favourable ruling, if any, that may be obtained pursuant to such proceedings, it is likely to have a material adverse impact on New Ratel’s business, financial condition and results of operations and New Ratel’s assets and prospects.

Exploration and Development Risks

Mineral exploration and development are high-risk enterprises, only occasionally providing high rewards. In addition to the normal competition for prospective ground, and the high average costs of discovery of an economic deposit, factors such as demand for commodities, stock market fluctuations affecting access to new capital, sovereign risk, environmental issues, labour disruption, project financing difficulties, foreign currency fluctuation and technical problems all affect the ability of a company to profit from any discovery.
There is no assurance that the exploration of the mineral interests owned by New Ratel, or any other projects that may be acquired in the future, will result in the discovery of an economic ore deposit. Even if an apparently viable deposit is identified, there is no guarantee that it can be profitably developed and exploited.

Commodity Price Volatility

It is anticipated that any revenues derived from mining will primarily be derived from the sale of gold or copper. Consequently, any future earnings are likely to be closely related to the price of these commodities and in the terms of any off-take agreements that are entered into. Commodity prices fluctuate and are affected by numerous factors beyond the control of New Ratel. These factors include world demand for gold and copper, forward selling by producers, and production cost levels in major metal-producing regions. Moreover, commodity prices are all affected by macroeconomic factors such as expectations regarding inflation, interest rates and global and regional demand for, and supply of, the commodity as well as general global economic conditions. These factors may have an adverse effect on New Ratel’s exploration, development and production activities, as well as on its ability to fund those activities.

Operating Risks

New Ratel may be subject to all the risks inherent in the establishment of a new mining operation with respect to New Ratel’s mineral assets that, in the future, move to the development phase. No assurances can be given to the level of viability that New Ratel’s operations may achieve.
The industry at times faces tightness and cost escalation for labour and materials which may have an impact on capital projects worldwide. Lower than expected productivity and late delivery of materials and equipment could also have an adverse impact on any future construction and commissioning schedules should any of New Ratel’s mineral assets move to the development and operating phases. No assurance can be given that the intended production schedules will be met or that the estimated operating cash costs and development costs will be accurate. In addition to engineering and operating factors, the profitability of mines will depend on the extent to which expected associated operating and capital costs are achieved.

Projects that proceed to development and operation, then face a commissioning period where amongst other things, mechanical issues, working capital issues or other unforeseeable risks may arise that could delay operations or impact on the cashflow needs of the project.

Operations in countries like Nigeria and Zambia involve an exposure to security related issues such as rebel activity, which may cause physical damage to property or other damage to the assets of New Ratel or its employees and others. The basis for this activity may be personally motivated, by ideology or for commercial gain and New Ratel may have limited control over or warning (if any) of such actions. Such actions could have an adverse effect on New Ratel or perceptions.

The operations of New Ratel, if production commences, may have to be shut down or may otherwise be disrupted by a variety of risks and hazards which are beyond the control of New Ratel, including environmental hazards, industrial accidents, technical failures, labour disputes, weather conditions, fire, explosions and other accidents at the mine, processing plant or related facilities.

These risks and hazards could also result in damage to, or destruction of, amongst other things, production facilities, personal injury, environmental damage, business interruption, monetary losses and possible legal liability. While New Ratel currently maintains insurance within ranges of coverage consistent with industry practice, no assurance can be given that New Ratel will be able to obtain such insurance coverage at reasonable rates (or at all), or that any coverage it obtains will be adequate and available to cover any such claims.

Title Risks

The tenements or licences in which New Ratel has or may earn an interest in may be subject to applications for renewal or grant (as the case may be). The renewal or grant of the term of each tenement or licence is usually at the discretion of the relevant government authority. Certain of the licences are subject to renewal on an ongoing basis, and there is no assurance such renewals will be granted.

If a tenement or licence is not renewed or granted, New Ratel may suffer significant damage through loss of the opportunity to develop and discover any mineral resources on that tenement or licence.
Competition with other companies

New Ratel will compete with other companies, including major international mineral exploration and mining companies. Some of these companies will have greater financial and other resources than New Ratel and, as a result, may be in a better position to compete for future business opportunities. Many of New Ratel’s competitors not only explore for and produce minerals, but also carry out refining operations and other products on a worldwide basis. There can be no assurance that New Ratel can compete effectively with these companies.

Environmental, Health, and Safety Laws and Regulation

Operations of mining companies are subject to extensive environmental, health, and safety regulation relating to the safety and health of employees, the protection of air and water quality, hazardous waste management, and mine reclamation in the various jurisdictions in which they operate. These regulations establish limits and conditions on the ability of a mining company to conduct its operations. The cost of compliance with these regulations can be significant. The regulatory environment could change in ways that would substantially increase its liability or the costs of compliance and that could have material affect on operations or financial position of New Ratel.

Host Country Economic Conditions Can Negatively Affect Project Development

There are risks attaching to exploration and mining operations in a developing country which are not necessarily present in a developed country. These include economic, social or political instability or change, hyperinflation, currency instability and changes of law affecting foreign ownership, government participation, taxation, working conditions, rates of exchange, exchange control, exploration licensing, export duties as well as government control over mineral properties.

Any future material adverse changes in government policies, representatives or legislation that affect foreign ownership, mineral exploration, development or mining activities may affect the viability and profitability of New Ratel or its rights to title or tenure.

Payment Obligations

Under the exploration permits and licences and certain other contractual agreements to which New Ratel (or its subsidiaries or affiliates) is or may in the future become party to, New Ratel is or may become subject to payment and other obligations. In particular, the licence holders are required to expend the funds necessary to meet the minimum work commitments attaching to the permits and licences. Failure to meet these work commitments may result in the licence being cancelled. Further, if any contractual obligations are not complied with when due, in addition to any other remedies which may be available to other parties, this could result in dilution or forfeiture of interests held by New Ratel.

Joint Venture Parties and Contractors

New Ratel will have joint venture partners in Zambia and Nigeria and there is a possibility that their interests may not align with those of New Ratel, which could result in joint venture disputes with an adverse effect on the value of New Ratel’s interest in the properties. The existence or occurrence of one or more of the following circumstances and events, for example, could have a material adverse impact on New Ratel’s profitability or the viability of its interests held through joint ventures, which could have a material adverse impact on future cash flows, earnings, results of operations and financial condition: disagreement with joint venture partners on how to develop and operate mines efficiently; inability of joint venture partners to meet their obligations to the joint venture or third parties; or litigation arising between joint venture partners regarding joint venture matters. New Ratel’s commercial dealings can expose it from time to time to allegations and claims which in New Ratel’s view are spurious and without foundation, but which New Ratel is obliged to respond or defend and thus may involve New Ratel in litigation or arbitration in other jurisdictions that can be costly.

Claims Against Our Title May Adversely Affect Our Business

Although reasonable precautions have been taken to ensure that legal title to New Ratel’s properties is properly documented, there can be no assurance of title to any of New Ratel’s property interests, or that such title will ultimately be secured. New Ratel’s property interests may be subject to prior unregistered agreements or transfers or other land claims, and title may be affected by undetected defects and adverse laws and regulations.

Integration of Any New Acquisitions

New Ratel’s business strategy is to expand in the future through acquisitions. Integrating acquisition targets is often costly and we may not be able to successfully integrate acquired companies with its existing operations without substantial costs, delays or other adverse operational or financial consequences. Integrating our acquired companies involves a number of risks that could materially and adversely affect our business, including:

•	the failure of the acquired companies to achieve expected results;
•	inability to retain key personnel of acquired companies;
•	risks associated with unanticipated events or liabilities; and

•	difficulties associated with establishing and maintaining uniform standards, controls, procedures and policies, including accounting and other financial controls and procedures.

Political Risk

New Ratel will hold interests in both gold and copper exploration projects in Nigeria and the Republic of Zambia, each of which may be considered to have high political and sovereign risk. Any material adverse changes in government policies or legislation of Nigeria or the Republic of Zambia, or any other country that New Ratel has economic interests in, that affect mineral exploration activities, may affect the viability and profitability of New Ratel.

Environmental Risks

New Ratel’s projects will be subject to regulations regarding environmental matters and the discharge of hazardous wastes and materials. The respective governments and other authorities that administer and enforce environmental laws determine these environmental requirements. New Ratel conducts its activities in an environmentally responsible manner and in accordance with applicable laws.
Although New Ratel believes that it is in compliance in all material respects with all the applicable environmental laws and regulations, there are certain risks inherent to its activities, such as accidental spills, leakages or other unforeseen circumstances, which could subject New Ratel to extensive liability.

Further, New Ratel may require approval from the relevant authorities before it can undertake activities that are likely to impact on the environment. Failure to obtain such approvals will prevent New Ratel from undertaking its desired activities. New Ratel is unable to predict the effect of additional environmental laws and regulations, which may be adopted in the future, including whether any such laws or regulations would materially increase New Ratel’s cost of doing business or affect its operations in any area.

Dependence on Key Management Personnel and Executives

New Ratel will be dependent upon the continued support and involvement of a number of key management personnel. The loss of the services of one or more of such personnel could have a material adverse effect on New Ratel. New Ratel’s ability to manage its exploration and development activities and, hence, its success, will depend in large part on the efforts of these individuals. New Ratel faces intense competition for qualified personnel and there can be no assurances it will be able to attract and retain personnel.

Foreign Currency Exchange Rates

New Ratel will maintain accounts in United States dollars and its operations in Nigeria and Zambia make New Ratel subject to foreign currency fluctuations. Foreign currency fluctuations are material to the extent that fluctuations between the U.S. dollar and/or U.S. dollar balances are material. New Ratel does not at present, nor does it plan in the future, to engage in foreign currency transactions to hedge exchange rate risks.

Financing Risks

Access to Financing

When a property is identified for potential acquisition or development, a substantial capital investment often will be required. New Ratel’s continued access to capital, through project financing or through credit facilities or other arrangements with acceptable terms is necessary for the success of its growth strategy. Attempts to secure the necessary capital may not be successful on favourable terms, or at all. Market conditions and other factors may not permit future project and acquisition financings on terms favourable to us. Our ability to arrange for financing on favourable terms, and the costs of such financing, are dependent on numerous factors, including general economic and capital market conditions, investor confidence, the continued success of current projects, the credit quality of the projects being financed, the political situation in the state in which the project is located and the continued existence of tax laws which are conducive to raising capital. If New Ratel is unable to secure capital through credit facilities or other arrangements, it may have to finance projects using equity financing which will have a dilutive effect on its shares. Any of these alternatives could have a material adverse effect on New Ratel’s growth prospects and financial condition.

Risks Relating to the New Ratel Shares

Share Market Conditions

The market price of shares may fall as well as rise and may be subject to unpredictable influences on the market for equities in general and resource stocks in particular. Neither New Ratel nor its directors warrant the future performance of New Ratel or any return on an investment in New Ratel.
Concentration of Share Ownership

Majority or significant shareholders may be able to exercise significant influence over all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions and such parties may not act in the best interests of New Ratel.
Market Fluctuation

In recent years, the stock market has experienced significant price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to the operating performance of these companies. Assuming the New Ratel Shares are listed on the TSX, the market price of New Ratel’s shares could similarly be subject to wide fluctuations in response to a number of factors, most of which New Ratel cannot control, including:

•	changes in securities analysts’ recommendations and their estimates of New Ratel’s financial performance;
•	the public’s reaction to our press releases, announcements and filings with securities regulatory authorities and those if its competitors;
•	changes in market valuations of similar companies;
•	investor perception of our industry or prospects;
•	additions or departures of key personnel;
•	commencement of or involvement in litigation;
•	changes in environmental and other governmental regulations;
•	announcements by us or our competitors of strategic alliances, significant contracts, new technologies, acquisitions, commercial relationships, joint ventures or capital commitments;
•	variations in New Ratel’s quarterly results of operations or cash flows or those of other companies;
•	revenues and operating results failing to meet the expectations of securities analysts or investors in a particular quarter;

•	future issuances and sales of New Ratel’s common shares; and
•	changes in general conditions in the domestic and worldwide economies, financial markets or the mining industry.

The impact of any of these risks and other factors beyond New Ratel’s control could cause the market price of New Ratel’s shares to decline significantly. In particular, the market price of New Ratel’s shares may be influenced by variations in commodity prices. This may cause share price to fluctuate with these underlying commodity prices, which are highly volatile.

Dividend Policy

Assuming New Ratel Shares are listed on the TSX, it is anticipated that, the payment of dividends will be at the discretion of the Board of Directors. The payment of any future dividends will depend upon earnings and New Ratel’s financial condition, current and anticipated cash needs and such other factors as the Board of Directors considers appropriate.

New Issue of Shares

New Ratel may issue equity securities to finance its activities in the future. In addition, outstanding options or warrants to purchase our common shares may be exercised, resulting in the issuance of additional common shares. While the Board of Directors is required to fulfill its fiduciary obligations in connection with the issuance of equity securities, New Ratel Shares may be issued in transactions with which not all shareholders agree, and such an issuance or a perception that such an issuance may occur could have a negative impact on the trading price of New Ratel Shares.

INDEBTEDNESS OF DIRECTORS12 AND EXECUTIVE OFFICERS

Other than in connection with any indebtedness that may be outstanding pursuant to the Loan Funded Share Plan, no existing director or executive officer of New Ratel nor any associate of such individual is indebted to New Ratel, or any other entity where the indebtedness is the subject of a guarantee, support agreement, letter of credit or similar arrangement provided by New Ratel or any of its subsidiaries.

LEGAL PROCEEDINGS AND REGULATORY ACTIONS

Legal Proceedings

Other than as disclosed under “Risk Factors – Exploration and Operational Related Risks – Litigation Related Risks”, below or in the Annual Information Form, there are no legal proceedings to which New Ratel is, or is likely to be, a party to or of which any of its properties are or are likely to be the subject.

Ghanaian Dispute

On November 27, 2012, the High Court of Ghana (the “Court”) set aside a stay order previously sought by CAML Ghana with respect to the proceedings brought against it by Westchester (the “Proceedings”). CAML Ghana launched an appeal against the decision on December 17, 2012, together with a motion to further stay the Proceedings pending the outcome of the appeal. The filing of written submissions with respect to the appeal is expected to be completed around May 2013. Thereafter, the Court will fix a date for hearing. The arbitration proceedings commenced by CAML Ghana against Westchester in the London Court of International Arbitration will be on hold until the appeal is resolved.

Regulatory Actions

There are currently no: (a) penalties or sanctions imposed against New Ratel by a court relating to securities legislation or by a securities regulatory authority; (b) other penalties or sanctions imposed by a court or regulatory body against New Ratel that would likely be considered important to a reasonable investor in making an investment decision in New Ratel; and (c) settlement agreements New Ratel entered into before a court relating to securities legislation or with a securities regulatory authority since New Ratel was incorporated.

INTEREST OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS

Other than as disclosed elsewhere in this Circular, no director, executive officer or shareholder that beneficially owns, or controls or directs, directly or indirectly, more than 10% of the issued New Ratel Shares, or any of their respective associates or affiliates, has any material interest, direct or indirect, in any transaction which has materially affected or is reasonably expected to materially affect New Ratel within three years preceding the date of this Circular.

AUDITOR

The auditors of New Ratel are BDO Pty Ltd (WA) located at 38 Station Street, Subiaco, WA, 6008.

TRANSFER AGENT AND REGISTRAR

The transfer agents and registrars for New Ratel are Computershare Investor Services Inc. located at 100 University Avenue, 8th Floor, Toronto, Ontario M5J 2Y1.

MATERIAL CONTRACTS

New Ratel or its subsidiaries have entered into and are currently party to the following contracts which may reasonably be regarded as material:

1.	the Plan of Merger;
2.	the Loan Funded Share Plan;
3.
Co-operation Agreement dated November 3, 2011 among the Company, Central Asia Minerals Limited and CAML Ghana in relation to pending arbitration and litigation proceedings between CAML Ghana and Westchester arising out of the Obuasi Farmin and Joint Venture Agreement dated November 18, 2008 between CAML Ghana and Westchester;

4.
The Segilola JV Agreement dated May 25, 2007 between SGL and TML whereby TML granted to SML the sole and exclusive right to earn up to a 51% interest in the mine tenements held by TML subject to the terms and conditions of the agreement;

5.	The Deed of Acknowledgement dated August 2009 between SGL and TML whereby TML acknowledges SGL’s acquisition of its 25% earn-in (option 1) to the mining tenements under the Segilola JV Agreement;
6.
The Mkushi Joint Venture Agreement (“Mkushi JV Agreement”) dated May 29, 2007 among CGA Mining Limited (“CGA”), Seringa Mining Limited (“SML”), African Eagle Resources (“AFE”) and Katanga Resources Ltd. (“Katanga”) whereby a joint venture company was incorporated with SML holding a 51% interest subject to the completion of a feasibility study;

7.	Deed of Assumption among the Company, CGA, Ratel Gold Limited (now renamed St. Augustine Gold & Copper Limited (“SAU”)), TML and SGL whereby the Company assumed all of the obligations of SAU pursuant to the Segilola JV Agreement with effect from the completion of a reorganization of SAU’s African property interests into the Company (the “Spin-out Reorganization”). The obligations of SAU include the joint venture partners having access to the same management and technical skills that were originally held by CGA; and

8.
Deed of Assumption among the Company, SAU, AFE Katanga and SML whereby the Company assumed all of the obligations of SAU pursuant to the Mkushi JV Agreement with effect from the completion of the Spin-out Reorganization and to which AFE and Katanga consent to the Company assuming the obligations of SAU. The obligations of SAU include feasibility expenditure up until the feasibility study is finalized and a decision to mine is reached, and the joint venture partners having access to the same management and technical skills that were held by SAU.

AUDIT AND CORPORATE GOVERNANCE

Board of Directors

National Instrument 52-110 – Audit Committees (“NI 52-110”) sets out the standard for director independence. Under NI 52-110, a director is independent if he or she has no direct or indirect material relationship with New Ratel. A material relationship is a relationship which could, in the view of the board of directors, be reasonably expected to interfere with the exercise of a director’s independent judgment. NI 52-110 also sets out certain situations where a director will automatically be considered to have a material relationship with New Ratel.

In addition to their positions on the board of directors of New Ratel, the following directors also serve as directors of the following reporting issuers or reporting issuer equivalent(s):

Name of Directors	Name of Other Reporting Issuers

Michael Carrick	B2Gold Corp.
Robert Scott	Sandfire Resources NL Amadeus Energy Limited Homeloans Limited
Phil Lockyer	Swick Mining Services Limited St Barbara Limited Focus Mineral Limited Perilya Limited
David Cruse	Odyssey Energy Limited

Position Descriptions

Michael Carrick is the Chair of the board of directors of New Ratel. The New Ratel board of directors has not adopted position descriptions for the Chair of the board of directors and for the chairs of each of its committees. The Chair of the board of directors will primarily be responsible for ensuring that the board of directors is functioning properly and that it is meeting its obligations and responsibilities to New Ratel under the BCBCA. The responsibilities of the chairman of the Audit Committee are set out in the Audit Committee charter which is mandated by the board of directors.
The board of directors of New Ratel has not adopted a position description for the CEO and the CEO will be allocated a role and responsibility as determined necessary from time to time.

Orientation and Continuing Education

Management of New Ratel will ensure that a new appointee to the board of directors receives the appropriate written materials to fully apprise him or her of the duties and responsibilities of a director pursuant to applicable law and policy. Each new director brings a different skill set and professional background, and with this information, the board of directors is able to determine what orientation to the nature and operations of New Ratel’s business will be necessary and relevant to each new director.

Board members have full access to New Ratel’s records (which will include the records of the Company upon completion of the Merger).

Ethical Business Conduct

The board of directors expects management to operate the business of New Ratel in a manner that enhances shareholder value and is consistent with the highest level of integrity. Management is expected to execute New Ratel’s business plan and to meet performance objectives and goals. In addition, the board of directors must comply with conflict of interest provisions in Canadian corporate law, including relevant securities regulatory instruments, in order to ensure that directors exercise independent judgment in considering transactions and agreements in respect of which a director or executive officer has a material interest.

Nomination of Directors

Given New Ratel’s and the Company’s current stage of development and size of its board of directors, the board is presently of the view that it functions effectively and will continue to function effectively as a committee of the whole with respect to the nomination of directors. The entire board will assess potential nominees and take responsibility for selecting new directors. The nominees are generally the result of recruitment efforts by the board members, including both formal and informal discussions among board members.

Board Mandate

The board of directors has not adopted a written mandate however it is required to monitor the management of the business and affairs of New Ratel and to act with a view to the best interests of New Ratel. The board of directors will oversee the development, adoption and implementation of New Ratel’s strategies and plans.

Board Committees

The board of directors of New Ratel has one committee: the Audit Committee. The Audit Committee and its members are described below.

Audit Committee

The purpose of the audit committee of New Ratel is to provide assistance to the board of directors in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of New Ratel and its subsidiaries. It is the objective of the audit committee to maintain a free and open means of communication among the board of directors New Ratel, the independent auditors and senior management of New Ratel.

The Audit Committee is comprised of Robert Scott, Phil Lockyer and David Cruse, each of whom are independent within the meaning of NI 52-110.  Each of the members is financially literate under Section 1.5 of NI 52-110. The education and experience of each Audit Committee member that is relevant to the performance of his responsibilities as an audit committee member is as follows:

Audit Committee Member	Education and Experience

Robert Scott
Mr Scott is a Fellow of the Institute of Chartered Accountants of Australia with over 35 years experience as a corporate advisor. Mr Scott is a former senior partner of the international accounting firms of KPMG and Arthur Andersen. Mr Scott currently holds directorships on Sandfire Resources NL, Amadeus Energy Limited and Homeloans Limited.

Phil Lockyer
Mr Lockyer is a Mining Engineer and Metallurgist with more than 40 years experience in the mining industry, with an emphasis on gold and nickel, in both underground and open pit mining operations.

Mr Lockyer was employed by WMC Resources for 20 years reaching the position of General Manager of Western Australia responsible for that company’s gold and nickel divisions. Mr Lockyer holds directorships on Swick Mining Services, St Barbara Limited, Focus Minerals Limited, and Perilya Limited.

David Cruse
Mr Cruse has had a long career in commerce and finance. He was a stockbroker for over 20 years, where he held senior management positions and directorships in the stockbroking industry, with particular focus on capital markets. Recently, Mr Cruse has been involved in the identification and commercialisation of a number of resource (including oil and gas) projects. Mr Cruse holds a directorship on the board of Odyssey Energy Limited.

Pre-Approval Policies and Procedures

The Audit Committee’s Charter sets out responsibilities regarding the provision of non-audit services by New Ratel’s external auditors, attached as Exhibit “I” to this Schedule “E”. This policy encourages consideration of whether the provision of services other than audit services is compatible with maintaining the auditor’s independence and requires Audit Committee preapproval of permitted audit and audit-related services.

Exhibit “I”
to SCHEDULE “E”

Audit Committee Charter

By appropriate resolution of the Board of Directors of New Ratel (“the Board”), the Audit Committee (the “Committee”) has been established as a standing committee of the Board with the terms of reference set forth below. Unless the context requires otherwise, the term “Company” in this Exhibit “I” to Schedule “E” refers to New Ratel and its subsidiaries.

1.	PURPOSE
1.1
The Committee is appointed by the Board of the “Company to assist the Board in fulfilling its financial management oversight responsibilities. The Committee's primary duties and responsibilities are to:

(a)	monitor the integrity of the Company's financial reporting process and system of internal controls regarding financial reporting and accounting compliance;
(b)	identify and monitor the management of the principal risks that could impact the financial reporting of the Company;
(c)	monitor the independence and performance of the Company's external auditor; and
(d)	provide an avenue of communication among the external auditor, management and the Board.
2.	AUTHORITY
The Committee has the authority to:

(a)	engage independent counsel and other advisors as it determines necessary to carry out its duties;
(b)	set and pay the compensation for any advisors employed by the Committee; and
(c)	communicate directly with the internal and external auditors.
3.	COMPOSITION
3.1
Committee members shall meet the requirements of the applicable securities regulatory rules and regulations. The Committee shall be comprised of at least three directors, as determined by the Board, each of whom shall be an “independent” director within the meaning of National Instrument 52-110 (“NI 52-110”) promulgated by the Canadian Securities Administrators and shall be free from any relationship that would interfere with the exercise of the director's independent judgment, provided that, the exemption in Section 3.9 of 52-110 is available for a period of up to one year commencing on the date of the receipt of the prospectus qualifying a distribution of securities that is the initial public offering of the Company. All members of the Committee shall be “financially literate” within the meaning of NI 52-110 and at least one member of the Committee shall have accounting or related financial management expertise.

3.2
The members of the Committee shall be appointed by the Board and shall serve until their successors are appointed. The Board shall have the power at any time to change the membership of the Committee and to fill vacancies in it, subject to the Committee continuing to satisfy the composition requirements mentioned above. The Board shall designate one member of the Committee as its Chair. If a Chair of the Committee is not designated or present at a meeting, the members of the Committee may designate a Chair for the meeting by majority vote of the Committee membership.

4.	MEETINGS
4.1	Except as expressly provided in this Charter or the Articles of the Company, the Committee shall fix its own rules of procedure.
4.2
The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the external auditor, and as a Committee to discuss any matter that the Committee or each of these groups believes should be discussed. In addition, the Committee should communicate with management quarterly as part of their review of the Company's interim financial statements and management's discussion and analysis.

4.3
At all meetings of the Committee, the presence of a majority of the members will constitute a quorum for the transaction of the business and the vote of a majority of the members present shall be the act of the Committee.

4.4
The Chair, any member of the Audit Committee, the external auditors, the Chairman of the Board, or the Chief Executive Officer or the Chief Financial Officer may call a meeting of the Audit Committee by notifying the Company’s Corporate Secretary who will notify the members of the Audit Committee. The Chair shall chair all Audit Committee meetings that he or she attends, and in the absence of the Chair, the members of the Audit Committee present may appoint a chair from their number for a meeting.

4.5
Members of the Committee may participate in a meeting of the Committee by conference telephone or similar communications equipment by means of which all people participating in the meeting can hear each other and participation in such a meeting will constitute presence in person at such a meeting.

4.6
Any action required or permitted to be taken at any meeting of the Committee may be taken without a meeting if all of its members consent in writing to the action and such writing is filed with the records of proceedings of the Committee.

4.7	The Committee shall have unrestricted access to the Company’s management and employees and the books and records of the Company.
4.8	Directors not on the Committee may attend meetings at their discretion. At the invitation of the Chair of the Committee, members of management and outside consultants may attend Committee meetings.
5.	RESPONSIBILITIES
Review Procedures

5.1
The Committee shall have the functions and responsibilities set out below as well as any other functions that are specifically delegated to the Committee by the Board and that the Board is authorized to delegate by applicable laws and regulations. In addition to these functions and responsibilities, the Committee shall perform the duties required of an audit committee by any exchange upon which securities of the Company are traded, or any governmental or regulatory body exercising authority over the Company, as are in effect from time to time (collectively, the “Applicable Requirements”).
5.2	Review and update, if applicable or necessary, this Audit Committee Charter annually and submit any amended Audit Committee Charter to the Board for approval.
5.3
Review the Company's annual audited financial statements, related management's discussion and analysis ("MD&A") and related documents prior to filing or distribution. This review should include discussion with management and the external auditor of significant issues regarding accounting principles, practices, and significant management estimates and judgments.

5.4
Review with financial management the Company's quarterly financial results and related documents prior to the release of earnings and/or the Company's quarterly financial statements, the auditor’s review report thereon, related MD&A and related documents prior to filing or distribution. As part of this review, the Committee should discuss any significant changes to the Company's accounting principles.

5.5
Review all filings with government agencies in Canada and assess the compliance of the Company in relation to governmental and stock exchange regulations as they apply to the Company respecting processes and controls.

5.6	Review all annual and interim earnings press releases before the Company publicly discloses the information.
5.7	Review the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.
5.8
Review policies and procedures with respect to directors' and officers' expense accounts and management perquisites and benefits, including their use of corporate assets and expenditures related to executive travel and entertainment.

5.9	Discuss with management, the auditors and internal legal counsel, as requested, any litigation claim or other contingency that could have a material effect on the financial statements.
5.10
Ensure that adequate procedures are in place for the review of the Company's public disclosure of financial information extracted or derived from the Company's financial statements, as well as review any financial information and earnings guidance provided to analysts and rating agencies, and periodically assess the adequacy of those procedures.

External Auditor

5.11
The external auditor is ultimately accountable to the Committee and the Board, as representative of the shareholders. The Committee shall review the independence and performance of the auditor and annually recommend to the Board the appointment of the external auditor or approve any discharge of the external auditor when circumstances warrant.

5.12	Approve the fees and other significant compensation to be paid to the external auditor.\
5.13
At least annually, the Audit Committee shall review the qualifications and performance of the lead partner(s) of the auditors and determine whether it is appropriate to adopt or continue a policy of rotating lead partners of the external auditors.

5.14	Obtain annually, a formal written statement from the external auditor setting forth all relationships between the external auditor and the Company.

5.15	On an annual basis, the Committee should review and discuss with the external auditor all significant relationships the auditor has with the Company that could impair the auditor's independence.
5.16
Take, or recommend that the Board take, appropriate action to oversee the independence of the external auditor, including the resolution of disagreements between management and the external auditor regarding financial reporting.

5.17	Review the external auditor's audit plan, discuss and approve audit scope, staffing, locations, reliance upon management and general audit approach.
5.18
Prior to releasing the year-end financial report, the Committee will discuss the results of the audit with the external auditor. The auditor will review with the Committee any matters required to be communicated to audit committees in accordance with the standards established by the Canadian Institute of Chartered Accountants.

5.19
At each meeting, where desired, consult with the external auditor, without the presence of management, about the quality of the Company's accounting principles, internal controls and the completeness and accuracy of the Company's financial statements.

5.20	Review and approve the Company's hiring policies regarding partners, employees and former partners and employees of the present and, if applicable, former external auditor of the Company.
5.21
Review and pre-approve all audit and audit-related services and the fees and other compensation related thereto, and any non-audit services, provided by the Company's external auditor. The authority to pre-approve non-audit services may be delegated by the Committee to one or more independent members of the Committee, provided that such pre-approval must be presented to the Committee's first scheduled meeting following such pre-approval. Pre-approval of non-audit services is satisfied if:

a.
the aggregate amount of all the non-audit services that were not pre-approved is reasonably expected to constitute no more than 5% of the total amount of fees paid by the Company and subsidiaries to the Company's external auditor during the fiscal year in which the services are provided;

b.	the Company or a subsidiary did not recognize the services as non-audit services at the time of the engagement; and
c.
the services are promptly brought to the attention of the Committee and approved, prior to completion of the audit, by the Committee or by one or more of its members to whom authority to grant such approvals has been delegated by the Committee.

Financial Reporting Processes

5.22
The Audit Committee shall require management to implement and maintain appropriate systems of internal controls in accordance with Applicable Requirements, including internal controls over financial reporting and disclosure and to review, evaluate and approve these procedures. At least annually, the Audit Committee shall consider and review with management and the auditors:

(a)
the effectiveness of, or weaknesses or deficiencies in: the design or operation of the Company’s internal controls (including computerized information system controls and security); the overall control environment for managing business risks; and accounting, financial and disclosure controls (including, without limitation, controls over financial reporting), non-financial controls, and legal and regulatory controls and the impact of any identified weaknesses in internal controls on management’s conclusions;

(b)	any significant changes in internal controls over financial reporting that are disclosed, or considered for disclosure, including those in the Company’s periodic regulatory filings;
(c)	any material issues raised by any inquiry or investigation by the Company’s regulators;
(d)
the Company’s fraud prevention and detection program, including deficiencies in internal controls that may impact the integrity of financial information, or may expose the Company to other significant internal or external fraud losses and the extent of those losses and any disciplinary action in respect of fraud taken against management or other employees who have a significant role in financial reporting; and

(e)
any related significant issues and recommendations of the auditors together with management’s responses thereto, including the timetable for implementation of recommendations to correct weaknesses in internal controls over financial reporting and disclosure controls.

The Committee should discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. The review will include a consideration of any significant findings prepared by the external auditor together with management's responses.

5.23	Review the effectiveness of the overall process for identifying the principal risks affecting financial reporting and provide the Committee's views to the Board.
5.24
Review analyses prepared by management and/or the external auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

5.25	Consider and approve, if appropriate, changes to the Company's auditing and accounting principles and practices as suggested by the external auditor and management.
5.26	Review significant judgments made by management in the preparation of the financial statements and the view of the external auditor as to appropriateness of such judgments.
5.27
Following completion of the annual audit, review separately with management and the external auditor any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

5.28	Review any significant disagreement among management and the external auditor in connection with the preparation of the financial statements.
5.29	Review with the external auditor and management the extent to which changes and improvements in financial or accounting practices have been implemented.
5.30	Review any complaints or concerns about any questionable accounting, internal accounting controls or auditing matters.
5.31	Review the financial disclosures certification process.
5.32
Establish procedure for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters or any material violation of securities laws or other laws, rules or regulations applicable to the Company and the operation of its business. Any such complaints or concerns that are received shall be reviewed by the Audit Committee and, if the Audit Committee determines that the matter requires further investigation, it will direct the Chair of the Audit Committee to engage outside advisors, as necessary or appropriate, to investigate the matter and will work with management and the general counsel to reach a satisfactory conclusion.

Other Committee Responsibilities

5.33	Annually assess the effectiveness of the Committee against this Audit Committee Charter and report the results of the assessment to the Board.
5.34	The Audit Committee shall review and discuss with management the appointment of key financial executives and recommend qualified candidates to the Board, as appropriate.
5.35	As required under Securities Rules, prepare and disclose a summary of the Audit Committee Charter in applicable continuous disclosure documents.
5.36	Perform any other activities consistent with this Audit Committee Charter, the Company's articles, and governing law, as the Committee or the Board deems necessary or appropriate.
5.37	Maintain minutes of meetings and report to the Board on significant matters arising at Committee meetings at the next scheduled meeting of the Board.
Other Duties

5.38	Periodically conduct a self-assessment of Committee performance.
5.39	Review financial and accounting personnel succession planning within the Company.
5.40	Annually review a summary of director and officers' related party transactions and potential conflicts of interest.
6.	NO RIGHTS CREATED
This Charter is a statement of broad policies and is intended as a component of the flexible governance framework within which the Audit Committee functions. While it should be interpreted in the context of all applicable laws, regulations and listing requirements, as well as in the context of the Company’s Articles and By-laws, it is not intended to establish any legally binding obligations.

7.	CHARTER REVIEW
This Charter was adopted by the Board and the Committee shall review and update this Charter annually and present it to the Board for approval.